Exhibit 10.6

AMENDMENT NUMBER THREE TO SECOND AMENDED
AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NUMBER THREE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of June 2, 2016, is entered into by and among ADVANCEPIERRE FOODS, INC., a Delaware corporation (“Borrower”), the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with any successor administrative agent, “Agent”).

W I T N E S S E T H

WHEREAS, Borrower, Lenders, and Agent are parties to that certain Second Amended and Restated Credit Agreement, dated as of October 10, 2012 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, Borrower has requested that Agent and Lenders agree to amend the Existing Credit Agreement on and subject to the terms and conditions set forth herein; and

WHEREAS, subject to the satisfaction of the conditions set forth in this Amendment, Agent and the Lenders are willing to so amend the Existing Credit Agreement, in each case, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                      Defined Terms.  All initially capitalized terms used herein (including the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Existing Credit Agreement (including Schedule 1.1 thereto), as amended hereby (as so amended, the “Credit Agreement”).

2.                                      Amendments to Credit Agreement.  Each of the parties hereto agrees that, effective as of the Amendment Effective Date, the Credit Agreement, including certain schedules and exhibits attached thereto, shall be amended as follows:

(a)                                 The Credit Agreement and Schedule 1.1 thereto are each hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement and Schedule 1.1 thereto attached as Exhibit A hereto.

(b)                                 Each of the schedules to the Credit Agreement (other than Schedule 3.1 and Schedule 3.6) are hereby amended and modified by replacing such schedules in their entirety with the schedules attached as Exhibit B hereto.

(c)                                  Each of the following exhibits to the Credit Agreement are hereby amended and modified by replacing such exhibits in their entirety with the corresponding exhibits attached as Exhibit C hereto: Exhibit B-1 (Form of Borrowing Base Certificate) and Exhibit C-1 (Form of Compliance Certificate).

3.                                      Conditions Precedent to Amendment. The satisfaction (or waiver in writing by Agent) of each of the conditions precedent set forth on Exhibit D attached hereto (the execution and delivery of this Amendment by a Lender being conclusively deemed to be its satisfaction or waiver of such conditions precedent) shall constitute conditions precedent to the effectiveness of this Amendment (such date being the “Amendment Effective Date”).

4.                                      Representations and Warranties. Borrower hereby represents and warrants to Agent and each other member of the Lender Group as follows:

(a)                                 The execution, delivery, and performance by each Loan Party of each Loan Document to which it is a party (as amended on the Amendment Effective date, as applicable) (i) have been duly authorized by all necessary corporate or other organizational action of such Loan Party and (ii) do not and will not (A) contravene the terms of such Loan Party’s Governing Documents or (B) conflict with, result in a breach of, or constitute (with due notice of lapse of time or both), after giving effect to the Transactions, a default under the Intercreditor Agreement or the Term Loan Documents.

(b)                                 This Amendment is, and each other Loan Document to which Borrower is a party, when executed and delivered by Borrower, will be the legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

(c)                                  No Default or Event of Default has occurred and is continuing as of the Amendment Effective Date, and no condition exists, as of the Amendment Effective Date, which constitutes a Default or an Event of Default.

(d)                                 The representations and warranties of each of the Loan Parties set forth in this Amendment, the Credit Agreement (after giving effect to this Amendment), and the other Loan Documents (as amended on the Amendment Effective Date, if and to the extent applicable) to which it is a party are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties were true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).

5.                                      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.  THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE PROVISION SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

6.                                      Amendments.  This Amendment cannot be altered, amended, changed or modified in any respect except in accordance with Section 14.1 of the Credit Agreement.

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7.                                      Counterpart Execution.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment.  Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

8.                                      Effect on Loan Documents.

(a)                                 The Credit Agreement and each of the other Loan Documents (as amended, to the extent applicable) shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects.  The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein or in any other amendment to any other Loan Document as of the Amendment Effective Date, as a modification or waiver of any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document.  Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement shall remain unchanged and in full force and effect.  The waivers, consents and modifications set forth herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse any future non-compliance with the Loan Documents nor operate as a waiver of any Default or Event of Default, shall not operate as a consent to any further waiver, consent or amendment or other matter under the Loan Documents, and shall not be construed as an indication that any future waiver or amendment of covenants or any other provision of the Credit Agreement will be agreed to, it being understood that the granting or denying of any waiver or amendment which may hereafter be requested by Borrower remains in the sole and absolute discretion of Agent and Lenders.

(b)                                 Upon and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(c)                                  This Amendment shall constitute a “Loan Document” for all purposes.

(d)                                 Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Amendment refer to this Amendment as a whole and not to any particular provision of this Amendment.  Section, subsection, clause, schedule, and exhibit references herein are to this Amendment unless otherwise specified.  Any reference in this Amendment to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).

9.                                      Entire Agreement.  This Amendment, and the terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the

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parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

10.                               Integration.  This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

11.                               Reaffirmation of Obligations.  Borrower hereby (a) acknowledges and reaffirms its obligations owing to Agent, each member of the Lender Group, and the Bank Product Providers under each Loan Document (as amended hereby or otherwise on the Amendment Effective Date, if and to the extent applicable) to which it is a party, and (b) agrees that each of the Loan Documents (as amended hereby or otherwise on the Amendment Effective Date, if and to the extent applicable)  to which it is a party is and shall remain in full force and effect.  Borrower hereby (i) further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted by Borrower, pursuant to and in connection with the Security Agreement (as defined in the Existing Credit Agreement) or any other Loan Document (as defined in the Existing Credit Agreement) to Agent, on behalf and for the benefit of each member of the Lender Group and each Bank Product Provider, as collateral security for the Obligations, and (ii) acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for the Obligations (as defined in the Existing Credit Agreement), continue to be and remain Collateral for the Obligations from and after the date hereof (including, without limitation, from and after giving effect to this Amendment).

12.                               Ratification.  Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents (as amended hereby or otherwise on the Amendment Effective Date, if and to the extent applicable) to which it is a party effective as of the date hereof and as modified hereby.

13.                               Severability.  In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

“Borrower”
ADVANCEPIERRE FOODS, INC.,
a Delaware corporation

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NUMBER THREE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

“Agent” and “Lender”
WELLS FARGO CAPITAL FINANCE, LLC,
a Delaware limited liability company

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NUMBER THREE TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

“Lender”
BANK OF MONTREAL

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NUMBER THREE TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

EXHIBIT A

AMENDMENTS TO CREDIT AGREEMENT AND SCHEDULE 1.1

~~EXECUTION~~ VERSION

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

by and among

ADVANCEPIERRE FOODS, INC.

as Borrower,

THE LENDERS THAT ARE SIGNATORIES HERETO

as the Lenders,

and

WELLS FARGO CAPITAL FINANCE, LLC

as Agent

~~Dated as of~~Closing Date - October 10, 2012

Amendment Effective Date — June 2, 2016

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), is entered into as of October 10, 2012, by and among the lenders identified on the signature pages hereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender” as that term is hereinafter further defined), WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”), and ADVANCEPIERRE FOODS, INC. (formerly known as Pierre Foods, Inc.), a Delaware corporation (“Borrower”).

WHEREAS, Agent, Lenders, and Borrower are parties to that certain Amended and Restated Credit Agreement, dated as of September 30, 2010 (as amended, supplemented, or otherwise modified from time to time prior to the date hereof, the “Original Credit Agreement”); and

WHEREAS, Agent, Lenders, and Borrower desire to amend and restate the Original Credit Agreement in its entirety subject to the terms and conditions set forth herein, it being understood that no repayment of the obligations under the Original Credit Agreement is being effected hereby, but merely an amendment and restatement in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend and restate the Original Credit Agreement in its entirety as follows:

1.              DEFINITIONS AND CONSTRUCTION.

1.1                               Definitions.  Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.

1.2                               Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, that if Borrower notifies Agent that Borrower requests an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Agent notifies Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Agent and Borrower shall negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and ~~Borrower~~Parent and its Restricted Subsidiaries after such Accounting Change conform as nearly as possible to their respective positions ~~as of the date of this Agreement~~immediately before such Accounting Change took effect and, until any such amendments have been agreed upon and agreed to by the Required Lenders and Borrower, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred.  When used herein, the term “financial statements” shall include the notes and schedules thereto.  Whenever the term “~~Borrower~~Parent” is used in respect of a financial covenant or a related definition, it shall be understood to mean ~~Borrower~~Parent and its Restricted Subsidiaries on a consolidated basis, unless the context clearly requires otherwise.  Notwithstanding anything to the contrary contained herein, ~~(a)~~ all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards ~~No. 159~~Board’s Accounting Standards Codification Topic 825 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof~~, and (b) the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is (i) unqualified, and (ii) does not include any explanation, supplemental comment, or other comment, in each case, concerning the ability of the applicable Person to continue as a going concern or concerning the scope of the audit; provided, that it shall not be a violation of the~~

~~foregoing, if the report and opinion accompanying the financial statements for the fiscal year ending immediately prior to the Maturity Date is subject to a “going concern” or other qualification solely as a result of such impending Maturity Date)~~.  Whether a lease constitutes a Capitalized Lease Obligation shall be determined in accordance with GAAP ~~and policies in conformity with those used to prepare the financial statements of Borrower and its Subsidiaries fiscal year ended December 31, 2011~~as in effect on the Amendment Effective Date.

1.3                               Code.  Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.

1.4                               Construction.  Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be.  Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  Any reference in this Agreement or in any other Loan Document to any definition set forth in, or any term as defined in, any agreement, instrument, or document as in effect on the Closing Date or the Amendment Effective Date (or words of similar import), that includes reference to other definitions or defined terms shall be deemed to reference such other definitions or defined terms as they are in effect as of the Closing Date or as of the Amendment Effective Date, as applicable.  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties.  Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any premium, if any, applicable to the repayment of the Loans, (ii) all Lender Group Expenses that have accrued and are unpaid regardless of whether demand has been made therefor, and (iii) all fees or charges that have accrued hereunder or under any other Loan Document (including the Letter of Credit Fee and the Unused Line Fee) and are unpaid, (b) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization, (c) in the case of obligations with respect to Bank Products (other than Hedge Obligations), providing Bank Product Collateralization, (d) the receipt by Agent of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses), and for which the amount of such contingent Obligations can be reasonably estimated, such cash collateral to be in such amount as Agent reasonably determines is appropriate to secure the amount of such contingent Obligations, (e) the payment or repayment in full in immediately available funds of all other outstanding Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Hedge Agreements provided by Hedge Providers) other than (i) unasserted contingent indemnification Obligations and unasserted Lender Group Expenses, (ii) any Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed, by their terms or otherwise, by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (iii) any Hedge Obligations that, at such time, are allowed, by their terms or otherwise, by the applicable Hedge Provider to remain outstanding without being required to be repaid, and (f) the termination of all of the Commitments of the Lenders.  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.  Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.

1.5                               Schedules and Exhibits.  All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

1.6                               Time References.  Unless the context of this Agreement or any other Loan Document clearly requires otherwise, all references to time of day refer to Pacific standard time or Pacific daylight saving time, as in effect in Los Angeles, California on such day.  For purposes of the computation of a period of time from a specified date to a later specified date, unless otherwise expressly provided, the word “from” means “from and including” and the words “to” and “until” each means “to and including”; provided, that with respect to a computation of fees or interest payable to Agent or any Lender, such period shall in any event consist of at least one full day.

1.7                               Limited Condition Acquisition.  Notwithstanding anything to the contrary in this Agreement, for purposes of (i) determining compliance with any provision of this Agreement that requires the calculation of the Fixed Charge Coverage Ratio or the Total Net Leverage Ratio, (ii) determining compliance with representations and warranties or the occurrence of any Default or Event of Default (other than as a condition to the making of any Advance or the issuance of any Letter of Credit) or (iii) testing availability under baskets set forth herein (including baskets measured as a percentage of EBITDA), in each case, in connection with a Permitted Acquisition or another Permitted Investment by one or more of Parent and its Restricted Subsidiaries, in each case the consummation of which is not conditioned on the availability of, or on obtaining, third-party financing (any such acquisition, a “Limited Condition Acquisition”), at the option of Borrower (Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), the date of determination of whether any such Limited Condition Acquisition is permitted hereunder shall be deemed to be the date that the definitive agreement for such Limited Condition Acquisition is entered into (the “LCA Test Date”), and if, after giving pro forma effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent Calculation Period ending prior to the LCA Test Date, Parent or its applicable Restricted Subsidiary could have taken such action on the relevant LCA Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with for such Limited Condition Acquisition.  For the avoidance of doubt, if Borrower has made an LCA Election and any of the ratios or baskets for which compliance was determined or tested as of the LCA Test Date (including with respect to the incurrence of any Indebtedness) are exceeded as a result of fluctuations in any such ratio or basket (including due to fluctuations of the target of any Limited Condition Acquisition) at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations.  If Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket (other than for purposes of calculating compliance with (x) the financial covenant set forth in Section 7 or (y) the Payment Conditions) on or following the relevant LCA Test Date and prior to the earlier of (i) the date on which such Limited Condition Acquisition is consummated or (ii) the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated; provided, that such Limited Condition Acquisition shall be actually consummated within 180 days or the relevant “drop-dead date” (as extended), if shorter, of the relevant LCA Test Date. Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts in connection with such substantially concurrent incurrence.

2.              LOANS AND TERMS OF PAYMENT.

2.1       Revolver Advances.

(a)                                 Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Revolving Lender agrees (severally, not jointly or jointly and severally) to make revolving loans (“Advances”) to Borrower in an amount at any one time outstanding not to exceed the lesser of (i) such Lender’s Revolver Commitment, or (ii) such Lender’s Pro Rata Share of an amount equal to the lesser of (A) the amount equal to (1) the Maximum Revolver Amount less (2) the sum of (y) the Letter of Credit Usage at such time, plus (z) the principal amount of Swing Loans outstanding at such time, and (B) the amount equal to (1) the Borrowing Base ~~at such time~~as of such date (based upon the most recent Borrowing Base Certificate delivered by Borrower to Agent, as adjusted for Reserves established by Agent in accordance with Section 2.1(c)), less (2) the sum of (y) the Letter of Credit Usage at such time, plus (z) the principal amount of Swing Loans outstanding at such time.

(b)                                 Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.  The outstanding principal amount of the Advances, together with interest accrued and unpaid thereon, shall constitute Obligations and shall be due and payable on the Maturity Date or, if earlier, on the date on which they ~~are declared~~otherwise become due and payable pursuant to the terms of this Agreement.

(c)                                  Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right (but not the obligation) at any time, in the exercise of its Permitted Discretion, to establish ~~reserves~~and increase or decrease Reserves and Bank Product Reserves against the Borrowing Base ~~in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, including reserves with respect to (i) sums that Borrower or its Subsidiaries are required to pay under any Section of this Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay, and (ii) amounts owing by Borrower or its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Borrowing Base Collateral (other than a Permitted Lien), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent’s Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Borrowing Base Collateral; provided, that reserves shall bear~~or the Maximum Revolver Amount; provided, that Agent shall notify Borrower at least 5 Business Days prior to the date on which any such Reserve or Bank Product Reserve is to be established or increased, but a non-willful failure of Agent to so notify Borrower shall not be a breach of this Agreement and shall not cause such establishment or increase of any such Reserve or Bank Product Reserve to be ineffective; provided, further, that (A) Borrower may not obtain any new Advances (including Swing Loans) or Letters of Credit to the extent that such Advances (including Swing Loans) or Letter of Credit would cause an Overadvance after giving effect to the establishment or increase of such Reserve or Bank Product Reserve as set forth in such notice; (B) no such prior notice shall be required for changes to any Reserves resulting solely by virtue of mathematical calculations of the amount of such Reserves in accordance with the methodology of calculation set forth in this Agreement or previously utilized; (C) no such prior notice shall be required during the continuance of any Event of Default; and (D) no such prior notice shall be required with respect to any Reserve established in respect of any Lien that has priority over Agent’s Liens on the Collateral.  Upon notice of or establishment or increase in Reserves or Bank Product Reserves, Agent agrees to make itself available to discuss the Reserve or Bank Product Reserve or the increase, and Borrower may take such action as may be required so that the event, condition, circumstance, or fact that is the basis for such reserve or increase no longer exists, in a manner and to the extent reasonably satisfactory to Agent in the exercise of its Permitted Discretion.  The amount of any Reserve or Bank Product

Reserve established by Agent, and any changes to the eligibility criteria set forth in the definitions of Eligible Accounts, Eligible Credit Card Receivables, and Eligible Inventory shall have a commercially reasonable relationship to the ~~cost, risk, or other matter reserved for,~~event, condition, other circumstance or fact that is the basis for such reserve or change in eligibility and shall not be duplicative of any other reserve established and currently maintained and shall not duplicate eligibility criteria contained in the ~~definitions~~determination of “Eligible Accounts”, “Eligible Credit Card Receivables” or “Eligible Inventory” or matters taken into account in the determination of the Borrowing Base.

2.2       [Intentionally Omitted]

2.3       Borrowing Procedures and Settlements.

(a)                                 Procedure for Borrowing.  Each Borrowing shall be made by a written request by an Authorized Person delivered to Agent and received by Agent no later than ~~1:00 p~~10:00 a.m. (~~Massachusetts time) (~~i) on the Business Day that is the requested Funding Date in the case of a request for a Swing Loan, ~~and~~ (ii) on the Business Day that is 1 Business Day prior to the requested Funding Date in the case of a request for a Base Rate Loan, and (iii) on the Business Day that is 3 Business Days prior to the requested Funded Date in the case of all other requests, specifying (~~i~~A) the amount of such Borrowing, and (~~ii~~B) the requested Funding Date, which shall be a Business Day; provided, that Agent may, in its sole discretion, elect to accept as timely requests that are received later than ~~1:00 p~~10:00 a.m. ~~(Massachusetts time)~~ on the applicable Business Day.  At Agent’s election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time.  In such circumstances, Borrower agrees that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such telephonic notice, but the failure to provide such written confirmation shall not affect the validity of the request.

(b)                                 Making of Swing Loans.  In the case of a request for an Advance and so long as either (i) the aggregate amount of Swing Loans made since the last Settlement Date, minus all payments or other amounts applied to Swing Loans since the last Settlement Date, plus the amount of the requested Swing Loan does not exceed $20,000,000, or (ii) Swing Lender, in its sole discretion, agrees to make a Swing Loan notwithstanding the foregoing limitation, Swing Lender shall make an Advance (any such Advance made by Swing Lender pursuant to this Section 2.3(b) being referred to as a “Swing Loan” and all such Advances being referred to as “Swing Loans”) available to Borrower on the Funding Date applicable thereto by transferring immediately available funds in the amount of such requested Borrowing to the Designated Account.  Each Swing Loan shall be deemed to be an Advance hereunder and shall be subject to all the terms and conditions (including Section 3) applicable to other Advances, except that all payments (including interest) on any Swing Loan shall be payable to Swing Lender solely for its own account.  Subject to the provisions of Section 2.3(d)(ii), Swing Lender shall not make and shall not be obligated to make any Swing Loan if Swing Lender has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Availability on such Funding Date.  Swing Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any Swing Loan.  The Swing Loans shall be secured by the Agent’s Liens, constitute Advances and Obligations, and bear interest at the rate applicable from time to time to Base Rate Loans.

(c)                                  Making of ~~Loans~~Advances.

(i)                                     In the event that Swing Lender is not obligated to make a Swing Loan, then after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall notify the Lenders by telecopy, telephone, email, or other electronic form of transmission, of the requested Borrowing; such notification to be sent on the Business Day that is at least 1 Business Day prior to the requested Funding Date.  Each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent’s Account, not later than ~~1:00 p~~10:00 a.m. ~~(Massachusetts~~

~~time)~~ on the Business Day that is the requested Funding Date.  After Agent’s receipt of the proceeds of such Advances from the Lenders, Agent shall make the proceeds thereof available to Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to the Designated Account; provided, that, subject to the provisions of Section 2.3(d)(ii), no Lender shall have ~~the~~an obligation to make any Advance if (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.

(ii)                                  Unless Agent receives notice from a Lender prior to ~~11:59~~9:30 a.m. ~~(Massachusetts time)~~ on the Business Day that is the requested Funding Date relative to a requested Borrowing as to which Agent has notified the Lenders of a requested Borrowing that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender’s Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount.  If, on the requested Funding Date, any Lender shall not have remitted the full amount that it is required to make available to Agent in immediately available funds and if Agent has made available to Borrower such amount, then such Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent’s Account no later than ~~1:00 p~~10:00 a.m. ~~(Massachusetts time)~~ on the Business Day that is the first Business Day after the requested Funding Date (in which case, the interest accrued on such Lender’s portion of such Borrowing for the Funding Date shall be for Agent’s separate account).  If any Lender shall not remit the full amount that it is required to make available to Agent in immediately available funds as and when required hereby and if Agent has made available to Borrower such amount, then that Lender shall be obligated to immediately remit such amount to Agent, together with interest at the Defaulting Lender Rate for each day until the date on which such amount is so remitted.  A notice submitted by Agent to any Lender with respect to amounts owing under this Section 2.3(c)(ii) shall be conclusive, absent manifest error.  If the amount that a Lender is required to remit is made available to Agent, then such payment to Agent shall constitute such Lender’s Advance for all purposes of this Agreement.  If such amount is not made available to Agent on or prior to the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Revolving Loans composing such Borrowing.

(d)                                 Protective Advances and Optional Overadvances.

(i)                                     Any contrary provision of this Agreement or any other Loan Document notwithstanding, but subject to Section 2.3(d)(iv), and notwithstanding whether Overadvances exist or whether the principal amount of Overadvances exceeds the limits set forth in Section 2.3(d)(ii), Agent hereby is authorized by Borrower and the Lenders, from time to time, in Agent’s sole discretion, (A) at any time after the occurrence and during the continuance of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 3 are not satisfied, to make Advances to, or for the benefit of, Borrower on behalf of the Lenders that Agent, in its Permitted Discretion, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, or (2) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations) (any of the Advances described in this Section 2.3(d)(i) shall be referred to as “Protective Advances”), so long as, after giving effect to a Protective Advance ~~and subject to clause (iv) below~~, the aggregate outstanding amount of all Protective Advances does not exceed the lesser of (x) $15,000,000 and (y) 10% of the Borrowing Base.

(ii)                                  Any contrary provision of this Agreement or any other Loan Document notwithstanding, but subject to Section 2.3(d)(iv), the Lenders hereby authorize Agent or Swing Lender, as applicable, and either Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrower notwithstanding that an

Overadvance exists or would be created thereby, so long as (A) after giving effect to such Advances ~~and subject to clause (iv) below~~, the outstanding Revolver Usage does not exceed the Borrowing Base by more than the lesser of (x) $15,000,000 and (y) 10% of the Borrowing Base, and (B) after giving effect to such Advances, the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount.  In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by ~~the immediately foregoing provisions~~this Section 2.3(d), regardless of the amount of, or reason for, such excess, Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value~~)~~, in which case Agent may make such Overadvances and provide notice as promptly as practicable thereafter), and the ~~Revolving~~ Lenders thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrower to an amount permitted by the preceding sentence.  In such circumstances, if any ~~Revolving~~ Lender objects to the proposed terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.  The foregoing provisions are meant for the benefit of the Lenders and Agent and are not meant for the benefit of Borrower, which shall continue to be bound by the provisions of Section ~~2.5.  Each Revolving Lender shall be obligated to settle with Agent as provided in Section 2.3(e) or Section 2.3(g), as applicable, for the amount of such Lender’s Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.3(d)(ii), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.~~2.4(e).

(iii)                               Each Protective Advance and each Overadvance (each, an “Extraordinary Advance”) shall be deemed to be an Advance hereunder, except that no Extraordinary Advance shall be eligible to be a LIBOR Rate Loan ~~and, prior~~.  Prior to Settlement ~~therefor~~of any Extraordinary Advance, all payments ~~on the Extraordinary Advances~~with respect thereto, including interest thereon, shall be payable to Agent solely for its own account. Notwithstanding anything contained herein to the contrary, the authorization provided to Agent to make Protective Advances and Overadvances as set forth in this Section 2.3(d) and the making of Protective Advances or Overadvances pursuant to this Section 2.3(d) shall not constitute a waiver of any Event of Default arising from Borrower’s failure to comply with Section 2.4(e); provided, that unless Required Lenders otherwise direct Agent, Agent may, in its sole discretion, forbear from exercising any or all of its rights and remedies as a result of such Event of Default.  Each Lender shall be obligated to settle with Agent as provided in Section 2.3(e) (or Section 2.3(g), as applicable) for the amount of such Lender’s Pro Rata Share of any Extraordinary Advance.  The Extraordinary Advances shall be repayable on demand, secured by the Agent’s Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to ~~Advances that are~~ Base Rate Loans.  The provisions of this Section 2.3(d) are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrower (or any other Loan Party) in any way.

(iv)                              Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, no Extraordinary Advance may be made by Agent if such Extraordinary Advance would cause the aggregate ~~principal amount of Extraordinary Advances outstanding to exceed $15,000,000~~Revolver Usage to exceed the Maximum Revolver Amount or any Lender’s Pro Rata Share of the Revolver Usage to exceed such Lender’s Revolver Commitments.

(e)                                  Settlement.  It is agreed that each Lender’s funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Advances.  Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the Advances, Swing Loans, and Extraordinary Advances shall take place on a periodic basis in accordance with the following provisions:

(i)                                     Agent shall request settlement (“Settlement”) with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent in its sole discretion (1) on behalf of Swing Lender, with respect to the outstanding Swing Loans, (2) for itself, with respect to the outstanding Extraordinary Advances, and (3) with respect to ~~Borrower’s or~~any Loan Party’s or any of its Subsidiaries’ payments or other amounts received, as to each by notifying the Lenders by telecopy, telephone, email or other ~~similar~~electronic form of transmission, of such requested Settlement, no later than ~~5:00~~2:00 p.m. ~~(Massachusetts time)~~ on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”).  Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances~~,~~ (including Swing Loans~~,~~ and Extraordinary Advances) for the period since the prior Settlement Date.  Subject to the terms and conditions contained herein (including Section 2.3(g)):  (y) if the outstanding amount of the Advances (including Swing Loans and Extraordinary Advances) made by a Lender that is not a Defaulting Lender exceeds such Lender’s Pro Rata Share of the Advances (including Swing Loans and Extraordinary Advances) as of a Settlement Date, then Agent shall, by no later than ~~3:00~~12:00 p.m. ~~(Massachusetts time)~~ on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Extraordinary Advances), and (z) if the outstanding amount of the Advances (including Swing Loans and Extraordinary Advances) made by a Lender is less than such Lender’s Pro Rata Share of the Advances (including Swing Loans and Extraordinary Advances) as of a Settlement Date, such Lender shall no later than ~~3:00~~12:00 p.m. ~~(Massachusetts time)~~ on the Settlement Date transfer in immediately available funds to the Agent’s Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Extraordinary Advances).  Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans or Extraordinary Advances and, together with the portion of such Swing Loans or Extraordinary Advances representing Swing Lender’s Pro Rata Share thereof, shall constitute Advances of such Lenders.  If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

(ii)                                  In determining whether a Lender’s balance of the Advances~~,~~ (including Swing Loans~~,~~ and Extraordinary Advances) is less than, equal to, or greater than such Lender’s Pro Rata Share of the Advances~~,~~ (including Swing Loans~~,~~ and Extraordinary Advances) as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral.

(iii)                               Between Settlement Dates, Agent, to the extent Extraordinary Advances or Swing Loans are outstanding, may pay over to Agent or Swing Lender, as applicable, any payments or other amounts received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to the Extraordinary Advances or Swing Loans.  Between Settlement Dates, Agent, to the extent no Extraordinary Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments or other amounts received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender’s Pro Rata Share of the Advances.  If, as of any Settlement Date, payments or other amounts of the Loan Parties or their Subsidiaries received since the then immediately preceding Settlement Date have been applied to Swing Lender’s Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders (other than a Defaulting Lender if Agent has implemented the provisions of Section 2.3(g)), to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances.  During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Extraordinary Advances, and each Lender with respect to the Advances other than Swing Loans and Extraordinary Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

(iv)                              Anything in this Section 2.3(e) to the contrary notwithstanding, in the event that a Lender is a Defaulting Lender, Agent shall be entitled to refrain from remitting settlement amounts to the Defaulting Lender and, instead, shall be entitled to elect to implement the provisions set forth in Section 2.3(g).

(f)                                   Notation.  Agent, as a non-fiduciary agent for Borrower, shall maintain a register (in accordance with Section 13.1) showing the principal amount of the Advances, owing to each Lender, including the Swing Loans owing to Swing Lender, and Extraordinary Advances owing to Agent, and the interests therein of each Lender, from time to time and such register shall, absent manifest error, be presumed to be correct and accurate.

(g)                                  Defaulting Lenders.

(i)                                     Notwithstanding the provisions of Section 2.4(b)(ii), Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender’s benefit or any proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments (A) first, to Agent to the extent of any Extraordinary Advances that were made by Agent and that were required to be, but were not, paid by Defaulting Lender, (B) second, to Swing Lender to the extent of any ~~outstanding~~ Swing Loans that were made by Swing Lender and that were required to be, but were not, paid by the Defaulting Lender, (~~B~~C) ~~second~~third, to Issuing Lender, to the extent of the portion of any outstanding Letter of Credit Disbursement that was required to be, but was not, paid by the Defaulting Lender, (~~C~~D) ~~third~~fourth, to each Non-Defaulting Lender ratably in accordance with its Revolver Commitment (but, in each case, only to the extent that such Defaulting Lender’s portion of an Advance (or other funding obligation) was funded by such other Non-Defaulting Lender), (~~D~~E) ~~fourth~~fifth, to a suspense account maintained by Agent, the proceeds of which shall be retained by Agent and may be made available to be re-advanced to or for the benefit of Borrower (upon the request of Borrower and subject to the conditions set forth in Section 3.2) as if such Defaulting Lender had made its portion of Advances (or other funding obligations) hereunder, and (~~E~~F) seventh, from and after the date on which all other Obligations have been paid in full, to such Defaulting Lender in accordance with tier (L) of Section 2.4(b)(ii).  Subject to the foregoing, Agent may hold and, in its discretion, re-lend to Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender.  Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fee payable under Section 2.10(b), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Revolver Commitment shall be deemed to be zero; provided, that the foregoing shall not apply to any of the matters governed by Section 14.1(a)(i) through (iii).  The provisions of this Section 2.3(g) shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which all of the Non-Defaulting Lenders, Agent, Issuing Lender, and Borrower shall have waived, in writing, the application of this Section 2.3(g) to such Defaulting Lender, or (z) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by Agent, provides adequate assurance of its ability to perform its future obligations hereunder (on which earlier date, so long as no Event of Default has occurred and is continuing, any remaining cash collateral held by Agent pursuant to Section 2.3(g)(ii) shall be released to Borrower).  The operation of this Section 2.3(g) shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrower of its duties and obligations hereunder to Agent, Issuing Lender, or to the Lenders other than such Defaulting Lender.  Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrower, in addition to any other remedies to which it may be entitled under applicable law, at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Revolver Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent.  In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being paid its share of the outstanding Obligations (other than Bank Product Obligations, but including (1) all interest, fees, and other amounts that may be due and payable in respect thereof, and (2) an assumption of its Pro Rata Share of its participation in the Letters of Credit); provided, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups’ or Borrower’s rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.  In the event of a direct conflict between the priority provisions of this Section 2.3(g) and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3(g) shall control and govern.

(ii)                                  If any Swing Loan or Letter of Credit is outstanding at the time that a Lender becomes a Defaulting Lender then:

(A)                               such Defaulting Lender’s Swing Loan Exposure and Letter of Credit Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent (x) the sum of all Non-Defaulting Lenders’ Revolving Loan Exposures plus such Defaulting Lender’s Swing Loan Exposure and Letter of Credit Exposure does not exceed the total of all Non-Defaulting Lenders’ Revolver Commitments and (y) the conditions set forth in Section 3.2 are satisfied at such time;

(B)                               if the reallocation described in clause (A) above cannot, or can only partially, be effected, Borrower shall within 1 Business Day following notice by the Agent (x) first, prepay such Defaulting Lender’s Swing Loan Exposure (after giving effect to any partial reallocation pursuant to clause (A) above) and (y) second, cash collateralize such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (A) above), pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Agent, for so long as such Letter of Credit Exposure is outstanding; provided, that Borrower shall not be obligated to cash collateralize any Defaulting Lender’s Letter of Credit Exposure if such Defaulting Lender is also the Issuing Lender;

(C)                               if Borrower cash collateralizes any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to this Section 2.3(g)(ii), Borrower shall not be required to pay any Letter of Credit Fees to Agent for the account of such Defaulting Lender pursuant to Section 2.6(b) with respect to such cash collateralized portion of such Defaulting Lender’s Letter of Credit Exposure during the period such Letter of Credit Exposure is cash collateralized;

(D)                               to the extent the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to this Section 2.3(g)(ii), then the Letter of Credit Fees payable to the Non-Defaulting Lenders pursuant to Section 2.6(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Letter of Credit Exposure;

(E)                                to the extent any Defaulting Lender’s Letter of Credit Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.3(g)(ii), then, without prejudice to any rights or remedies of the Issuing Lender or any Lender hereunder, all Letter of Credit Fees that would have otherwise been payable to such Defaulting Lender under Section 2.6(b) with respect to such portion of such Letter of Credit Exposure shall instead be payable to the Issuing Lender until such portion of such Defaulting Lender’s Letter of Credit Exposure is cash collateralized or reallocated;

(F)                                 so long as any Lender is a Defaulting Lender, the Swing Lender shall not be required to make any Swing Loan and the Issuing Lender shall not be required to issue, amend, or increase any Letter of Credit, in each case, to the extent (x) the Defaulting Lender’s Pro Rata Share of such Swing Loans or Letter of Credit cannot be reallocated pursuant to this Section 2.3(g)(ii) or (y) the Swing Lender or Issuing Lender, as applicable, has not otherwise entered into arrangements reasonably satisfactory to the Swing Lender or Issuing Lender, as applicable, and Borrower to eliminate the Swing Lender’s or Issuing Lender’s risk with respect to the Defaulting Lender’s participation in Swing Loans or Letters of Credit; and

(G)                               Agent may release any cash collateral provided by Borrower pursuant to this Section 2.3(g)(ii) to the Issuing Lender, and the Issuing Lender may apply any such cash collateral to the payment of such Defaulting Lender’s Pro Rata Share of any Letter of Credit Disbursement that is not reimbursed by Borrower pursuant to Section 2.11(d).  Subject to Section 17.13, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(h)                                 Independent Obligations.  All Advances (other than Swing Loans and Extraordinary Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares.  It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

2.4                               Payments; Reductions of Commitments; Prepayments.

(a)                                 Payments by Borrower.

(i)                                     Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent’s Account for the account of the Lender Group and shall be made in immediately available funds, no later than ~~2:00~~1:30 p.m. ~~(Massachusetts time)~~ on the date specified herein.  ~~Any~~For purposes of calculating interest and fees, any payment received by Agent later than ~~2:00~~1:30 p.m. ~~(Massachusetts time)~~ shall be deemed to have been received (unless Agent, in its sole discretion, elects to credit it on the date received) on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

(ii)                                  Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent Borrower does not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(b)                                 Apportionment and Application.

(i)                                     So long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all principal and interest payments received by Agent shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses received by Agent (other than fees or expenses that are for Agent’s separate account or for the separate account of Issuing Lender) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee or expense relates.  All payments to be made hereunder by Borrower shall be remitted to Agent and ~~all (~~, subject to Section 2.4(b)(iv~~)~~), such payments, and all proceeds of Collateral received by Agent, shall be applied, so long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, to reduce the balance of the Advances outstanding and, thereafter, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

(ii)                                  At any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied as follows:

(A)                               first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents~~,~~ until paid in full,

(B)                               second, to pay any fees or premiums then due to Agent under the Loan Documents until paid in full,

(C)                               third, to pay interest accrued in respect of all Protective Advances until paid in full,

(D)                               fourth, to pay the principal of all Protective Advances until paid in full,

(E)                                fifth, ratably to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full,

(F)                                 sixth, ratably to pay any fees or premiums then due to any of the Lenders under the Loan Documents until paid in full,

(G)                               seventh, to pay interest accrued in respect of the Swing Loans until paid in full,

(H)                              eighth, to pay the principal of all Swing Loans until paid in full,

(I)                                   ninth, ratably to pay interest accrued in respect of the Advances (other than Protective Advances) until paid in full,

(J)                                   tenth, ratably

(i)                                     to pay the principal of all Advances until paid in full,

(ii)                                  to Agent, to be held by Agent, for the benefit of Issuing Lender (and for the ratable benefit of each of the Lenders that have an obligation to pay to Agent, for the account of Issuing Lender, a share of each Letter of Credit Disbursement), as cash collateral in an amount up to 105% of the Letter of Credit Usage (to the extent permitted by applicable law, such cash collateral shall be applied to the reimbursement of any Letter of Credit Disbursement as and ~~where~~when such disbursement occurs and, if a Letter of Credit expires undrawn, the cash collateral held by Agent in respect of such Letter of Credit, shall be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (A) hereof), and

(iii)                               to Agent, to be held by Agent, for the ratable benefit of the Bank Product Providers, as cash collateral in an amount up to the amount the Bank Product Providers reasonably determine to be the credit exposure of ~~Borrower~~Parent and its Restricted Subsidiaries in respect of Bank Products Obligations as and when such amounts first become due and payable and, if any such Bank Product Obligation is paid or otherwise satisfied in full, the cash collateral held by Agent in respect of such Bank Product Obligation shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (A) hereof),

(K)                               eleventh, to pay any other Obligations other than Obligations owed to Defaulting Lenders,

(L)                                twelfth, ratably to pay any Obligations owed to Defaulting Lenders, and

(M)                            thirteenth, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

(iii)                               Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(e).

(iv)                              In each instance, so long as no Application Event has occurred and is continuing, Section 2.4(b)(i) shall not apply to any payment made by Borrower to Agent and specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.

(v)                                 For purposes of Section 2.4(b)(ii), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(vi)                              In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in this Agreement or any other Loan Document (other than the Intercreditor Agreement), it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, if the conflict relates to the provisions of Section 2.3(g) and this Section 2.4, then the provisions of Section 2.3(g) shall control and govern, and if otherwise, then the terms and provisions of this Section 2.4 shall control and govern.

(c)                                  Reduction of Revolver Commitments.  The Revolver Commitments shall terminate on the Maturity Date or earlier termination thereof pursuant to the terms of this Agreement.  Borrower may reduce the Revolver Commitments, without premium or penalty, to an amount (which may be zero) not less than the sum of (A) the Revolver Usage as of such date, plus (B) the principal amount of all Advances not yet made as to which a request has been given by Borrower under Section 2.3(a) and not subsequently revoked), plus (C) the amount of all Letters of Credit not yet issued as to which a request has been given (and not revoked) by Borrower pursuant to Section 2.11(a).  Each such reduction shall be in a minimum amount of $5,000,000 (unless the Revolver Commitments are being reduced to zero and the amount of the Revolver Commitments in effect immediately prior to such reduction are less than $5,000,000), shall be made by providing not less than 5 Business Days prior written notice to Agent (or such shorter period as may be acceptable to Agent in its sole discretion), and shall be irrevocable, unless such notice specifies that it is conditional on the consummation of a refinancing or other transaction, in which case such notice shall be contingent on the consummation of such refinancing or transaction and may be revoked by Borrower if such refinancing or transaction fails to close.  Once reduced, the Revolver Commitments may not be increased (except in accordance with Section 2.14).  Each such reduction of the Revolver Commitments shall reduce the Revolver Commitments of each Lender proportionately in accordance with its ratable share thereof.

(d)                                 Optional Prepayments.  Borrower may prepay the principal of any Advance at any time in whole or in part, without premium or penalty.

(e)                                  Mandatory Prepayments.

(~~e~~i)                               ~~Overadvances.~~  If, at any time, (A) the Revolver Usage on such date exceeds (B) the Borrowing Base reflected in the Borrowing Base Certificate most recently delivered by Borrower to Agent, as adjusted for Reserves established by Agent in accordance with Section 2.1(c), then Borrower shall promptly, but in any event, within 1 Business Day (or 3 Business Days in the case of any excess that is caused solely by the implementation of a ~~reserve~~Reserve or the charging of Lender Group Expenses to the Loan Account) (following notice by Agent in the case of any excess that is caused solely by the implementation of a Reserve, any change in eligibility criteria or the charging of Lender Group Expenses to the Loan Account, in each case without notice to Borrower) prepay the Obligations in accordance with Section 2.4(f) in an aggregate amount equal to the amount of such excess.

(ii)                                  Within one Business Day of the date of receipt by Borrower of the proceeds of any Curative Equity pursuant to Section 9.3, Borrower shall prepay the outstanding principal of the Obligations in accordance with Section 2.4(f)(ii) in an amount equal to 100% of such proceeds.

(f)                                   Application of Payments.  Each prepayment pursuant to Section 2.4(e) shall, (A) so long as no Application Event shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the Advances until paid in full, and second, to cash collateralize the Letters of Credit in an amount equal to 105% of the then outstanding Letter of Credit Usage, and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(ii).

2.5                               Promise to Pay; Promissory Notes.

(a)                                 Borrower agrees to pay the Lender Group Expenses on the earlier of (i) the first ~~day~~Business Day of the month following the date on which the applicable Lender Group Expenses were first ~~incurred or (ii)~~invoiced to Borrower ( so long as such invoice is received by Borrower at least 3 Business Days prior to such date) or (ii) within 3 Business Days after the date on which written demand therefor is made by Agent ~~(it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the Loan Account pursuant to the provisions of Section 2.6(d) shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (ii))~~.  Borrower promises to pay all of the Obligations (including principal, interest, premiums, if any, fees, costs, and expenses (including Lender Group Expenses)) in full on the Maturity Date or, if earlier, on the date on which the Obligations (other than the Bank Product Obligations) become due and payable pursuant to the terms of this Agreement.  Borrower agrees that its obligations contained in the first sentence of this Section 2.5(a) shall survive payment or satisfaction in full of all other Obligations.

(b)                                 Any Lender may request that any portion of its Revolver Commitments or the Advances made by it be evidenced by one or more promissory notes.  In such event, Borrower shall execute and deliver to such Lender the requested promissory notes payable to the order of such Lender in a form furnished by Agent and reasonably satisfactory to Borrower.

2.6                               Interest Rates and Letter of Credit Fee:  Rates, Payments, and Calculations.

(a)                                 Interest Rates.  Except as provided in Section 2.6(c), all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest as follows:

(i)                                     if the relevant Obligation is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, and

(ii)                                  otherwise, at a per annum rate equal to the Base Rate, plus if the relevant Obligation is an Advance, the Base Rate Margin.

(b)                                 Letter of Credit Fee.  Borrower shall pay Agent (for the ratable benefit of the Revolving Lenders), a Letter of Credit fee (the “Letter of Credit Fee”) (which fee shall be in addition to the fronting fees and commissions, other fees, charges and expenses set forth in Section 2.11(k) ~~which~~) that shall accrue at a per annum rate equal to the LIBOR Rate Margin times the ~~undrawn~~average amount of ~~all outstanding Letters~~the Letter of Credit Usage during the immediately preceding month.

(c)                                  Default Rate.  Upon the occurrence and during the continuation of an Event of Default under Section 8.1, Section 8.4, or Section 8.5, following the election of the Required Lenders,

(i)                                     all Obligations (except for undrawn Letters of Credit and ~~except for~~ Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable hereunder, and

(ii)                                  the Letter of Credit Fee shall be increased to 2 percentage points above the per annum rate otherwise applicable hereunder.

(d)                                 Payment.  Except to the extent provided to the contrary in Section 2.10, Section 2.11(k) or Section 2.12(a), (i) all interest~~, all Letter of Credit Fees~~ and all ~~other~~ fees payable hereunder or under any of the other Loan Documents (other than Letter of Credit Fees) shall be due and payable, in arrears, on the first ~~day~~Business Day of each month, (ii) all Letter of Credit Fees payable hereunder, and all fronting fees and all commissions, other fees, charges and expenses provided for in Section 2.11(k) shall be due and payable, in arrears, on the first Business Day of each month, and (~~ii~~iii) all costs and expenses payable hereunder or under any of the other Loan Documents, and all Lender Group Expenses shall be due and payable on the earlier of (x) the first ~~day~~Business Day of the month following the date on which the applicable costs, expenses, or Lender Group Expenses were first ~~incurred or (y)~~invoiced to Borrower (so long as such invoice is received by Borrower at least 3 Business Days prior to such date) or (y) within 3 Business Days after the date on which written demand therefor is made by Agent ~~(it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the Loan Account pursuant to the provisions of the following sentence shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (y))~~.  Borrower hereby authorizes Agent, from time to time without prior notice to Borrower, to charge to the Loan Account (to the extent not already paid) (A) on the first ~~day~~Business Day of each month, all interest accrued during the prior month on the Advances hereunder, (B) on the first ~~day~~Business Day of each month, all Letter of Credit Fees accrued or chargeable hereunder during the prior month, (C) ~~as and when incurred or accrued~~on the date that is 3 Business Days after the date on which written notice thereof is delivered to Borrower, all fees and costs provided for in Section 2.10(a), (D) on the first ~~day~~Business Day of each calendar quarter, (or, if an Event of Default has occurred and is continuing, on the first Business Day of each month), the Unused Line Fee accrued during the prior calendar quarter (or if an Event of Default has occurred and is continuing, month) pursuant to Section 2.10(b), (E) ~~as and when incurred or accrued,~~on the date that is 3 Business Days after the date on which a written notice is delivered to Borrower, all non-out-of-pocket audit, appraisal, valuation, or other charges or fees payable hereunder pursuant to Section 2.10(c), (F) if Borrower does not pay any such Lender Group Expenses within 3 Business Days of the date of Borrower’s receipt of written notice thereof, all out-of-pocket audit, appraisal, valuation, or other charges or fees payable hereunder pursuant to Section 2.10(c), (G) ~~as and when due and payable~~on the date that is 3 Business Days after the date on which a written notice is delivered to Borrower, all other fees payable hereunder or under any of the other Loan Documents, (H) ~~as and when incurred or accrued, the fronting fees and all other commissions, fees, and charges provided for in Section 2.11(k), (I)~~ if Borrower does not pay any other Lender Group Expenses within 3 Business Days of the date of Borrower’s receipt of written notice thereof, all other Lender Group Expenses, and (~~J) as and when due and payable~~I) on the date that is 3 Business Days after the date on which a written notice is delivered to Borrower, all other payment obligations payable under any Loan Document or any Bank Product Agreement (including any amounts due and payable to the Bank Product Providers in respect of Bank Products); provided, that if such amounts are not paid and, instead, are charged to the Loan Account, they shall be charged thereto as of the day on which the item was first due and payable or incurred or accrued without regard to the applicable delay and such amounts shall accrue interest from such original date; provided further, that the applicable delays set forth in the foregoing clauses ~~(F) and (I)~~ shall not be applicable (and Agent shall be entitled to immediately charge to the Loan Account) at any time that an Event of Default has occurred and is continuing.  All amounts (including interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable hereunder or under any other Loan Document or under any Bank Product Agreement) charged to the Loan Account shall constitute Advances hereunder, shall constitute Obligations hereunder, and shall initially accrue interest (beginning on the date such amounts are charged to the Loan Account) at the rate then applicable to Advances that are Base Rate Loans (unless and until converted into LIBOR Rate Loans in accordance with the terms of this Agreement).

(e)                                  Computation.  All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue, other than interest for Base Rate Loans which shall be calculated on the basis of 365 or 366 day year, as applicable, and actual days elapsed (including the first day but excluding the last day).  In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

(f)                                   Intent to Limit Charges to Maximum Lawful Rate.  In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.  Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if such rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum amount as is allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

2.7                               Crediting Payments.  The receipt of any payment item by Agent shall not be required to be considered a payment on account unless such payment item is a wire transfer of immediately available ~~federal~~ funds made to the Agent’s Account or unless and until such payment item is honored when presented for payment.  Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly.  Anything to the contrary contained herein notwithstanding, for purposes of calculating interest and fees, any payment item shall be deemed received by Agent only if it is received into the Agent’s Account on a Business Day on or before ~~2:00~~1:30 p.m. ~~(Massachusetts time).~~ If any payment item is received into the Agent’s Account on a non-Business Day or after ~~2:00~~1:30 p.m. ~~(Massachusetts time)~~ on a Business Day (unless Agent, in its sole discretion, elects to credit it on the date received), it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day for purposes of calculating interest and fees.

2.8                               Designated Account.  Agent is authorized to make the Advances, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d).  Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Agent or the Lenders hereunder.  Unless otherwise agreed by Agent and Borrower, any Advance or Swing Loan requested by Borrower and made by Agent or the Lenders hereunder shall be made to the Designated Account.

2.9                               Maintenance of Loan Account; Statements of Obligations.  Agent shall maintain an account on its books in the name of Borrower (the “Loan Account”) on which Borrower will be charged with all Advances (including Extraordinary Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrower or for Borrower’s account, the Letters of Credit issued or arranged by Issuing Lender for Borrower’s account, and, subject to the delays set forth in clauses (F) and (I) of Section 2.6(d) (if applicable), with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Group Expenses.  In accordance with Section 2.7, the Loan Account will be credited with all payments received by Agent from Borrower or for Borrower’s account.  Agent shall ~~render~~make available to Borrower monthly statements regarding the Loan Account ~~to Borrower~~, including ~~principal, interest, fees, and including an~~the principal amount of the Advances, interest accrued hereunder, fees accrued or charged hereunder or under the other Loan Documents, and a summary itemization of all charges and expenses constituting Lender Group Expenses ~~owing, and such statements~~accrued hereunder or under the other Loan Documents, and each such statement, absent manifest error, shall be presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 60 days after ~~receipt thereof by~~Agent first makes such a statement available to Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in ~~any~~ such ~~statements~~statement.

2.10                        Fees.

(a)                                 Agent Fees.  Borrower shall pay to Agent, for the account of Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.

(b)                                 Unused Line Fee.  Borrower shall pay to Agent, for the ratable account of the Revolving Lenders, an unused line fee (the “Unused Line Fee”) in an amount equal to ~~0.375%~~the Applicable Unused Line Fee Percentage per annum times the result of (i) the aggregate amount of the Revolver Commitments, less (ii) the ~~average amount of the~~Average Revolver Usage during the immediately preceding calendar quarter (or portion thereof), which Unused Line Fee shall be due and payable, in arrears, on the first ~~day~~Business Day of each calendar quarter ~~from and after the Original Closing Date and on the date on which the Obligations are paid in full;~~(provided, that if an Event of Default has occurred and is continuing, such Unused Line Fee shall be due and payable, in arrears, on the first ~~day of each month.~~Business Day of each calendar month) from and after the Amendment Effective Date up to the first day of the calendar quarter (or, if an Event of Default has occurred and is continuing, the first day of the calendar month) prior to the date on which the Obligations are paid in full, and on the date on which the Obligations are paid in full.

(c)                                  ~~Audit, Appraisal, and~~Field Examination and Other Fees.  Borrower shall pay to Agent ~~audit~~field examination, appraisal, and valuation fees and charges, as and when incurred or chargeable, as follows: (i) a fee of $1,000 per day, per ~~auditor~~examiner, plus reasonable and documented out-of-pocket expenses~~,~~ (including travel, meals, and lodging) for each ~~financial audit~~field examination of the Loan Parties performed by personnel employed by Agent and (ii) the reasonable and documented fees, charges or expenses paid or incurred by Agent if it elects to employ the services of one or more third ~~persons~~Persons to perform ~~financial audits or quality of earnings analyses of Borrower or its Restricted Subsidiaries~~field examinations of the Loan Parties, to appraise the Collateral (or any portion thereof), or to assess ~~Borrower’s~~any Loan Party’s or its Restricted Subsidiaries’ business valuation; provided, that so long as no Event of Default shall have occurred and be continuing at the time of any such field examination or inventory appraisal, Borrower shall not be obligated to reimburse Agent for more than ~~2 audits during any calendar year or more than 1 appraisals of Inventory during any calendar year.~~1 field examination in such calendar year (increasing to 2 field examinations if an Increased Audit Event has occurred during such calendar year) and 1 inventory appraisal in such calendar year (increasing to 2 inventory appraisals if an Increased Audit Event has occurred during such calendar year), in each case, except for field examinations and appraisals conducted in connection with a proposed Permitted Acquisition (whether or not consummated).

2.11                        Letters of Credit.

(a)                                 Subject to the terms and conditions of this Agreement, and prior to the Maturity Date, upon the request of Borrower made in accordance herewith, Issuing Lender agrees to issue, or to cause an Underlying Issuer (including as Issuing Lender’s agent) to issue, a requested Letter of Credit for the account of Borrower, which Letter of Credit may be issued for the benefit of any Loan Party.  If Issuing Lender, at its option, elects to cause an Underlying Issuer to issue a requested Letter of Credit, then Issuing Lender agrees that it will enter into arrangements relative to the reimbursement of such Underlying Issuer (which may include, among other means, by becoming an applicant with respect to such Letter of Credit or entering into undertakings or other arrangements that provide for reimbursement of such Underlying Issuer with respect to drawings under Letters of Credit; each such obligation or undertaking, irrespective of whether in writing, a “Reimbursement Undertaking”) with respect to Letters of Credit issued by such Underlying Issuer for the account of Borrower.  By submitting a request to Issuing Lender for the issuance of a Letter of Credit, Borrower shall be deemed to have requested that (i) Issuing Lender issue or (ii) an Underlying Issuer issue the requested Letter of Credit (and, in each such case, to have requested Issuing Lender to issue a Reimbursement Undertaking with respect to such requested Letter of Credit).  Borrower acknowledges and agrees that Borrower is and shall be deemed to be an applicant (within the meaning of Section 5-102(a)(2) of the Code) with respect to each Underlying Letter of Credit.  Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be (i) irrevocable and ~~shall be~~ made in writing by an Authorized Person ~~and~~, (ii) delivered to Issuing Lender via telefacsimile or other electronic method of transmission reasonably acceptable to Issuing Lender and reasonably in advance of the requested date of issuance, amendment, renewal, or extension, and (iii) subject to Issuing Lender’s authentication procedures with results satisfactory to Issuing Lender.  Each such request shall be in form and substance reasonably satisfactory to ~~the~~ Issuing Lender ~~in its Permitted Discretion~~ and (i) shall specify (A) the amount of such Letter of Credit, (B) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (C) the proposed expiration date of such Letter of Credit, (D) the name and address of the beneficiary of the Letter of Credit, and (E) such other information (including the conditions to drawing and, in the case of an amendment, renewal, or extension, identification of the Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit and (ii) shall be accompanied by such Issuer Documents as ~~Agent,~~ Issuing Lender or Underlying Issuer, as applicable, may request or require, ~~provided~~to the extent that such requests or requirements are consistent with the Issuer Documents that Issuing Lender or Underlying Issuer, as applicable, generally requests for Letters of Credit in similar circumstances.  Issuing Lender’s records of the content of any such request will be conclusive.  Anything contained herein to the contrary notwithstanding, ~~the~~ Issuing Lender may, but shall not be obligated to, issue or cause the issuance of a Letter of Credit or to issue a Reimbursement Undertaking in respect of an Underlying Letter of Credit, in either case, that supports the obligations of ~~Borrower or~~a Loan Party or one of its Subsidiaries in respect of (x) a lease of real property ~~to the extent that the face amount of such Letter of Credit exceeds the highest rent (including all rent-like charges) payable under such lease for a period of one year,~~ or (y) an employment contract ~~to the extent that the face amount of such Letter of Credit exceeds the highest compensation payable under such contract for a period of one year~~.  Borrower agrees that this Agreement (along with the terms of the applicable application) will govern each Letter of Credit and its issuance.

(b)                                 Issuing Lender shall have no obligation to issue a Letter of Credit or a Reimbursement Undertaking in respect of an Underlying Letter of Credit, in either case, if any of the following would result after giving effect to the requested issuance:

(i)                                     the Letter of Credit Usage would exceed the Borrowing Base at such time less the outstanding ~~amount of~~principal balance of the Advances (inclusive of Swing Loans), or

(ii)                                  the Letter of Credit Usage would exceed ~~$30,000,000~~the Letter of Credit Sublimit, or

(iii)                               the Letter of Credit Usage would exceed the Maximum Revolver Amount less the outstanding ~~amount of~~principal balance of the Advances (inclusive of Swing Loans).

(c)                                  In the event there is a Defaulting Lender as of the date of any request for the issuance of a Letter of Credit, Issuing Lender shall not be required to issue or arrange for such Letter of Credit to the extent (x) the Defaulting Lender’s Letter of Credit Exposure with respect to such Letter of Credit may not be reallocated pursuant to Section 2.3(g)(ii) or (y) Issuing Lender has not otherwise entered into arrangements reasonably satisfactory to it and Borrower to eliminate Issuing Lender’s risk with respect to the participation in such Letter of Credit of such Defaulting Lender (after giving effect to any reallocation pursuant to Section 2.3(g)(ii), which arrangements may include Borrower cash collateralizing such Defaulting Lender’s Letter of Credit Exposure in accordance with Section 2.3(g)(ii).  Additionally, Issuing Lender shall have no obligation to issue a Letter of Credit or a Reimbursement Undertaking in respect of an Underlying Letter of Credit, in either case, (I) if any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain Issuing Lender from issuing such Letter of Credit or Reimbursement Undertaking or Underlying Issuer from issuing such Letter of Credit, or any law applicable to Issuing Lender or Underlying Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Issuing Lender or Underlying Issuer shall prohibit or request that Issuing Lender or Underlying Issuer refrain from the issuance of letters of credit generally or such Letter of Credit or Reimbursement Undertaking (as applicable) in particular, (II) if the issuance of such Letter of Credit would violate one or more policies of Issuing Lender or Underlying Issuer applicable to letters of credit generally, or (III) in a currency other than Dollars.

(d)                                 Any Issuing Lender (other than Wells Fargo or any of its Affiliates) shall notify Agent in writing no later than the Business Day immediately following the Business Day on which such Issuing Lender issued any Letter of Credit; provided that (y) until Agent advises any such Issuing Lender that the provisions of Section 3.2 are not satisfied, or (z) unless the aggregate amount of the Letters of Credit issued in any such week exceeds such amount as shall be agreed by Agent and such Issuing Lender, such Issuing Lender shall be required to so notify Agent in writing only once each week of the Letters of Credit issued by such Issuing Lender during the immediately preceding week as well as the daily amounts outstanding for the prior week, such notice to be furnished on such day of the week as Agent and such Issuing Lender may agree.  Borrower and the Lender Group hereby acknowledge and agree that all Existing Letters of Credit shall constitute Letters of Credit under this Agreement on and after the Closing Date with the same effect as if such Existing Letters of Credit were issued by Issuing Lender or an Underlying Issuer at the request of Borrowers on the Closing Date.  Each Letter of Credit shall be in form and substance reasonably acceptable to Issuing Lender, and all amounts payable thereunder must be payable in Dollars.  If Issuing Lender makes a payment under a Letter of Credit or an Underlying Issuer makes a payment under an Underlying Letter of Credit, Borrower shall pay to Agent an amount equal to the applicable Letter of Credit Disbursement on the Business Day such Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the Letter of Credit Disbursement immediately and automatically shall be deemed to be an Advance hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 3) and, initially, shall bear interest at the rate then applicable to Advances that are Base Rate Loans (unless and until converted into LIBOR Rate Loans in accordance with the terms of this Agreement). If a Letter of Credit Disbursement is deemed to be an Advance hereunder, Borrower’s obligation to pay the amount of such Letter of Credit Disbursement to Issuing Lender shall be automatically converted into an obligation to pay the resulting Advance.  Promptly following receipt by Agent of any payment from Borrower pursuant to this paragraph, Agent shall distribute such payment to Issuing Lender or, to the extent that Revolving Lenders have made payments pursuant to Section 2.11(e) to reimburse Issuing Lender, then to such Revolving Lenders and Issuing Lender as their interests may appear.

(e)                                  Promptly following receipt of a notice of a Letter of Credit Disbursement pursuant to Section 2.11(d), each Revolving Lender agrees to fund its Pro Rata Share of any Advance deemed made pursuant to Section 2.11(d) on the same terms and conditions as if Borrower had requested the amount thereof as an Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Revolving Lenders.  By the issuance of a Letter of Credit or a Reimbursement Undertaking (or an amendment, renewal or extension of a Letter of Credit or a Reimbursement Undertaking) and without any further action on the part of the Issuing Lender or the Revolving Lenders, the Issuing Lender shall be deemed to have granted to each Revolving Lender, and each Revolving Lender shall be deemed to have purchased, a participation in each Letter of Credit issued by Issuing Lender and each Reimbursement Undertaking, in an amount equal to its Pro Rata Share of such Letter of Credit or Reimbursement Undertaking, and each such Revolving Lender agrees to pay to Agent, for the account of the Issuing Lender, such Revolving Lender’s Pro Rata Share of any Letter of Credit Disbursement made by Issuing Lender or an Underlying Issuer under the applicable Letter of Credit.  In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender’s Pro Rata Share of each Letter of Credit Disbursement made by Issuing Lender or an Underlying Issuer and not reimbursed by Borrower on the date due as provided in Section 2.11(d), or of any reimbursement payment required to be refunded (or that Agent or Issuing Lender elects, based upon the advice of counsel, to refund) to Borrower for any reason.  Each Revolving Lender acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share of each Letter of Credit Disbursement pursuant to this Section 2.11(e) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3.  If any such Revolving Lender fails to make available to Agent the amount of such Revolving Lender’s Pro Rata Share of a Letter of Credit Disbursement as provided in this Section, such Revolving Lender shall be deemed to be a Defaulting Lender and Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

(f)                                   Borrower agrees to indemnify, defend and hold harmless each member of the Lender Group (including Issuing Lender and each Underlying Issuer and their respective branches, Affiliates, and correspondents) and each such Person’s respective directors, officers, employees, attorneys and agents (each, including Issuing Lender and each Underlying Issuer, a “Letter of Credit Related Person”) (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable and documented fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), which may be incurred by or awarded against any Letter of Credit Related Person (other than Taxes, which shall be governed by Section 16) (the “Letter of Credit Indemnified Costs”), and which arise out of or in connection with, or as a result of this Agreement, any Letter of Credit, any Reimbursement Undertaking, any Issuer Document or any Drawing Document referred to in or related to any Letter of Credit, or any action or proceeding arising out of any of the foregoing (whether administrative, judicial or in connection with arbitration); in each case, including that resulting from the Letter of Credit Related Person’s own negligence; provided, that such indemnity shall not be available to any Letter of Credit Related Person claiming indemnification to the extent that such Letter of Credit Indemnified Costs may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of, or a material breach of this Agreement by, the Letter of Credit Related Person claiming indemnity.  This indemnification provision shall survive termination of this Agreement and all Letters of Credit.

(g)                                  The liability of Issuing Lender or any Underlying Issuer (or any other Letter of Credit Related Person) under, in connection with or arising out of any Letter of Credit or any Reimbursement

Undertaking (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by Borrower that are caused directly by Issuing Lender’s or any Underlying Issuer’s gross negligence or willful misconduct in (i) honoring a presentation under a Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such Letter of Credit, (ii) failing to honor a presentation under a Letter of Credit that strictly complies with the terms and conditions of such Letter of Credit or (iii) retaining Drawing Documents presented under a Letter of Credit.  Issuing Lender and each Underlying Issuer shall be deemed to have acted with due diligence and reasonable care if Issuing Lender or such Underlying Issuer’s (as the case may be) conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement.  Borrower’s aggregate remedies against Issuing Lender and any other Letter of Credit Related Person for wrongfully honoring a presentation under any Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by Borrower to Issuing Lender in respect of the honored presentation in connection with such Letter of Credit under Section 2.11(d), plus interest at the rate then applicable to Base Rate Loans hereunder.  Borrower shall take commercially reasonable action to avoid and mitigate the amount of any damages claimed against Issuing Lender or any other Letter of Credit Related Person, including by enforcing its rights against the beneficiaries of the Letters of Credit. Any claim by Borrower under or in connection with any Letter of Credit shall be reduced by an amount equal to the sum of (x) the amount (if any) saved by Borrower as a result of the breach or alleged wrongful conduct complained of; and (y) the amount (if any) of the loss that would have been avoided had Borrower taken all commercially reasonable steps to mitigate any loss, and in case of a claim of wrongful dishonor, by specifically and timely authorizing Issuing Lender to effect a cure.

(h)                                 Borrower is responsible for preparing or approving the final text of the Letter of Credit as issued by Issuing Lender or Underlying Issuer, irrespective of any assistance Issuing Lender or such Underlying Issuer may provide such as drafting or recommending text or by Issuing Lender’s or such Underlying Issuer’s use or refusal to use text submitted by Borrower.  Borrower is solely responsible for the suitability of the Letter of Credit for Borrower’s purposes.  With respect to any Letter of Credit containing an “automatic amendment” to extend the expiration date of such Letter of Credit, Issuing Lender (or an Underlying Issuer), in its sole and absolute discretion, may give notice of nonrenewal of such Letter of Credit and, if Borrower does not at any time want such Letter of Credit to be renewed, Borrower will so notify Agent and Issuing Lender at least 15 calendar days before Issuing Lender (or an Underlying Issuer) is required to notify the beneficiary of such Letter of Credit or any advising bank of such nonrenewal pursuant to the terms of such Letter of Credit.

(i)                                     Borrower’s reimbursement and payment obligations under this Section 2.11 are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, provided, that subject to Section 2.11(g) above, the foregoing shall not release Issuing Lender from such liability to Borrower as may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction against Issuing Lender following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of Borrower to Issuing Lender arising under, or in connection with, this Section 2.11 or any Letter of Credit.

(j)                                    Without limiting any other provision of this Agreement, Issuing Lender, each Underlying Issuer and each other Letter of Credit Related Person (if applicable) shall not be responsible to Borrower for, and Issuing Lender’s rights and remedies against Borrower and the obligation of Borrower to reimburse Issuing Lender for each drawing under each Letter of Credit shall not be impaired by:

(i)                                     honor of a presentation under any Letter of Credit that on its face substantially complies with the terms and conditions of such Letter of Credit, even if the Letter of Credit requires strict compliance by the beneficiary;

(ii)                                  honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (A) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document or (B) under a new name of the beneficiary;

(iii)                               acceptance as a draft of any written or electronic demand or request for payment under a Letter of Credit, even if nonnegotiable or not in the form of a draft or notwithstanding any requirement that such draft, demand or request bear any or adequate reference to the Letter of Credit;

(iv)                              the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than Issuing Lender’s or any Underlying Issuer’s determination that such Drawing Document appears on its face substantially to comply with the terms and conditions of the Letter of Credit);

(v)                                 acting upon any instruction or request relative to a Letter of Credit or requested Letter of Credit that Issuing Lender or any Underlying Issuer in good faith believes to have been given by a Person authorized to give such instruction or request;

(vi)                              any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation or any delay in giving or failing to give notice to Borrower;

(vii)                           any acts, omissions or fraud by, or the insolvency of, any beneficiary, any nominated person or entity or any other Person or any breach of contract between the beneficiary and Borrower or any of the parties to the underlying transaction to which the Letter of Credit relates;

(viii)                        assertion or waiver of any provision of the ISP or UCP that primarily benefits an issuer of a letter of credit, including any requirement that any Drawing Document be presented to it at a particular hour or place;

(ix)                              payment to any paying or negotiating bank (designated or permitted by the terms of the applicable Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under Standard Letter of Credit Practice applicable to it;

(x)                                 acting or failing to act as required or permitted under Standard Letter of Credit Practice applicable to where Issuing Lender or any Underlying Issuer has issued, confirmed, advised or negotiated such Letter of Credit, as the case may be;

(xi)                              honor of a presentation after the expiration date of any Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by Issuing Lender or any Underlying Issuer if subsequently Issuing Lender or such Underlying Issuer or any court or other finder of fact determines such presentation should have been honored;

(xii)                           dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor; or

(xiii)                        honor of a presentation that is subsequently determined by Issuing Lender or any Underlying Issuer to have been made in violation of international, federal, state or local restrictions on the transaction of business with certain prohibited Persons.

(k)                                 Borrower shall pay ~~immediately~~promptly upon demand to Agent for the account of Issuing Lender as non-refundable fees, commissions, and charges (it being acknowledged and agreed that any charging of such fees, commissions and charges to the Loan Account pursuant to the provisions of Section

2.6(d) shall be deemed to constitute a demand for payment thereof for the purposes of this Section 2.11(k)):  (i) a fronting fee, which shall be imposed by Issuing Lender upon the issuance of each Letter of Credit or Underlying Letter of Credit, of .125% ~~per annum of~~times the face amount thereof, plus (ii) any and all other customary commissions, fees and charges then in effect imposed by, and any and all expenses incurred by, Issuing Lender, or by any adviser, confirming institution or entity or other nominated person, relating to Letters of Credit or Underlying Letters of Credit, at the time of issuance of any Letter of Credit or Underlying Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit or Underlying Letter of Credit (including transfers, assignments of proceeds, amendments, drawings, renewals or cancellations).

(l)                                     If by reason of (i) any Change in Law or (ii) compliance by the Issuing Lender, any other member of the Lender Group, or Underlying Issuer with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Board of Governors as from time to time in effect (and any successor thereto):

(i)                                     any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued or caused to be issued hereunder or hereby, or any Advances or obligations to make Advances hereunder, or

(ii)                                  there shall be imposed on the Issuing Lender, any other member of the Lender Group, or Underlying Issuer any other condition regarding any Letter of Credit ~~or~~, Reimbursement Undertaking, Advance, or obligation to make Advances hereunder, and the result of the foregoing is to increase, directly or indirectly, the cost to the Issuing Lender, any other member of the Lender Group, or an Underlying Issuer of issuing, making, participating in, or maintaining any Reimbursement Undertaking or Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay within 30 days after written demand therefor, such amounts as Agent may specify to be necessary to compensate the Issuing Lender, any other member of the Lender Group, or an Underlying Issuer for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder; provided, that Borrower shall not be required to provide any compensation pursuant to this Section 2.11(l) for any such amounts incurred more than 180 days prior to the date on which the demand for payment of such amounts is first made to Borrower; provided further, that if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.  The determination by Agent of any amount due pursuant to this Section 2.11(l), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto. For the avoidance of doubt, this Section 2.11(l) shall not apply to Taxes, which shall be governed by Section 16.

(m)                             Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender’s instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

(n)                                 Unless otherwise expressly agreed by Issuing Lender and Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP and the UCP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.

(o)                                 In the event of a direct conflict between the provisions of this Section 2.11 and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.11 shall control and govern.

2.12                        LIBOR Option.

(a)                                 Interest and Interest Payment Dates.  In lieu of having interest charged at the rate based upon the Base Rate, Borrower shall have the option (the “LIBOR Option”) to have interest on all or a portion of the Advances be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a LIBOR Rate Loan, or upon continuation of a LIBOR Rate Loan as a LIBOR Rate Loan) at a rate of interest based upon the LIBOR Rate.  Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto; provided, that, subject to the following clauses (ii) and (iii), in the case of any Interest Period greater than 3 months in duration, interest shall be payable at 3 month intervals after the commencement of the applicable Interest Period and on the last day of such Interest Period); (ii) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or (iii) the date on which this Agreement is terminated pursuant to the terms hereof.  On the last day of each applicable Interest Period, unless Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder.  At any time that an Event of Default has occurred and is continuing at the election of the Required Lenders, Borrower no longer shall have the option to request that Advances bear interest at a rate based upon the LIBOR Rate.

(b)                                 LIBOR Election.

(i)                                     Borrower may, at any time and from time to time, so long as Borrower has not received a notice from Agent (which notice Agent may elect to give or not give in its discretion unless Agent is directed to give such notice by the Required Lenders, in which case, it shall give the notice to Borrower), after the occurrence and during the continuance of an Event of Default, to terminate the right of Borrower to exercise the LIBOR Option during the continuance of such Event of Default, elect to exercise the LIBOR Option by notifying Agent prior to ~~2:00 p~~11:00 a.m. ~~(Massachusetts time)~~ at least 3 Business Days prior to the commencement of the proposed Interest Period (the “LIBOR Deadline”).  Notice of Borrower’s election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to ~~5:00~~2:00 p.m. ~~(Massachusetts time)~~ on the same day).  Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the affected Lenders.

(ii)                                  Each LIBOR Notice shall be irrevocable and binding on Borrower.  In connection with each LIBOR Rate Loan, Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense actually incurred by Agent or any Lender as a result of (A) the payment or required assignment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, or expenses, “Funding Losses”).  A certificate of Agent or a Lender delivered to Borrower setting forth in reasonable detail any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.12 shall be conclusive absent manifest error.  Borrower shall pay such amount to Agent or the Lender, as applicable, within 30 days of the date of its receipt of such certificate.  If a payment of a LIBOR Rate Loan on a day other than the last day of the applicable Interest Period would result in a Funding Loss, Agent may, in its sole discretion at the request of Borrower, hold the amount of such payment as cash collateral in support of the Obligations until the last day of such Interest Period and apply such amounts to the payment of the applicable LIBOR Rate Loan on such last day, it being agreed that Agent has no obligation to so defer the application of payments to any LIBOR Rate Loan and that, in the event that Agent does not defer such application, Borrower shall be obligated to pay any resulting Funding Losses.  For the avoidance of doubt, Borrower shall have no liability for Funding Losses that may arise by virtue of any Base Rate Loan accruing interest at the one month LIBOR Rate pursuant to clause (c) of the definition of “Base Rate”.

(iii)                               Unless Agent, in its sole discretion, agrees otherwise, Borrower shall have not more than 8 LIBOR Rate Loans in effect at any given time.  Borrower may only ~~may~~ exercise the LIBOR Option for proposed LIBOR Rate Loans of at least $1,000,000.

(c)                                  Conversion.  Borrower may convert LIBOR Rate Loans to Base Rate Loans at any time or prepay LIBOR Rate Loans; provided, that in the event that LIBOR Rate Loans are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any prepayment through the required application by Agent of any payments or proceeds of Collateral in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 2.12 (b)(ii).

(d)                                 Special Provisions Applicable to LIBOR Rate.

(i)                                     The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs, in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including any Changes in Law ~~(including any changes in tax laws (except changes of general applicability in corporate income tax laws))~~ and changes in the reserve requirements imposed by the Board of Governors ~~after the date hereof (or, in the case of a Lender that initially becomes a Lender by way of assignment, the date of such initial assignment)~~, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the LIBOR Rate.  In any such event, the affected Lender shall give Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrower may, by notice to such affected Lender (y) require such Lender to furnish to Borrower a statement setting forth in reasonable detail the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans of such Lender with respect to which such adjustment is made (together with any amounts due under Section 2.12(b)(ii)) on a non-pro rata basis with subsequent Loans made by such Lender being made as Base Rate Loans until such time as such circumstances cease to be applicable.  Notwithstanding the foregoing, Borrower shall not be required to compensate any Lender pursuant to this Section 2.12 for such additional or increased costs incurred more than 180 days prior to the date that such Lender delivers such certificate; provided that if the change in applicable law giving rise to such additional or increased costs is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.

(ii)                                  In the event that any change in market conditions or any Change in Law shall at any time after the date hereof (or in the case of a Lender that becomes a Lender by way of assignment, the date of such assignment), in the reasonable opinion of any Lender, makes it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Borrower, and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such affected Lender that are outstanding, the date specified in such affected Lender’s notice shall be deemed to be the last day of the Interest Period of such affected Lender’s LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such affected Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrower shall not be entitled to elect the

LIBOR Option with respect to such affected Lender’s ~~Loans~~Advances until such Lender determines that it would no longer be unlawful or impractical to do so.

(iii)                               For the avoidance of doubt, this Section 2.12(d) shall not apply to Taxes, which shall be governed by Section 16.

(e)                                  No Requirement of Matched Funding.  Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate.

2.13                        Capital Requirements.

(a)                                 If, after the date hereof (or, in the case of a Lender that after the date hereof becomes a Lender by way of assignment, after the date of such assignment if the assigning Lender has not already become entitled to make a request under this Section), Issuing Lender or any Lender determines that (i) any Change in Law regarding capital, liquidity or reserve requirements for banks or bank holding companies, or (ii) compliance by Issuing Lender or such Lender or their respective parent bank holding companies with any guideline, request or directive of any Governmental Authority regarding capital adequacy or liquidity requirements (whether or not having the force of law) changed or imposed after the date hereof (or, in the case of a Lender that after the date hereof becomes a Lender by way of assignment, after the date of such assignment if the assigning Lender has not already become entitled to make a request under this Section), has the effect of reducing the return on Issuing Lender’s, such Lender’s or such holding companies’ capital or liquidity as a consequence of Issuing Lender’s or such Lender’s commitments, loans, participations or other obligations hereunder to a level below that which Issuing Lender, such Lender or such holding companies could have achieved but for such Change in Law or compliance (taking into consideration Issuing Lender’s, such Lender’s or such holding companies’ then existing policies with respect to capital adequacy or liquidity requirements and assuming the full utilization of such entity’s capital) by any amount reasonably deemed by Issuing Lender or such Lender to be material, then Issuing Lender or such Lender may notify Borrower and Agent thereof.  Following receipt of such notice, Borrower agrees to pay Issuing Lender or such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 30 days after presentation by Issuing Lender or such Lender of a statement in the amount and setting forth in reasonable detail Issuing Lender’s or such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error).  In determining such amount, Issuing Lender or such Lender may use any reasonable averaging and attribution methods.  Failure or delay on the part of Issuing Lender or any Lender to demand compensation pursuant to this Section shall not constitute a waiver of Issuing Lender’s or such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate Issuing Lender or any Lender pursuant to this Section for any reductions in return incurred more than 180 days prior to the date that Issuing Lender or such Lender notifies Borrower of such Change in Law giving rise to such reductions and of Issuing Lender’s or such Lender’s intention to claim compensation therefor; provided further that if such claim arises by reason of a Change in Law that is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b)                                 If Issuing Lender or any Lender requests additional or increased costs referred to in Section 2.11(l) or Section 2.12(d)(i) or amounts under Section 2.13(a) or sends a notice under Section 2.12(d)(ii) relative to changed circumstances (such Issuing Lender or Lender, an “Affected Lender”), then, if requested to do so by Borrower, such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.11(l), Section 2.12(d)(i) or Section 2.13(a), as applicable, or would eliminate the illegality or impracticality of funding or maintaining LIBOR Rate Loans and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it.  If Borrower requests an Affected Lender to undertake such efforts, Borrower agrees to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment.  If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate Borrower’s obligation to pay any future amounts to such Affected Lender pursuant to Section 2.11(l), Section 2.12(d)(i) or Section 2.13(a), as applicable, or to enable Borrower to obtain LIBOR Rate Loans, then Borrower (without prejudice to any amounts then due to such Affected Lender under Section 2.11(l), Section 2.12(d)(i) or Section 2.13(a), as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.11(l), Section 2.12(d)(i) or Section 2.13(a), as applicable, or indicates that it is no longer unlawful or impractical to fund or maintain LIBOR Rate Loans, may designate a different Issuing Lender or substitute a Lender or prospective Lender, in each case, reasonably acceptable to Agent to purchase the Obligations owed to such Affected Lender and such Affected Lender’s commitments hereunder (a “Replacement Lender”), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations and commitments, and upon such purchase by the Replacement Lender, which such Replacement Lender shall be deemed to be “Issuing Lender” or a “Lender” (as the case may be) for purposes of this Agreement and such Affected Lender shall cease to be “Issuing Lender” or a “Lender” (as the case may be) for purposes of this Agreement.

(c)                                  Notwithstanding anything herein to the contrary, the protection of Sections 2.11(l), 2.12(d), and 2.13 shall be available to Issuing Lender and each Lender (as applicable) regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, judicial ruling, judgment, guideline, treaty or other change or condition which shall have occurred or been imposed, so long as it shall be customary for issuing banks or lenders affected thereby to comply therewith.  Notwithstanding any other provision herein, neither Issuing Lender nor any Lender shall demand compensation pursuant to this Section 2.13 if it shall not at the time be the general policy or practice of Issuing Lender or such Lender (as the case may be) to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any.

2.14                        Increase in Revolver Commitments.

(a)                                 ~~From time to~~At any time during the period from and after the ~~Closing~~Amendment Effective Date, at the option of Borrower by delivery of a written notice of a proposed increase to Agent (but subject to the conditions set forth in clause (b) below), the existing Revolver Commitments and the Maximum Revolver Amount may be increased by an amount in the aggregate for all such increases of the Revolver Commitments and the Maximum Revolver Amount not to exceed the Available Increase Amount (each such increase, an “Increase”) ~~by an amount not to exceed the Available Increase Amount~~.  Agent shall invite each Lender to increase its Revolver Commitments (it being understood that no Lender shall be obligated to increase its Revolver Commitments and may refuse to do so for any reason or for no reason at all) in connection with a proposed Increase at the interest ~~margin~~margins proposed by Borrower, and if sufficient Lenders do not agree to increase their Revolver Commitments in connection with such proposed Increase, then Agent or Borrower may invite any prospective lender who is reasonably satisfactory to Agent and Borrower to become a Lender in connection with a proposed Increase.  Any Increase shall be in an amount of at least $5,000,000 (or such lesser amount as then equals the Available Increase Amount) and integral multiples of $1,000,000 in excess thereof.  Additionally, for the avoidance of doubt, it is understood and agreed that in no event shall the aggregate amount of the Increases ~~of~~to the Revolver Commitments and the Maximum Revolver Amount pursuant to this Section 2.14 made after the Amendment Effective Date exceed $~~25,000,000~~50,000,000.

(b)                                 Each notice of a proposed Increase delivered by Borrower shall specify the date on which the proposed Increase is to be effective (the “Increase Effective Date”), which date shall not be less than 10 Business Days (or such shorter period as is acceptable to Agent in its sole discretion) after the date of such notice, and each of the following shall be conditions precedent to any Increase of the Revolver Commitments and the Maximum Revolver Amount in connection therewith:

(i)                                     Agent or Borrower has obtained the commitment of one or more Lenders (or other prospective lenders) reasonably satisfactory to Agent and Borrower to provide the applicable Increase, and any such Lenders (or prospective lenders), Borrower and Agent have signed a joinder agreement to this Agreement (an “Increase Joinder”), in form and substance reasonably satisfactory to Agent and Borrower, to which such Lenders (or prospective lenders), Borrower, and Agent are party,

(ii)                                  each of the conditions precedent set forth in Section 3.2 are satisfied as of the Increase Effective Date; provided, that with respect to any Increase the proceeds of which are being used (in whole or in part) to finance a Limited Condition Acquisition, and in each case, solely to the extent agreed to by the Lenders (or prospective Lenders) providing such Increase, (A) the condition set forth in Section 3.2(b) may be limited, at the time of funding on the date of consummation of such Limited Condition Acquisition, to any Default or Event of Default under Sections 8.1, 8.4 and 8.5 (provided, that no Default or Event of Default shall have occurred and be continuing on the relevant LCA Test Date), and (B) the other conditions to the funding of Advances under such Increase on the date of consummation of such Limited Condition Acquisition may be subject to customary “SunGard” or “certain funds” limitations to the extent the proceeds of such Advances are used to finance such Limited Condition Acquisition,

(iii)                               [reserved],

~~(ii)                                  each of the conditions precedent set forth in Section 3.2 are satisfied as of the Increase Effective Date,~~

~~(iii)                               Borrower has delivered to Agent updated pro forma Projections (after giving effect to the applicable Increase) for Borrower and its Restricted Subsidiaries evidencing compliance on a Pro Forma Basis with Section 7 as of the end of the fiscal quarter of Borrower most recently ended for which financial statements have been provided pursuant to Section 5.1, in form and content reasonably acceptable to Agent,~~

(iv)                              Borrower shall have demonstrated to Agent’s reasonable satisfaction that the full amount of the respective Increase may be incurred without violating the terms of the ~~First Lien~~ Term Loan Documents~~, the Second Lien Term Loan Documents~~ or the Intercreditor Agreement, or ~~of any other material debt of Holdings and its Subsidiaries,~~the terms of the definitive documentation governing any other Indebtedness for borrowed money of Parent and its Restricted Subsidiaries with an outstanding principal amount equal to or greater than $25,000,000,

(v)                                 Borrower shall have reached agreement with the Lenders (or prospective lenders) agreeing to the increased Revolver Commitments with respect to the interest margins applicable to Advances to be made pursuant to the increased Revolver Commitments (which interest margins may be, with respect to Advances made pursuant to the increased Revolver Commitments, higher than, equal to or lower than the interest margins applicable to Advances set forth in this Agreement immediately prior to the date of the increased Revolver Commitments), and shall have communicated the amount of such interest margins to Agent, and

(vi)                              Each Increase of the Revolver Commitment and Maximum Revolver Amount pursuant to this Section 2.14 shall rank pari passu in right of payment and security with the existing Revolver Commitment and Maximum Revolver Amount (including the Advances and Letters of Credit made or issued thereunder) and shall be treated substantially the same as the existing Revolver Commitment and Maximum Revolver Amount; provided, (1) the interest rate may differ as described in clause (v) above, but if the interest margins applicable to Advances made pursuant to the increased Revolver Commitments are greater than the interest margins set forth in this Agreement for Advances immediately prior to the applicable Increase

Effective Date, the interest margins applicable to Advances made under the existing Revolver Commitment shall be increased effective on and after the Increase Effective Date so that the interest margins applicable to such Advances shall be equal to the higher interest margins that are to be applicable to Advances made pursuant to the increased Revolver Commitments; (2) the final stated maturity date for any Increase may be later (but not sooner) than the Maturity Date; (3) the proceeds of any Increase may be utilized by Borrower and its Restricted Subsidiaries for general corporate purposes permitted under the terms of this Agreement; and (4) the other terms of any given Increase may differ if reasonably satisfactory to Agent.

(c)                                  Any Increase Joinder may, with the consent of Borrower, the Lenders or prospective lenders agreeing to the increased Revolver Commitment and Agent, but without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of Agent and Borrower, to effectuate the provisions of this Section 2.14.

(d)                                 Unless otherwise specifically provided herein, all references in this Agreement and any other Loan Document to Advances shall be deemed, unless the context otherwise requires, to include Advances made pursuant to the increased Revolver Commitments and Maximum Revolver Amount pursuant to this Section 2.14.  For the avoidance of doubt, it is understood and agreed that if the interest margins that are to be applicable to the Advances made pursuant to the increased Revolver Commitments are higher than the interest margins applicable to Advances hereunder immediately prior to the applicable Increase Effective Date (the amount by which the interest margins are higher, the “Excess”), then the interest margins applicable to Advances made pursuant to the Revolver Commitment in effect immediately prior to the Increase Effective Date shall be increased by the amount of the Excess, effective on and after the applicable Increase Effective Date.

(e)                                  To the extent any Advances or Letters of Credit are outstanding on the Increase Effective Date, each of the Lenders having a Revolver Commitment prior to the Increase Effective Date (the “Pre-Increase Revolver Lenders”) shall assign to any Lender which is acquiring a new or additional Revolver Commitment on the Increase Effective Date (the “Post-Increase Revolver Lenders”), and such Post-Increase Revolver Lenders shall purchase from each Pre-Increase Revolver Lender, such participation interests in Letters of Credit (at the principal amount thereof solely in the case of funded participations) and such interests in the Advances (at the principal amount thereof) as shall be necessary in order that, after giving effect to all such assignments and purchases, such Advances and participation interests in Letters of Credit will be held by Pre-Increase Revolver Lenders and Post-Increase Revolver Lenders ratably in accordance with their Pro Rata Share after giving effect to such increased Revolver Commitments.

(f)                                   The Advances, Revolver Commitments, and Maximum Revolver Amount established pursuant to this Section 2.14 shall constitute Advances, Revolver Commitments, and Maximum Revolver Amount under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the guarantees and security interests created by the Loan Documents.  Borrower shall take any actions reasonably required by Agent to ensure that the Liens and security interests granted by the Loan Documents continue to be perfected under the Code or otherwise after giving effect to the establishment of any such new Revolver Commitments and Maximum Revolver Amount.

3.              CONDITIONS; TERM OF AGREEMENT.

3.1                               Conditions Precedent to the Initial Extension of Credit.  The obligation of each Lender to make its initial extension of credit provided for hereunder on the Closing Date, is subject to the fulfillment, to the satisfaction of Agent and each Lender of each of the conditions precedent set forth on Schedule 3.1 (the execution and delivery of this Agreement by a Lender being conclusively deemed to be its satisfaction or waiver of such conditions precedent).

3.2                               Conditions Precedent to all Extensions of Credit.  ~~The~~Except as provided in Section 2.14, the obligation of the Lender Group (or any member thereof) to make any Advances hereunder (or to extend any other credit hereunder) at any time shall be subject to the following conditions precedent:

(a)                                 the representations and warranties of ~~Borrower~~each Loan Party or its Restricted Subsidiaries contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any portion of any representation and warranty that is already qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date); and

(b)                                 no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof.

3.3                               Maturity.  ~~This Agreement~~The Commitments shall continue in full force and effect for a term ending on ~~January 10, 2017 (~~the ~~“~~Maturity Date~~”).  The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.~~ (unless terminated earlier in accordance with the terms hereof).

3.4                               Effect of Maturity.  On the Maturity Date, all commitments of the Lender Group to provide additional credit hereunder shall automatically be terminated and all of the Obligations (other than the Hedge Obligations) immediately shall become due and payable without notice or demand and Borrower shall be required to repay all of the Obligations ~~in full.  No termination of the obligations of the Lender Group shall relieve or discharge the Loan Parties of their duties, Obligations, or covenants hereunder or under any other Loan Document and the Agent’s Liens in the Collateral shall remain in effect until all Obligations have been paid in full and the Commitments have been terminated~~(other than Hedge Obligations) in full.  No termination of the obligations of the Lender Group (other than payment in full of the Obligations and termination of the Commitments) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document and Agent’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full ~~and the Commitments have been terminated~~.  When all of the Obligations have been paid in full ~~and the Lender Group’s obligations to provide additional credit under the Loan Documents have been terminated irrevocably~~, Agent will, at Borrower’s sole expense, execute and deliver any termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent’s Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

3.5                               Early Termination by Borrower.  Borrower has the option, at any time upon 3 Business Days’ prior written notice to Agent to ~~terminate this Agreement and terminate the Commitments hereunder by repaying~~repay all of the Obligations in full and terminate the Revolver Commitments.  The foregoing notwithstanding, (a) Borrower may rescind termination notices relative to proposed payments in full of the Obligations with the proceeds of third party Indebtedness if the closing for such issuance or incurrence does not happen on or before the date of the proposed termination (in which case, a new notice shall be required to be sent in connection with any subsequent termination), and (b) Borrower may extend the date of termination at any time with the consent of Agent (which consent shall not be unreasonably withheld or delayed).

3.6                               Conditions Subsequent ~~to the Initial Extension of Credit~~.  The obligation of the Lender Group (or any member thereof) to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth on Schedule 3.6 (the failure by Borrower to so perform or cause to be performed such conditions subsequent as and when required by the terms thereof (unless such date is extended, in writing, by Agent, which Agent may do without obtaining the consent of the other members of the Lender Group), shall constitute an Event of Default).

4.              REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender Group to enter into this Agreement, Borrower makes each of the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any portion of any representation and warranty that is already qualified or modified by materiality in the text thereof), as of the ~~Closing Date (after giving effect to the satisfaction of the conditions precedent set forth on Schedule 3.1)~~Amendment Effective Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of the making of such Advance (or other extension of credit), as applicable (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representation and warranty shall be true, correct, and complete in all material respects (except that such materiality qualifier shall not be applicable to any portion of any representation and warranty that is already qualified or modified by materiality in the text thereof) as of such earlier date)~~,~~:

4.1                               Due Organization and Qualification; Subsidiaries.

(a)                                 Each Loan Party (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Change, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

(b)                                 ~~Set~~As of the Amendment Effective Date, set forth on Schedule 4.1(b) ~~(as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement)~~ is a complete and accurate description of the authorized ~~capital~~ Stock of ~~Borrower~~each Subsidiary of each Loan Party, by class, and~~, as of the Closing Date,~~ a description of the number of shares of each such class that are issued and outstanding. ~~Other than as described on Schedule 4.1(b) (as updated from time to time), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower’s capital Stock, including any right of conversion or exchange under any outstanding security or other instrument.  Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock that would violate the terms of this Agreement.~~

(c)                                  ~~Except~~As of the Amendment Effective Date, except for directors’ qualifying shares, set forth on Schedule 4.1(c) ~~(as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement),~~ is a complete and accurate list of the Loan Parties’ direct and indirect Subsidiaries, showing:  (i) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, (ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by ~~Borrower~~any Loan Party, and (iii) whether such Subsidiary is designated as a Restricted Subsidiary or an Unrestricted Subsidiary and whether such Subsidiary is an Excluded Subsidiary or an Immaterial Subsidiary.  All of the outstanding ~~capital~~ Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

(d)                                 ~~Except~~As of the Amendment Effective Date, except as set forth on Schedule 4.1(~~c) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement~~d), there are no subscriptions, options, warrants, or calls relating to any shares of

~~Borrower’s Subsidiaries’ capital Stock~~any Stock of any Subsidiary of any Loan Party, including any right of conversion or exchange under any outstanding security or other instrument.  ~~Neither Borrower nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Borrower’s Subsidiaries’ capital Stock or any security convertible into or exchangeable for any such capital Stock.~~

4.2                               Due Authorization; No Conflict.

(a)                                 As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.

(b)                                 As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate any ~~material~~ provision of federal, state, or local law or regulation applicable to such Loan Party or its Restricted Subsidiaries~~, the Governing Documents of any Loan Party or its Subsidiaries~~, or any order, judgment, or decree of any court or other Governmental Authority binding on such Loan Party or its Restricted Subsidiaries, ~~(ii)~~in each case, except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change, (ii) violate any provision of any of the Governing Documents of any Loan Party or its Restricted Subsidiaries, (iii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of such Loan Party or its Restricted Subsidiaries except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Change, (~~iii~~iv) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of such Loan Party, other than Permitted Liens, or (~~iv~~v) require any approval of such Loan Party’s equityholders or any approval or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change.

4.3                               Governmental Consents.  The execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents (including the ~~Transaction~~Transactions) do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, except for (a) registrations, consents, approvals, notices or other actions that have been obtained and that are still in force and effect, (b) for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation, as of the ~~Closing~~Amendment Effective Date, and (c) registrations, consents, approvals, notices or other actions the failure of which to obtain could not reasonably be expected to cause a Material Adverse Change.

4.4                               Binding Obligations; Perfected Liens.

(a)                                 Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(b)                                 Agent’s Liens with respect to the Collateral are validly created~~, perfected (other than (i) in respect of motor vehicles and (ii) any Deposit Accounts and Securities Accounts not required to be subject to a Control Agreement pursuant to this Agreement or any of the other Loan Documents, and subject only to~~ and are (or, upon the filing of financing statements~~, the recordation of any Intellectual Property Security Agreement (as defined in the Security Agreement), and the recordation of the Mortgages), and~~ and intellectual property filings, entry into of Control Agreements and the taking of possession by Agent (or the Term Loan Agent, subject to the terms of the Intercreditor Agreement) of the Collateral with respect to which a security interest may be perfected only by possession, will be) perfected (if and to the extent perfection may be achieved by the filings and/or actions required to be taken hereby or by the applicable Loan Documents) first priority Liens, subject only to Permitted Liens (but excluding, with respect to priority, Liens on Borrowing Base Collateral permitted under clause (q) of the definition of Permitted Liens).

4.5                               Title to Assets; No Encumbrances.  Each of the Loan Parties and its Restricted Subsidiaries has (a) good, sufficient and legal title to (in the case of fee interests in Real Property), (b) valid leasehold interests in (in the case of leasehold interests in Real Property or personal property), and (c) good and marketable title to (in the case of all other personal property), all of their respective assets ~~reflected in their most recent financial statements delivered pursuant to Section 5.1~~, in each case except for (i) assets ~~disposed of since the date of such financial statements to the extent permitted by this Agreement, (ii) assets~~ having minor defects in title that do not materially interfere with the applicable Loan Party’s ability to conduct its business or to utilize such assets for their intended purposes and (~~iii~~ii) assets (other than any asset that is identified by Borrower as an Eligible Account, Eligible Credit Card Receivable or Eligible Inventory in a Borrowing Base Certificate submitted to Agent) as to which the applicable Loan Party’s failure to have good, sufficient, legal and marketable title, or a valid leasehold interest, could not reasonably be expected to result in a Material Adverse Change.  All of such assets are free and clear of Liens except for Permitted Liens.

4.6                               Jurisdiction of Organization; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims.

(a)                                 ~~The~~As of the Amendment Effective Date, the name of (within the meaning of Section 9-503 of the Code) and jurisdiction of organization of each Loan Party ~~and each of its Restricted Subsidiaries~~ is set forth on Schedule 4.6(a) ~~(as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the terms of this Agreement)~~.

(b)                                 ~~The~~As of the Amendment Effective Date, the chief executive office of each Loan Party ~~and each of its Restricted Subsidiaries~~ is located at the address indicated on Schedule 4.6(b) ~~(as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the terms of this Agreement)~~.

(c)                                  ~~Each~~As of the Amendment Effective Date, each Loan Party’s ~~and each of its Restricted Subsidiaries’~~ tax identification numbers and organizational identification numbers, if any, are identified on Schedule 4.6(c) ~~(as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the terms of this Agreement)~~.

(d)                                 As of the ~~Closing~~Amendment Effective Date, no Loan Party ~~and no Restricted Subsidiary of a Loan Party~~ holds any commercial tort claims ~~that exceed~~in an amount reasonably estimated by such Loan Party to be in excess of $2,500,000 ~~in amount~~and known by such Loan Party to be in existence, except as set forth on Schedule 4.6(d).

4.7                               Litigation.  There are no actions, suits, or proceedings pending or, to the  ~~best~~ knowledge of Borrower, threatened in writing (i) as of the ~~Closing~~Amendment Effective Date, with respect to the Transaction or any of the Transaction Documents, or (ii) against a Loan Party or any of its Restricted Subsidiaries that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Change.

4.8                               Compliance with Laws.  No Loan Party nor any of its Restricted Subsidiaries (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, or

(b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

4.9                               No Material Adverse Change.  All financial statements relating to the Loan Parties and their Subsidiaries that have been delivered by Borrower to Agent under this Agreement and the other Loan Documents have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the Loan Parties’ and their Restricted Subsidiaries’ consolidated financial condition as of the date thereof and results of operations for the period then ended.  Since ~~December 31~~January 2, ~~2011~~2016, no event, circumstance, or change has occurred that, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Change.

4.10                        Solvency; Fraudulent Transfer.  As of the Amendment Effective Date:

(a)                                 ~~Borrower~~Parent and its Restricted Subsidiaries on a consolidated basis are Solvent and, after giving effect to the consummation of the Transactions on the ~~Closing~~Amendment Effective Date, will be Solvent~~.~~; and

(b)                                 ~~No~~no transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

4.11                        Employee Benefits.

(a)                                 Except, in each case, as could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Change, none of Parent, any Restricted Subsidiary of Parent or any ERISA Affiliate maintains or contributes to (or has any obligation to contribute to), or has liability (including any indirect, contingent or secondary liability) with respect to, any Plan, or any Multiemployer Plan or any Foreign Pension Plan, or has any such liability with respect to any pension plan as defined in Section 3(2) of ERISA that is subject to Section 302 or Title IV of ERISA or Section 412 of the IRC or any multiemployer plan as defined in Section 4001(c)(3) of ERISA that is subject to Title IV of ERISA, which is not currently maintained or contributed to by Parent, any Restricted Subsidiary of Parent or any ERISA Affiliate.

~~(a)                                 No Loan Party nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plan, other than those identified on Schedule 4.11 (as updated from time to time).~~

~~(b)                                 Each Loan Party and each ERISA Affiliate is in material compliance with all applicable provisions of ERISA, the IRC and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the IRC has not yet expired and except where a failure to so comply could not reasonably be expected to result in a Material Adverse Change.  Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the IRC has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the IRC, except for such plans that have not yet received determination letters because they were established after the ending of any applicable remedial amendment period and for which the remedial amendment period for submitting a determination letter has not yet expired, and nothing has occurred since the issuance of such determination that could reasonably be expected to result in the revocation of such determination.  No liability~~

~~has been incurred by any Loan Party or any ERISA Affiliate which remains unsatisfied with respect to any Employee Benefit Plan, except to the extent that such liabilities could not reasonably be expected to result in a Material Adverse Change.~~

~~(c)                                  No Employee Benefit Plan provides for post-employment welfare benefits, except as required by the Consolidated Omnibus Budget Reconciliation Act and no Pension Plan has been terminated for which the liabilities have not been satisfied in full, nor has any Pension Plan failed to meet the minimum funding standards IRC (without regard to any waiver granted under Section 412 of the IRC) other than as set forth on Schedule 4.11(c)(ii) (which schedule sets forth the fair market value of the plan’s assets and the present value of the plan’s liabilities using the assumptions required by the Pension Protection Act), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has any Loan Party or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by the IRC, ERISA or the terms of any Pension Plan prior to the due dates of such contributions, except to the extent that the failure to make such contributions or payment could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan.~~

~~(d)                                 No Loan Party nor any ERISA Affiliate has:  (A) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the IRC, except for any transaction that could not reasonably be expected to result in a material liability, (B) incurred any liability to the PBGC that remains outstanding other than the payment of premiums and there are no premium payments that are due and unpaid, except to the extent that such liability could not reasonably be expected to result in a Material Adverse Change, (C) failed to make a required contribution or payment to a Multiemployer Plan, except to the extent that the failure to make such contribution or payment could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, or (D) failed to make a required installment or other required payment under the IRC, except to the extent that the failure to make such installment or payment could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, or (E) any liability with respect to any employee benefit plan within the meaning of Section 3(3) of ERISA that is not currently maintained or contributed to by a Loan Party or any ERISA Affiliate.~~

~~(e)                                  No Termination Event has occurred or is reasonably expected to occur that could, individually or in the aggregate, reasonably be expected to result in either a Material Adverse Change.~~

~~(f)                                   No proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit or investigation is existing or, to the best knowledge of any Loan Party after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Loan Party or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan that could individually or in the aggregate reasonably be expected to result in a Material Adverse Change.~~

(~~g~~b)                           ~~Except as set forth on Schedule 4.11, there~~Neither Parent nor any of its Restricted Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Change.  There is (i) no unfair labor practice complaint pending ~~or, to Borrowers’~~against Parent or any of its Restricted Subsidiaries or, to the knowledge of Parent and Borrower, threatened in writing against any ~~Loan Party or any Restricted Subsidiary before any Governmental Authority~~of them, before the National Labor Relations Board, and no grievance or arbitration proceeding ~~pending or threatened against any Loan Party or any Restricted Subsidiary which arises~~arising out of or under any collective bargaining agreement~~,~~ is so pending against Parent or any of its Restricted Subsidiaries or, to the knowledge of Parent and Borrower, threatened in writing against any of them, and (ii) no strike, labor dispute, slowdown~~,~~ or stoppage ~~or similar action or grievance~~ pending against Parent or any of its Restricted Subsidiaries or, to the ~~best~~ knowledge of ~~Borrowers~~Parent and Borrower, threatened ~~against any~~

~~Loan Party or any Subsidiary and (iii) no union representation question existing with respect to the employees of any Loan Party or any Subsidiary and no material union organizing activity taking place with respect to any of the employees of any of them.  Neither the Loan Parties, nor any Subsidiary, has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or similar state or provincial law, which remains unpaid or unsatisfied.  The hours worked and payments made to employees of the Loan Parties and each Restricted Subsidiary are in material compliance with the Fair Labor Standards Act or any other applicable legal requirements.  All material payments due from the Loan Parties and each Restricted Subsidiary on account of workers compensation, wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Loan Parties or their~~in writing against Parent or any of its Restricted Subsidiaries, except ~~(~~, with respect to any matter specified in clauses (~~a~~i) ~~—~~or (~~e~~ii) above, either individually or in the aggregate~~)~~, such as could not reasonably be expected to result in a Material Adverse Change.

4.12                        Environmental Condition.  Except as ~~set forth on Schedule 4.12 or as~~ individually or in the aggregate could not reasonably be expected to result in a Material Adverse Change~~,~~:

(a) ~~to Borrower’s knowledge, no Loan Party’s or~~                             each of Parent and each of its Restricted Subsidiaries~~’ properties or assets have ever been used by a Loan Party, its Restricted Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation, in any respect, of any applicable Environmental Law, (b) to Borrower’s knowledge, no Loan Party’s or its Restricted Subsidiaries’ properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) no Loan Party nor~~ is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws; (ii) there are no pending or, to the knowledge of Parent, Holdings and Borrower, Environmental Actions threatened in writing against Parent or any of its Restricted Subsidiaries ~~has received notice that a Lien arising under any Environmental Law has attached to any revenues or to~~or any Real Property owned, leased or operated by ~~a Loan Party or its Restricted Subsidiaries (other than any such Lien that has been released), and (d) no Loan Party nor~~Parent or any of its Restricted Subsidiaries ~~nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability.~~(including any such claim arising out of the ownership, lease or operation by Parent or any of its Restricted Subsidiaries of any Real Property formerly owned, leased or operated by Parent or any of its Restricted Subsidiaries but no longer owned, leased or operated by Parent or any of its Restricted Subsidiaries); and (iii) there are no facts, circumstances, conditions or occurrences with respect to the business or operations of Parent or any of its Restricted Subsidiaries, or any Real Property owned, leased or operated by Parent or any of its Restricted Subsidiaries (including, to the knowledge of Parent, Holdings and Borrower, any Real Property formerly owned, leased or operated by Parent or any of its Restricted Subsidiaries but no longer owned, leased or operated by Parent or any of its Restricted Subsidiaries) or, to the knowledge of Parent, Holdings and Borrower, any property adjoining or adjacent to any such Real Property that could be reasonably expected to form the basis of an Environmental Action against Parent or any of its Restricted Subsidiaries or any Real Property owned, leased or operated by Parent or any of its Restricted Subsidiaries; and

(b)                                 Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property currently owned, leased or operated by Parent or any of its Restricted Subsidiaries or, to the knowledge of Parent, Holdings and Borrower, any Real Property formerly owned, leased or operated by Parent or any of its Restricted Subsidiaries or property adjoining or adjacent to any Real Property, where such generation, use, treatment, storage, transportation or Release has violated any applicable Environmental Law or could reasonably be expected to give rise to an Environmental Action.

4.13                        Intellectual Property.  Each Loan Party and each of its Restricted Subsidiaries owns, or holds licenses in, all trademarks, trade names, copyrights, patents, and licenses that are necessary to the conduct of its business as currently conducted, without any known conflict with the rights of others, as to which the failure to so own or hold could, or as to which any such conflict could, individually or in the aggregate, be reasonably expected to result in a Material Adverse Change.

4.14                        Leases.  Each Loan Party and its Restricted Subsidiaries enjoy peaceful and undisturbed possession under all leases ~~material to their business and~~ to which they are parties or under which they are operating, except to the extent such failure to so enjoy such possession could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change, and, subject to Permitted Protests, all of such leases are valid and subsisting and no default by the applicable Loan Party or its Restricted Subsidiaries exists under any of them which failure to be so valid or subsisting or which default reasonably could be expected to result in a Material Adverse Change.

4.15                        Deposit Accounts and Securities Accounts.  ~~Set~~As of the Amendment Effective Date, set forth on Schedule 4.15 ~~(as updated pursuant to the provisions of the Security Agreement from time to time)~~ is a listing of all of the Loan Parties’ Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

4.16                        Complete Disclosure.  All factual information (taken as a whole) furnished by or on behalf of a Loan Party or its Restricted Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not materially misleading at such time in light of the circumstances under which such information was provided, it being understood and agreed that, for purposes of this Section 4.16, such factual information shall not include the Projections, any pro forma financial information or other forward-looking information or information relating generally to the economy of the industry in which Borrower and its Restricted Subsidiaries operate.  The Projections delivered to Agent prior to the ~~Closing~~Amendment Effective Date represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent, Borrower’s good faith estimate of Borrower’s and its Restricted Subsidiaries future performance for the periods covered thereby based upon assumptions believed by Borrower to be reasonable at the time of the delivery thereof to Agent (it being understood that such projections and forecasts are subject to uncertainties and contingencies, many of which are beyond the control of the Loan Parties and their Restricted Subsidiaries and no assurances can be given that such projections or forecasts will be realized or any level of performance will be achieved).

~~4.17                        Insurance.  Schedule 4.17 sets forth a listing of all insurance maintained by Borrower and its Restricted Subsidiaries as of the Closing Date, with the amounts insured (and any deductibles) set forth therein.~~

4.17                        [Reserved].

4.18                        Patriot Act.  To the extent applicable, each Loan Party is in compliance in all material respects with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001, as amended) (the “Patriot Act”).  No part of the proceeds of the loans made hereunder will be used, directly or indirectly, by any Loan Party for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

~~4.19                        Indebtedness.  Set forth on Schedule 4.19 is a true and complete list of all Indebtedness of each Loan Party and each of its Restricted Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding immediately after the Closing Date and such Schedule accurately sets forth, in the case of Funded Indebtedness, the aggregate principal amount of such Indebtedness after giving effect to the Closing Date.~~

4.19                        [Reserved].

4.20                        Payment of Taxes.  Except as otherwise permitted under Section 5.5, all tax returns and reports of each Loan Party and its Restricted Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon a Loan Party and its Restricted Subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable have been paid when due and payable except where the failure to do any of the foregoing could not reasonably be expected to cause, either individually, or in the aggregate, a Material Adverse Change.  Each Loan Party and each of its Restricted Subsidiaries have made adequate provision in accordance with GAAP for all taxes not yet due and payable except where the failure do so could not reasonably be expected to cause, either individually, or in the aggregate, a Material Adverse Change.  Borrower does not know of any proposed tax assessment against a Loan Party or any of its Restricted Subsidiaries, other than those (i) that are being actively contested by such Loan Party or such Restricted Subsidiary diligently, in good faith, and by appropriate proceedings, (ii) that have been adequately provided for in accordance with GAAP, or (iii) that could not reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change.  As of the Amendment Effective Date, neither Parent nor any of its Restricted Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Parent or any of its Restricted Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Parent or any of its Restricted Subsidiaries not to be subject to the normally applicable statute of limitations except, in each case, as could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Change.

4.21                        Margin Stock.  No Loan Party nor any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No part of the proceeds of the ~~loans~~Advances made to Borrower will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors.

4.22                        Governmental Regulation.  No Loan Party nor any of its Restricted Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which ~~may limit its ability to incur the Obligations or which may otherwise~~could reasonably be expected to render all or any portion of the Obligations unenforceable.  No Loan Party nor any of its Restricted Subsidiaries is a “registered investment company” or  subject to registration as a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.23                        OFAC/Sanctions.  No Loan Party nor any of its Restricted Subsidiaries is in violation of any ~~of the country or list based economic and trade sanctions administered and enforced by OFAC~~Sanctions.  No Loan Party nor any of its Restricted Subsidiaries nor, to the knowledge of such Loan Party, any director, officer, employee, agent or Affiliate of such Loan Party or such Restricted Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has ~~a more than 10% of its~~any assets located in Sanctioned Entities, or (c) derives ~~more than 10% of its~~ revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.  Each of the Loan Parties and its Restricted Subsidiaries has implemented and maintains in effect policies and procedures designed to promote compliance by the Loan Parties and their Restricted Subsidiaries and their respective directors, officers, employees, agents and Affiliates with the Anti-Corruption

Laws.  Each of the Loan Parties and its Restricted Subsidiaries, and to the knowledge of each such Loan Party, each director, officer, employee, agent and Affiliate of each such Loan Party and each such Restricted Subsidiary, is in compliance with the Anti-Corruption Laws in all material respects.  No proceeds of any ~~loan made~~Advance made or Letter of Credit issued hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any applicable sanction by any Person (including any Lender, Bank Product Provider, or other individual or entity participating in any transaction).

4.24                        Eligible Accounts~~.~~; Eligible Credit Card Receivables.

(a)                                 As to each Account (or portion thereof) that is identified by Borrower as an Eligible Account in the most recent Borrowing Base Certificate submitted to Agent, such Account is, as of the date of such Borrowing Base Certificate, (a) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of Borrower’s business, and (b) not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Accounts (that are not Agent-discretionary criteria) as in effect at such time.

(b)                                 As to each Credit Card Receivable (or portion thereof) that is identified by Borrower as an Eligible Credit Card Receivable in the most recent Borrowing Base Certificate submitted to Agent, such Credit Card Receivable is, as of the date of such Borrowing Base Certificate, (i) a bona fide existing payment obligation of the applicable Credit Card Issuer or Credit Card Processor created by the sale and delivery of Inventory or the rendition of services in the ordinary course of Borrower’s business, (ii) owed to a Borrowing Base Party without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation, and (iii) not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Credit Card Receivables (that are not Agent-discretionary criteria) as in effect at such time.

4.25                        Eligible Inventory.  As to each item of Inventory that is identified by Borrower as Eligible Inventory in the most recent Borrowing Base Certificate submitted to Agent, such Inventory is, as of the date of such Borrowing Base Certificate, (a) of good and merchantable quality, free from known defects, and (b) not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Inventory (that are not Agent-discretionary criteria) as in effect at such time.

4.26                        Location of Inventory and Equipment.  ~~Except~~As of the Amendment Effective Date, except as set forth on Schedule 4.26 ~~(as such schedule may be updated from time to time pursuant to Section 5.15)~~, the Inventory and Equipment (other than vehicles or Equipment out for repair) of the Loan Parties are not stored with a bailee, warehouseman, or similar party, except for bailees, warehousemen or similar identified as such on Schedule 4.26 ~~(as such Schedule may be updated pursuant to Section 5.15)~~ and are located only at the locations identified on Schedule 4.26 (~~as such Schedule may be updated pursuant to Section 5.15) (~~other than (a) Inventory and Equipment in transit from suppliers, to customers, or between such locations, and (b) other Inventory and Equipment having an aggregate fair market value of less than $15,000,000).

4.27                        Inventory Records.  Each Loan Party keeps correct and accurate records itemizing and describing in all material respects the type, quality, and quantity of its and its Restricted Subsidiaries’ Inventory and the book value thereof.

~~4.28                        Holding Companies.  Holdings is a holding company and does not have any material liabilities (other than liabilities arising under the Loan Documents, the Term Loan Facilities, guarantees of Permitted Indebtedness and liabilities incidental to its ownership of Borrower, including amounts owing to tax, accounting and legal professionals), own any material assets (other than the Stock of Borrower, cash and Cash~~

~~Equivalents) or engage in any operations or business (other than the ownership of Borrower and activities reasonably related thereto, including administrative activities).~~

~~4.29~~4.28                                                Term Loan Documents.  As of the Amendment Effective Date, Borrower has delivered to Agent ~~(a)~~ a complete and correct copy of the ~~First Lien~~ Term Loan ~~Documents, including all schedules and exhibits thereto and (b) a complete and correct copy of the Second Lien Term Loan Documents, including all schedules and exhibits thereto~~Credit Agreement and the related security agreement.

5.              AFFIRMATIVE COVENANTS.

Borrower covenants and agrees that, until ~~termination of all of the Commitments and~~ payment in full of the Obligations, ~~the Loan Parties~~Borrower shall comply, and shall cause Parent, Holdings and each of its and their respective Restricted Subsidiaries to comply, with each of the following:

5.1                               Financial Statements, Reports, Certificates.  Deliver to Agent ~~(and, if so requested by Agent, with copies~~for delivery to each Lender~~)~~, each of the financial statements, reports, and other items set forth on Schedule 5.1 at the times specified therein.  In addition, Borrower agrees that ~~(x)~~ no Loan Party nor any Restricted Subsidiary of a Loan Party will have a fiscal year different from that of Borrower ~~and (y) the fiscal quarters of Borrower and each of its Restricted Subsidiaries shall end within 4 days of March 31, June 30, September 30 and December 31 of each calendar year~~; provided, that  any Restricted Subsidiary acquired by Borrower in connection with a Permitted Acquisition may have a different fiscal year and fiscal quarter ends for a period not exceeding 270 days following the acquisition thereof.  In addition, Borrower agrees to maintain a system of accounting that enables Borrower to produce financial statements to be prepared in all material respects in accordance with GAAP.  ~~Each Loan Party shall also (a) keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to its and its Restricted Subsidiaries’ sales, and (b) maintain its billing systems/practices as in effect on the Closing Date and shall only make material modifications thereto with notice to, and with the consent (not to be unreasonably withheld or delayed) of, Agent.~~

5.2                               Collateral Reporting.  Provide Agent ~~(and, if so requested by Agent, with copies for~~for delivery to each Lender~~)~~ with each of the reports set forth on Schedule 5.2 at the times specified therein.  In addition, Borrower agrees to use commercially reasonable efforts in cooperation with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on such Schedule.

5.3                               Existence.  Except as otherwise permitted under Section 6.3, at all times maintain and preserve in full force and effect its existence (including being in good standing in its jurisdiction of organization) and all rights and franchises, licenses and permits material to the business of the Loan Parties, taken as a whole; provided, ~~however,~~ that no Loan Party nor any of its Restricted Subsidiaries shall be required to preserve any such material right or franchise, licenses or permits if the preservation thereof is no longer desirable in the conduct of the business of such Person, or if the loss thereof could not reasonably be expected to result in a Material Adverse Change.

5.4                               Maintenance of Properties.  Maintain and preserve all of its assets that are necessary in the proper conduct of its business in good working order and condition, ordinary wear, tear, and casualty excepted and Permitted Dispositions excepted ~~(and except where the failure to do so could not reasonably be expected to result in a Material Adverse Change)~~, and comply with the material provisions of all material leases to which it is a party as lessee, so as to prevent the loss or forfeiture thereof, unless such provisions are the subject of a Permitted Protest (and except where the failure to do so could not reasonably be expected to result in a Material Adverse Change).

5.5                               Taxes.  Cause all material assessments and material taxes imposed, levied, or assessed against any Loan Party or its Restricted Subsidiaries, or any of their respective assets or in respect of any of its income, businesses, or franchises to be paid in full, before delinquency or before the expiration of any extension period, except to the extent (i) that such tax or assessment is being contested in good faith and by proper proceedings and has been adequately provided for in accordance with GAAP, (ii) that the validity of such assessment or tax shall be the subject of a Permitted Protest, or (iii) where the failure to pay could not reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change.  Borrower will and will cause each of its Restricted Subsidiaries to make timely payment or deposit of all material tax payments and material withholding taxes required of it and them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, except where the failure to do so could not reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change.

5.6                               Insurance.  At Borrower’s expense, maintain or cause to be maintained insurance respecting each of the Loan Parties’ and their Restricted Subsidiaries’ assets wherever located, covering ~~loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily~~liabilities, losses or damages as are customarily are insured against by other Persons engaged in ~~the~~ same or similar businesses ~~in similar locations.  Borrower also shall maintain (with respect to each of the Loan Parties and their Restricted Subsidiaries) business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation~~and similarly situated and located.  All such policies of insurance shall be with responsible and reputable insurance companies and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located (it being agreed that ~~the~~ Borrower’s insurance program satisfies this standard as of the ~~Closing Date).  All~~Amendment Effective Date).  Except as otherwise agreed by Agent, all property insurance policies covering the Collateral are to be made payable to Agent for the benefit of Agent and the Lenders, as their interests may appear, in case of loss, pursuant to a standard loss payable endorsement with a standard ~~non contributory~~non-contributory “lender” or “secured party” clause.  ~~Copies of~~Except as otherwise agreed by Agent, all certificates of property and general liability insurance are to be delivered to Agent upon Agent’s request, with ~~the~~lender’s loss payable (solely with respect to the Collateral) and additional insured endorsements in favor of Agent and shall, to the extent available on a commercially reasonable basis, provide for not less than 30 days (10 days in the case of non-payment) prior written notice to Agent of the exercise of any right of cancellation or material alteration.  If Borrower fails to maintain such insurance, Agent may arrange for such insurance, but at Borrower’s expense and without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims.  Borrower shall give Agent prompt notice of any loss exceeding $5,000,000 covered by ~~its~~the casualty or business interruption insurance of any Loan Party or its Restricted Subsidiaries.  Upon the occurrence and during the continuance of an Event of Default, Agent shall have the sole right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

5.7                               Inspection.  Permit Agent and each ~~Lender and each of their respective~~of its duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, and ~~with respect to Agent and its duly authorized representatives only,~~ to conduct field examinations, appraisals and valuations, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, its officers and employees at such reasonable times and intervals as Agent may designate and, so long as no Event of Default exists, with reasonable prior notice to Borrower.  Notwithstanding the foregoing, neither Parent nor any of its Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making of copies of or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to Agent (or its representatives or agents) is prohibited by applicable law, (iii) in respect of which Parent or any of its Restricted Subsidiaries owes binding confidentiality obligations (to the extent not created in contemplation of Parent’s or such Restricted Subsidiary’s obligations under this Section 5.7) to any third party after Parent’s or such Restricted Subsidiary’s use of commercially reasonable efforts to obtain the consent of such third party (to the extent commercially feasible), or (iv) that is subject to attorney-client or similar privilege or constitutes attorney work product.  Borrower shall pay the fees and expenses of each such field examination and appraisal subject to the limitations set forth in Section 2.10(c).  Agent shall give Borrower the opportunity to participate in any discussions with Borrower’s or Parent’s independent public accountants.

5.8                               Compliance with Laws.  Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority (including FCPA, OFAC (including sanctions administered and enforced thereunder) applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

5.9                               Environmental.

(a)                                 Keep any property either owned or operated by ~~Borrower~~any Loan Party or its Restricted Subsidiaries free of any Environmental Liens (other than Permitted Liens) or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens,

(b)                                 comply with Environmental Laws except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and provide to Agent documentation of such compliance, if applicable, which Agent reasonably requests,

(c)                                  promptly notify Agent of any release of which Borrower has actual knowledge of a Hazardous Material in any reportable quantity from or onto property owned or operated by ~~Borrower~~any Loan Party or its Restricted Subsidiaries which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and

(d)                                 promptly, but in any event within 10 Business Days of its receipt thereof (or such longer period as may be permitted by Agent in its sole discretion), provide Agent with written notice of any of the following which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change:  (i) notice that an Environmental Lien has been filed against any of the real or personal property of ~~Borrower~~a Loan Party or its Restricted Subsidiaries, (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against ~~Borrower~~a Loan Party or its Restricted Subsidiaries, and (iii) notice of ~~a~~an environmental violation, citation, or other administrative order ~~which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change~~.

5.10                        Disclosure Updates.

(a)                                 Promptly and in no event later than 15 Business Days (or such longer period as may be permitted by Agent in its sole discretion) after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to the Lender Group contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which made.  The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.

(b)                                 Promptly and in no event within 10 days (or such longer period as may be permitted by Agent in its sole discretion) after obtaining knowledge thereof, notify Agent in writing of (i) any change with respect to the list of the Loan Parties’ Subsidiaries and the description of their issued and outstanding Stock set forth on Schedule 4.1(b), Schedule 4.1(c), or Schedule 4.6(d), and (ii) any Deposit Account or

Securities Account of any Loan Party not identified on Schedule 4.15, including with respect to each applicable bank or securities intermediary (i) the name and address of such Person, and (ii) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

5.11                        Formation of Subsidiaries; Designation of Additional Restricted Subsidiaries .  At the time that any Loan Party forms any direct or indirect Wholly-Owned Domestic Subsidiary that is a Restricted Subsidiary (other than an Excluded Subsidiary), or acquires any direct or indirect Wholly-Owned Domestic Subsidiary that is a Restricted Subsidiary (other than an Excluded Subsidiary), or designates an Unrestricted Subsidiary that is a Wholly-Owned Domestic Subsidiary as a Restricted Subsidiary (other than an Excluded Subsidiary), in each case, after the ~~Closing Date, (a) promptly~~Amendment Effective Date and subject to any limitations set forth in the Loan Documents, promptly (and, in any event, within 60 days after such formation, acquisition or designation, or such later date as permitted by Agent in its sole discretion), (a) cause each such new Wholly-Owned Domestic Subsidiary to provide to Agent (i) a Guaranty or a joinder to a Guaranty, (ii) a joinder to the Security Agreement, an acknowledgment to the Intercreditor Agreement and a joinder to the Intercompany Subordination Agreement, (iii) if applicable, a Control Agreement, a Patent Security Agreement, a Trademark Security Agreement and a Copyright Security Agreement, and (iv) such other security documents (~~including mortgages~~in the case of Real Property, a mortgage shall only be required with respect to any Real Property owned in fee by such new Subsidiary with a fair market value of at least $5,000,000), as well as appropriate financing statements (and with respect to all property subject to a mortgage, fixture filings), all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to the Intercreditor Agreement and Permitted Liens (but excluding as to priority Liens on Borrowing Base Collateral permitted under clause (q) of the definition of Permitted Liens)), in and to the assets of such newly formed or acquired Wholly-Owned Domestic Subsidiary or such designated Restricted Subsidiary (except for assets expressly not included as Collateral pursuant to the Security Agreement), (b) to the extent not covered by the Security Agreement, ~~promptly~~ upon the formation or acquisition of such new Wholly-Owned Domestic Subsidiary or the designation of such Restricted Subsidiary, cause each applicable Loan Party to provide to Agent a pledge agreement and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Wholly-Owned Domestic Subsidiary or such designated Restricted Subsidiary reasonably satisfactory to Agent (to the extent such Stock is not expressly excluded from Collateral pursuant to the Security Agreement), and (c) ~~promptly~~ upon the formation or acquisition of such new Wholly-Owned Domestic Subsidiary or the designation of such Restricted Subsidiary provide to Agent all other documentation, including, if reasonably requested by Agent, one or more opinions of counsel reasonably satisfactory to Agent, which in its reasonable opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance, flood insurance (if applicable) or other documentation with respect to all Real Property owned in fee and required to be subject to a mortgage).  ~~Promptly after~~After any Wholly-Owned Domestic Subsidiary of Borrower that is a Restricted Subsidiary ceases to constitute an “Excluded Subsidiary” or a “Pass-Through Foreign Holding Company” in accordance with the respective definitions thereof, Borrower shall cause each such Subsidiary that remains a Wholly-Owned Domestic Subsidiary that is a Restricted Subsidiary of Borrower to promptly (and, in any event, within 60 days or such later date as permitted by Agent in its sole discretion) take all actions required by this Section 5.11 and Section 5.12 as if such Subsidiary were then formed or acquired or then designated as a Restricted Subsidiary, as the case may be.  Any document, agreement, or instrument executed or issued pursuant to ~~this~~ Section 5.11(a) or (b) shall ~~be~~constitute a Loan Document.  Notwithstanding anything to the contrary, (x) except as provided in the following sentence, the Loan Parties shall execute and deliver to Agent, such mortgages, deeds of trust, control agreements, and other security documents to the extent provided to Term Loan Agent or executed in respect of the Term Loan Facility, and (y) no Subsidiary shall constitute a Borrowing Base Party for any purpose, and no assets of any Subsidiary shall be included in the calculation of the Borrowing Base, unless and until such Subsidiary shall have delivered to Agent a Guaranty or a joinder to a Guaranty and the Security Agreement or a joinder to the Security Agreement.  Notwithstanding anything contained in this Section 5.11 to the contrary, (i) each action required by this Section 5.11 with respect to Real Property shall be completed within 120 days after such action is requested to be taken by Agent (or such longer period of time as may be agreed to by Agent in its sole discretion), and (ii) for the avoidance of doubt, no mortgage or deed of trust or deliverables relating thereto shall be required in respect of the Enid Real Property.

5.12                        Further Assurances.  At any time, promptly upon the reasonable request of Agent but subject to any limitations set forth in the Loan Documents, execute or deliver to Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, mortgages, deeds of trust, and all other documents (collectively, the “Additional Documents”) that Agent may reasonably request in form and substance reasonably satisfactory to Agent, to create, perfect, and continue perfected or to better perfect Agent’s Liens in substantially all of the assets of the Loan Parties (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Agent in any fee-owned Real Property acquired by Borrower or its Restricted Subsidiaries after the Closing Date with a fair market value in excess of $5,000,000 (or such other fee-owned or leased Real Property as to which a mortgage is granted (or required to be granted) pursuant to the terms of ~~either~~ the ~~First Lien~~ Term Loan Documents ~~or the Second Lien Term Loan Documents~~), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents.  To the maximum extent permitted by applicable law, if any such Additional Documents are not executed and delivered within a reasonable time following a request therefor by Agent, Borrower hereby irrevocably authorizes Agent to execute any such Additional Documents in the applicable Loan Party’s name, as applicable, and authorizes Agent to file such Additional Documents in any appropriate filing office.  In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions (subject to any limitations set forth in the Loan Documents) as Agent may reasonably request from time to time to ensure that the Obligations are ~~guarantied~~guaranteed by the Guarantors and are secured by substantially all of the assets of the Loan Parties and all of the outstanding capital Stock of ~~Borrower~~Holdings and its Restricted Subsidiaries (subject to exceptions and limitations contained in the Loan Documents including with respect to the Stock of Foreign Subsidiaries and Excluded Subsidiaries).  Furthermore, in the case of additional Real Property Collateral, upon the request of Agent, the Loan Parties will deliver to Agent such opinions of counsel in each jurisdiction in which the mortgaged Real Property is located in form and substance reasonably satisfactory to Agent, surveys, Mortgage Policies with title insurance coverage reasonably satisfactory to Agent and other related documents as may be reasonably requested by Agent to assure itself that this Section 5.12 has been complied with.  Notwithstanding anything contained in this Section 5.12 to the contrary, (i) each action required by this Section 5.12 with respect to Real Property shall be completed within 120 days after such action is requested to be taken by Agent (or such longer period of time as may be agreed to by Agent in its sole discretion), and (ii) for the avoidance of doubt, no mortgage or deed of trust or deliverables relating thereto shall be required in respect of the Enid Real Property.

5.13                        Lender Meetings.  Within 120 days after the close of each ~~fiscal year~~Fiscal Year of Borrower, at the request of Agent or of the Required Lenders and upon reasonable prior notice, hold a meeting (at a mutually agreeable location and time or, at the option of Agent, by conference call) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of Borrower and its Restricted Subsidiaries and the projections presented for the current ~~fiscal year~~Fiscal Year of Borrower.

~~5.14                        Compliance with ERISA and the IRC.  In addition to and without limiting the generality of Section 5.8, (a) except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) comply with all applicable provisions of ERISA, the IRC and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (ii) not take any action or fail to take action the result of which could reasonably be expected to result in a liability to the PBGC or to a Multiemployer Plan, (iii) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the IRC, and (iv) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the IRC or any liability to any qualified beneficiary as defined in Section 4980B of the IRC, and (b) furnish to Agent upon its request such additional information about any Employee Benefit Plan as may be reasonably requested by Agent.~~

5.14                        Compliance with ERISA and the IRC.

(a)                                 Parent, Holdings, Borrower and their respective ERISA Affiliates shall each (i) maintain all Plans that are presently in existence or may, from time to time, come into existence, in compliance with the terms of any such Plan, ERISA, the IRC and all other applicable laws, and (ii) make or cause to be made contributions to all Plans in a timely manner and in a sufficient amount to comply with the requirements of Sections 302 and 303 of ERISA and Sections 412 and 430 of the IRC, in each case except to the extent the failure to do so would not reasonably be expected to result in a Material Adverse Change.

(b)                                 Parent and each of its applicable Restricted Subsidiaries shall ensure that all Foreign Pension Plans administered by it or into which it makes payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws, except where the failure to do any of the foregoing, either individually or in the aggregate, could not be reasonably likely to result in a Material Adverse Change.

(c)                                  Promptly and in any event within 10 days after Parent, Holdings, Borrower, a Restricted Subsidiary or any of their ERISA Affiliates knows or has reason to know that any ERISA Event has occurred, a statement of an Authorized Person of the relevant entity describing such ERISA Event and the action, if any, that  the relevant entity or its ERISA Affiliate has taken and proposes to take with respect thereto.

5.15                        Location of Inventory and Equipment.  Keep each Loan Parties’ Inventory and Equipment only at the locations identified on Schedule 4.26 (other than (i) vehicles, (ii) Equipment out for repair, (iii) Inventory and Equipment in transit from suppliers, to customers, or between such locations and (iv) other Inventory and Equipment having an aggregate fair market value not exceeding $15,000,000) and their chief executive offices only at the locations identified on Schedule 4.6(b)~~; provided, that Borrower may amend Schedule 4.26 or Schedule 4.6(b) so long as such amendment occurs by~~, unless such Loan Party has delivered to Agent written notice ~~to Agent~~of a change in such location not less than 10 days (or such later date as permitted by Agent in its sole discretion) prior to the date on which such Inventory or Equipment is moved to such new location or such chief executive office is relocated and ~~so long as such new location is within the United States, and~~, with respect to any leased location or warehouse location, so long as~~, Borrower~~ each Loan Party uses commercially reasonable efforts to provide Agent a Collateral Access Agreement with respect thereto from the landlord or warehouseman of such location, if any~~, at the time of such written notification~~.

~~5.16                        Ownership of Subsidiaries. Except as otherwise permitted pursuant to a Permitted Acquisition, a Permitted Investment or a Permitted Disposition, in each case consummated in accordance with the terms hereof, own 100% of the Stock of each of their Restricted Subsidiaries (other than directors’ qualifying shares and other nominal amounts of shares to the extent required by applicable law).~~

6.              NEGATIVE COVENANTS.

Borrower covenants and agrees that, until ~~termination of all of the Commitments and~~ payment in full of the Obligations, ~~the Loan Parties (except, in the case of Holdings, with respect to Sections 6.9 and 6.12) will not and will~~Borrower shall not, and shall not permit any ~~of~~other Loan Party or any of its or their Restricted Subsidiaries to, do any of the following:

6.1                               Indebtedness.  Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness.

6.2                               Liens.  Create, incur, assume, or suffer to exist any Lien on or with respect to any of its assets, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

6.3                               Restrictions on Fundamental Changes.

(a)                                 Merge or consolidate with any Person, except for (i) any merger or consolidation between ~~Qualified~~ Loan Parties~~; provided that~~, (ii) any merger or consolidation between Restricted Subsidiaries of Parent that are not Loan Parties, (iii) any merger or consolidation between a Loan Party and any Restricted Subsidiary that is not a Loan Party, so long as a Loan Party is the surviving entity of any such merger or consolidation, (iv) any merger or consolidation to effect a disposition permitted under the terms of this Agreement, and (v) any merger or consolidation to effect a Permitted Acquisition or other Permitted Investment; provided, in the case of each of the foregoing clauses (i)-(v), Borrower must be the surviving entity of any such merger or consolidation to which it is a party, ~~(ii) any merger or consolidation between Restricted Subsidiaries of Borrower that are not Qualified Loan Parties, (iii) any merger or consolidation between a Qualified Loan Party and any Restricted Subsidiary of Borrower that is not a Qualified Loan Party, so long as Borrower or a Qualified Loan Party is the surviving entity of any such merger or consolidation, (iv) dispositions permitted under the terms of this Agreement, and (v) Permitted Acquisitions and Permitted Investments,~~

(b)                                 Except for dispositions permitted under the terms of this Agreement, liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for (i) the liquidation or dissolution of non-operating Restricted Subsidiaries of ~~Borrower~~any Loan Party with nominal assets and nominal liabilities, (ii) the liquidation or dissolution of a Loan Party (other than Parent, Holdings or Borrower) so long as all of the assets (including any interest in any Stock) of such liquidating or dissolving Loan Party are transferred to a Loan Party that is not liquidating or dissolving, or (iii) the liquidation or dissolution of a Restricted Subsidiary ~~of Borrower that is not a Loan Party (other than any such Restricted Subsidiary the Stock of which (or any portion thereof) is subject to a Lien in favor of Agent unless the assets of such dissolving or liquidating entity are transferred to a Loan Party) so long as all of the assets of such liquidating or dissolving Restricted Subsidiary are transferred to a Restricted Subsidiary of Borrower that is not liquidating or dissolving, or~~into Borrower or one or more other Restricted Subsidiaries, or

(c)                                  Suspend or go out of a substantial portion of the business of Borrower and its Restricted Subsidiaries, taken as a whole, except as permitted pursuant to clauses (a) or (b) above or in connection with the transactions permitted under the terms of this Agreement.

6.4                               Disposal of Assets.  Other than Permitted Dispositions, Permitted Investments, Permitted Liens or transactions expressly permitted by Sections 6.3, 6.9 or 6.11, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of ~~Borrower’s~~any Loan Party’s or its Restricted Subsidiaries assets.

6.5                               Change Name.  Change ~~Borrower’s or any of its Subsidiaries’ name,~~any Loan Party’s legal name, tax identification number, organizational identification number, ~~state~~jurisdiction of organization or ~~organizational identity~~type of organization unless Borrower provides at least 10 Business Days’ (or such shorter period as permitted by Agent in its sole discretion) prior written notice to Agent of such change.

6.6                               Nature of Business.  ~~Make any change in the nature of its or their business as described in Schedule 6.6 or acquire any material properties or assets that are not reasonably related to the conduct of such business activities; provided that the foregoing shall not prevent Borrower and its Subsidiaries from engaging in any business or acquiring properties or assets that are~~Engage, directly or indirectly, in any material line of business substantially different from the businesses engaged in by Parent and its Restricted Subsidiaries as of the Amendment Effective Date and businesses reasonably related, ancillary or complementary ~~to its or their business.  Notwithstanding the foregoing or anything else in this Agreement to the contrary, Borrower will not permit any Pass-Through Foreign Holding Company that is not a Loan Party to engage in any business or own any significant assets or have any material liabilities other than its ownership of the Stock of Foreign Subsidiaries, those related to its ownership of such equity interests and cash and Cash Equivalents; provided that such Pass-Through Foreign Holding Company may engage in those activities and have liabilities that are~~

~~incidental to (x) the maintenance of its existence in compliance with applicable law and (y) legal, tax and accounting matters in connection with any of the foregoing activities.~~thereto or reasonable extensions thereof.

6.7                               Prepayments and Amendments.

(a)                                 Except in connection with (x) any Term Loan Refinancing consummated on the Amendment Effective Date, and (y) Refinancing Indebtedness permitted by Section 6.1,

(i)                                     optionally prepay, redeem, defease, purchase, or otherwise acquire any principal of the Indebtedness of ~~Borrower~~any Loan Party or its Restricted Subsidiaries, other than (A) the Obligations in accordance with this Agreement, (B) Hedge Obligations, (C) Permitted Intercompany Advances, and (~~C~~D) other Indebtedness ~~of Borrower or its Restricted Subsidiaries~~ (including Indebtedness in respect of Capital Leases ~~or~~, Permitted Purchase Money Indebtedness and the Term Loan ~~Facilities~~Facility), so long as, in the case of this clause (D), either (1) no Default or Event of Default has occurred and is continuing or would result therefrom, and ~~(2)~~such prepayment, redemption, defeasance, purchase or other acquisition is made solely with Net IPO Proceeds received by Parent, within the 60 day period immediately preceding the date of such prepayment, redemption, defeasance, purchase or other acquisition, to the extent Not Otherwise Applied, or (2) immediately before and immediately after giving effect to such prepayment, redemption, defeasance, purchase or other acquisition, ~~the Excess Availability Threshold will~~each of the Payment Conditions shall be satisfied, or

(ii)                                  make any payment on account of Indebtedness that has been contractually subordinated in right of payment ~~of~~to the Obligations if such payment is not permitted at such time under the applicable subordination terms and conditions, or

(b)                                 Amend, modify, change or waive, directly or indirectly, any of the terms or provisions of:

(i)                                     any agreement, instrument, document, indenture, or other writing evidencing or concerning ~~Indebtedness permitted under Section 6.1, other than (A) the Obligations in accordance with this Agreement, (B) Permitted Intercompany Advances, (C) Permitted Indebtedness (other than the Term Loan Facilities and any Refinancing Indebtedness in respect thereof), and (D) the Term Loan Facilities~~the Term Loan Facility (and any Refinancing Indebtedness in respect thereof), if, and to the extent that, such amendment, modification ~~or~~, change ~~is not~~or waiver is prohibited by the Intercreditor Agreement,

(ii)                                  prior to consummation of an IPO, any Management Agreement if the effect thereof, either individually or in the aggregate, ~~could reasonably be expected to be materially disadvantageous, in the good faith judgment of the Board of Directors of Borrower, to the Lenders when taken as a whole, as compared to such Management Agreement as in effect on the Closing Date (it being understood that any increase in fees payable under any Management Agreement shall be deemed to be materially adverse to the Lenders), and~~is to increase the annual management fees payable thereunder to an aggregate amount in excess of $6,000,000 during any Fiscal Year (exclusive of amounts paid in reimbursement of expenses, indemnities, termination fees and transaction-specific payments and fees), and

(iii)                               the Governing Documents of any Loan Party or any of their Restricted Subsidiaries if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders.

6.8                               Change of Control.  Cause, permit or suffer any Change of Control.

6.9                               Distributions.  ~~Make~~Declare or make any Restricted Payment; provided, ~~however,~~ that, so long as it is permitted by applicable law,

(a)                                 each Restricted Subsidiary of Parent may make Restricted Payments to Parent and any other Restricted Subsidiary of Parent,

(~~a~~b)                          ~~Borrower~~Parent may (and may make Restricted Payments ~~in cash to Holdings to permit Holdings or~~to any direct or indirect parent of Parent for the purpose of enabling any direct or indirect parent of Parent to) make Restricted Payments to ~~former employees,~~redeem, repurchase or otherwise acquire for value Stock of Parent (or of such direct or indirect parent of Parent) following the death, disability, retirement or termination of employment of officers, ~~or~~ directors ~~(or any spouses, ex-spouses, or estates of any of the foregoing) on account of redemptions, repurchases or the retirement of Stock of Holdings or Parent held by such Persons, so long as Holdings or Parent promptly uses such amount solely to make such redemptions, repurchases or retirements,~~or employees of Parent or any of its Restricted Subsidiaries; provided, that (i) the aggregate amount of such Restricted Payments made ~~by Borrower~~ under this clause (~~a~~b) during ~~the term of this Agreement does~~any Fiscal Year shall not exceed the sum of (y) $15,000,000 ~~during any fiscal year of Borrower~~ (which shall increase to $20,000,000 subsequent to the consummation of an IPO ~~by Borrower or any direct or indirect parent company of Borrower~~) with unused amounts in any ~~fiscal year~~Fiscal Year being permitted to be carried over to the immediately succeeding ~~fiscal year~~Fiscal Year, plus (z) any cash proceeds received by ~~Holdings or Borrower~~Parent or any of its Restricted Subsidiaries from key man life insurance policies during such Fiscal Year, (ii) at the time of any ~~cash~~such Restricted Payment permitted to be made pursuant to this clause (~~a~~b), no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (iii) immediately after giving effect to such Restricted Payment, ~~the~~ Excess Availability ~~Threshold will be satisfied~~shall be greater than the greater of (A) $22,500,000 and (B) 15% of the aggregate amount of the Commitments then in effect,

(~~b~~c)                           ~~Borrower~~Parent may make Restricted Payments ~~in cash to Holdings (or any parent company thereof) for the purpose of permitting Holdings or Parent (or any parent company thereof) to pay federal and state income taxes, franchise taxes, and other taxes, fees and assessments~~to any direct or indirect parent of Parent at the times and in the amounts necessary to enable such direct or indirect parent of Parent to pay their respective tax obligation to the extent attributable ~~solely~~ to the business of ~~Borrower~~Parent and its Restricted Subsidiaries so long as (i) the amount of ~~such~~cash Restricted ~~Payment shall not~~Payments paid by Parent pursuant to this clause (d) to enable any direct or indirect parent of Parent to pay federal and state income and franchise taxes at any time shall not exceed the amount of such federal and state income and franchise taxes actually owing by ~~Holdings or Parent (or any parent company thereof), as the case may be,~~such direct or indirect parent of Parent at such time for the respective period as determined in good faith by ~~Holdings or Parent (or any parent company thereof)~~such direct or indirect parent of Parent, and (ii) ~~Holdings or Parent (or any parent company thereof), as the case may be, promptly uses~~the proceeds of such Restricted ~~Payment~~Payments shall be used by such direct or indirect parent of Parent to pay such ~~taxes~~tax obligations;

(~~c~~d)                           ~~Borrower~~Parent may make Restricted Payments ~~in cash~~ to ~~Holdings (or~~ any direct or indirect parent ~~company thereof)~~of Parent in an aggregate amount not to exceed $2,000,000 in any ~~fiscal year for~~Fiscal Year so long as the proceeds thereof are used by such direct or indirect parent of Parent solely to (i) pay customary and reasonable out-of-pocket ~~expenses, legal and accounting fees and expenses and overhead of Holdings or Parent (or any parent company thereof)~~operating expenses of such direct or indirect parent of Parent incurred in the ordinary course of business ~~to the extent attributable solely to the business of Borrower~~(including outside directors and professional fees, expenses and indemnities) and other similar corporate overhead costs and expenses in each case attributable to the ownership or operations of Parent and its Restricted Subsidiaries and ~~so long as Holdings or Parent (or any parent company thereof) promptly uses such amount solely to make payment of such fees or expenses;~~(ii) make Restricted Payments to any direct or indirect parent of Parent for the purpose of paying (and so long as the same are used to pay) operating expenses of such direct or indirect parent of Parent incurred in the ordinary course of business and other similar corporate overhead costs and expenses in each case attributable to the ownership or operations of Parent and its Restricted Subsidiaries;

~~(d)                                 Borrower may make Restricted Payments in cash to Holdings of amounts Borrower would be permitted to pay in respect of amounts owed under the Management Agreements pursuant to Section 6.12(e), so long as Holdings uses such amount to pay such amounts owed under the Management Agreements (or distributes to Parent such amounts so as to permit Parent to do so, so long as it, in turn, does so);~~

(e)                                  any ~~Qualified~~ Loan Party may make ~~Restricted Payments to any other Qualified Loan Party, and any Foreign Subsidiary of Borrower may make Restricted Payments to any Wholly-Owned Foreign Subsidiary of Borrower or to any Loan Party;~~payments under the Management Agreements permitted under Section 6.12(e);

(f)                                   any Non-Wholly-Owned Subsidiary of ~~Borrower~~Parent may make Restricted Payments to its shareholders, members or partners generally, so long as ~~Borrower~~Parent or its respective Restricted Subsidiary which owns the Stock in the Restricted Subsidiary making such Restricted Payment receives at least its proportionate share thereof (based upon its relative holding of the Stock in the Restricted Subsidiary making such Restricted Payment and taking into account the relative preferences, if any, of the various classes of Stock of such Restricted Subsidiary);

(g)                                  ~~Borrower~~Parent may make Restricted Payments ~~in cash to Holdings to enable Holdings to make Restricted Payments in cash to the holders of its Stock~~, so long as (i) no Default or Event of Default has occurred and is continuing or would ~~exist after giving effect to the respective Restricted Payment, (ii) immediately after giving effect to~~result therefrom, and (ii) such Restricted Payment~~, the Excess Availability Threshold will be satisfied, (iii) subject to the immediately succeeding clause (iv), the aggregate amount of all cash Restricted Payments made by Borrower pursuant to this clause (g) does not exceed $15,000,000, and (iv) Borrower shall have furnished to Agent a certificate from an Authorized Person of Borrower certifying to the best of his or her knowledge as to compliance with the requirements of this clause (g) and containing the calculations (in reasonable detail) required by the preceding clauses (ii) and (iii);~~ is made solely with Net IPO Proceeds received by Parent within the 60 day period immediately preceding the date of such Restricted Payment, to the extent Not Otherwise Applied;

(h)                                 after consummation of an IPO, Parent may make Restricted Payments in an aggregate amount in any Fiscal Year not to exceed (i) $30,000,000 if EBITDA for the most recently ended Calculation Period as of the date of declaration of such Restricted Payment is less than $250,000,000 or (ii) $60,000,000 if EBITDA for the most recently ended Calculation Period as of the date of declaration of such Restricted Payment equals or exceeds $250,000,000;

(i)                                     Parent may (and may make Restricted Payments to any direct or indirect parent of Parent for the purpose of enabling any direct or indirect parent of Parent to) make payments due under the Tax Receivables Agreement;

(j)                                    Parent and each of its Restricted Subsidiaries may declare and make Restricted Payments payable solely in Stock of such Person (other than Stock constituting Disqualified Equity Interests);

(k)                                 Parent or any Restricted Subsidiary may (i) pay cash in lieu of fractional shares of Stock in connection with any dividend, split or combination thereof or any Permitted Acquisition and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms; and

(~~h~~l)                              ~~if~~to the extent not otherwise permitted pursuant to this Section 6.8, Parent and its Restricted Subsidiaries may make additional Restricted Payments, so long as immediately before and after giving effect to ~~the respective Restricted Payment, the First Lien Net Leverage Ratio for the Calculation Period most recently ended (calculated on a Pro Forma Basis as if such Restricted Payment had been made on the first~~

~~day of such Calculation Period) does not exceed 3.75:1.00, then Borrower may pay make Restricted Payments in cash to Holdings in an aggregate amount not to exceed the Available Amount; provided that with respect to any Restricted Payment pursuant to this Section 6.9(h), (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) immediately after giving effect to~~each such Restricted Payment, ~~the Excess Availability Threshold will~~each of the Payment Conditions shall be satisfied~~; and~~.

~~(i)                                     Borrower and Holdings may make the Closing Date Dividend Payments.~~

6.10                        Accounting Methods.  ~~Except as required by clause (b) of Schedule 3.6, modify~~Modify or change its ~~fiscal year~~Fiscal Year or its method of accounting in a manner that modifies the calculation of the Fixed Charge Coverage Ratio or the Borrowing Base (or, in each case, any of the component definitions thereof) (other than as may be permitted in accordance with GAAP), provided, that (a) any Restricted Subsidiary acquired by Borrower in connection with a Permitted Acquisition may change their ~~fiscal year and fiscal quarter~~Fiscal Year and Fiscal Quarter ends to conform to the ~~fiscal year and fiscal quarter~~Fiscal Year and Fiscal Quarter ends of Borrower and may change its method of accounting to conform to the accounting methods of Borrower~~.~~, (b) Borrower may, upon prior written notice to Agent, change its Fiscal Year to any other Fiscal Year reasonably acceptable to Agent, and (c) Borrower may, upon prior written notice to Agent, change its method of accounting in a manner reasonably acceptable to Agent.

6.11                        Investments.

(a)                                 Except for Permitted Investments, make or acquire any Investment.

(b)                                 Make, acquire or permit to exist at any time, in the case of Borrower and the other Loan Parties, Permitted Investments consisting of cash, Cash Equivalents, or amounts credited to Deposit Accounts or Securities Accounts unless Borrower or such Loan Party, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements with Agent governing such Permitted Investments in order to perfect (and further establish) the Agent’s Liens in such Permitted Investments, in each case, other than (i) any Deposit ~~Accounts and~~Account or any Securities ~~Accounts~~Account having (x) an average monthly aggregate daily balance of not more than $2,000,000 at any one time, ~~in the case of Borrower and the other Loan Parties~~or (y) an average monthly aggregate daily balance for all such Deposit Accounts and Securities Accounts of not more than $5,000,000 at any one time, (ii) amounts deposited into Deposit Accounts specifically and exclusively used for payroll, payroll taxes, withholding taxes, and other employee wage and benefit payments to or for Borrower’s or its Restricted Subsidiaries’ employees, (iii) cash and Cash Equivalents deposited with Parent, Holdings, Borrower or a Restricted Subsidiary by a contractual counterparty to an Hedge Agreement as collateral pursuant to such agreement, (iv) cash and Cash Equivalents, and amounts credited to Deposit Accounts or Securities Accounts, which are subject to Permitted Liens of the type described in clauses (h), (i), (j), (o), (p), (s) and (u) of the definition thereof, and (v) Deposit Accounts and Securities Accounts specifically and exclusively used for escrow, customs or other fiduciary purposes to the extent permitted under the Loan Documents and Deposit Accounts and Securities Accounts established solely and exclusively for the purposes of complying with applicable legal requirements, to the extent such legal requirements prohibit the granting of a Lien thereon; provided that, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, with respect to any Restricted Subsidiary acquired pursuant to a Permitted Acquisition, from and after the date that is 180 days after the consummation of such Permitted Acquisition~~, Borrower~~ (or such longer period as Agent may agree in its sole discretion), Parent and its Restricted Subsidiaries that are Domestic Subsidiaries shall maintain their primary depository and treasury management relationships with Wells Fargo or one of its Affiliates.  Except as provided in Section 6.11(b)(i), (ii), (iii), (iv) and (v), ~~Borrower shall not, and shall not permit its Loan Party Subsidiaries, to~~none of the Loan Parties shall establish or maintain any Deposit Account or Securities Account unless Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account.

6.12                        Transactions with Affiliates.  Enter into or permit to exist any transaction with any Affiliate of ~~Borrower~~Parent or any of its Subsidiaries except for:

(a)                                 transactions (other than the payment of management, consulting, monitoring, or advisory fees) between ~~Holdings, Borrower~~any Loan Party or its Restricted Subsidiaries, on the one hand, and any Affiliate of ~~Borrower~~such Loan Party or its Restricted Subsidiaries, on the other hand, so long as~~, if such Affiliate is not Holdings, Borrower or a Restricted Subsidiary,~~ such transactions ~~(i) are upon fair and reasonable terms, (ii) are fully disclosed to Agent prior to the consummation thereof, if they involve one or more payments by Borrower or its Restricted Subsidiaries in excess of $7,500,000 for any single transaction or series of related transactions, and (iii)~~ are no less favorable, taken as a whole, to ~~Holdings, Borrower~~such Loan Party or its Restricted ~~Subsidiaries~~Subsidiary, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate,

(b)                                 reasonable and customary indemnities provided for the benefit of directors of Parent, Holdings, Borrower or any Restricted Subsidiary,

(c)                                  the payment of fees, compensation, severance or employee benefit arrangements to employees, officers, and outside directors of Parent, Holdings, Borrower or any Restricted Subsidiary in the ordinary course of business and consistent with industry practice,

(d)                                 transactions permitted by Section 6.3, Section 6.4, Section 6.7, Section 6.9, or Section 6.11, or any Permitted Intercompany Advance or any payments under the Tax Receivable Agreement,

(e)                                  prior to consummation of an IPO, so long as no Event of Default has occurred and is continuing or would result therefrom, (i) the payment of management, consulting, monitoring, advisory and other fees (including any termination fee) and related expenses (including indemnification and other similar amounts) pursuant to any Management Agreement (plus any unpaid management, consulting, monitoring, advisory and other fees and related expenses (including indemnification and similar amounts) accrued in any prior year), ~~or, in each case, any amendment to any Management Agreement so long as any such amendment is not materially disadvantageous (in the good faith judgment of the Board of Directors of Borrower) to the Lenders when taken as a whole, as compared to such Management Agreement as in effect on the Closing Date,~~ and (ii) the reimbursement of ~~Sponsor and its Affiliates and the Advance Shareholders for their~~ reasonable out of pocket expenses and indemnification claims ~~incurred in connection with their providing management services to Holdings, Borrower and its Restricted Subsidiaries,~~required pursuant to the terms of any Management Agreement,

(f)                                   transactions between or among Parent, Holdings, Borrower and any of its Restricted Subsidiaries to the extent such transaction is not otherwise prohibited by this Agreement, ~~and~~

(g)                                  payments of principal, interest and fees under the Term Loan ~~Facilities~~Facility to Affiliated Persons (as defined in the ~~applicable~~ Term Loan Credit Agreement) and Sponsor Debt Funds (as defined in the ~~applicable~~ Term Loan Credit Agreement) that are lenders under ~~either~~the Term Loan Facility solely in their capacities as lenders under ~~such~~the Term Loan Facility~~.~~; and

(h)                                 Parent and any Restricted Subsidiary of Parent may issue Stock (other than Stock constituting Disqualified Equity Interests) (and options, warrants and rights thereto).

6.13                        Use of Proceeds.  Use the proceeds of the Advances for any purpose other than (a) on the ~~Closing~~Amendment Effective Date, to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, the Term Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes, including Permitted Acquisitions, Permitted Investments, and for the general corporate purposes of Borrower and its Restricted Subsidiaries.

6.14                        [Reserved]

6.15                        Negative Pledge.  Enter into or permit to exist, or permit any of its Restricted Subsidiaries to enter into or permit to exist, any agreement, instrument or other undertaking (each, a “Contractual Obligation”) to which Parent or any of its Restricted Subsidiaries is a party (other than this Agreement or any other Loan Document) that limits the ability of any Loan Party to create, incur, assume or suffer to exist Liens on property of such Loan Party for the benefit of Agent with respect to the Obligations or under the Loan Documents; provided that the foregoing shall not apply to (i) Contractual Obligations which exist on the Amendment Effective Date, (ii) Contractual Obligations which are binding on a Restricted Subsidiary of Parent at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of Parent, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of Parent, (iii) Contractual Obligations which arise in connection with any sale, transfer or other disposition permitted by Section 6.4 and relate solely to the assets or Person subject to such sale, transfer or other disposition, (iv) Contractual Obligations which are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.11 and applicable solely to such joint venture entered into in the ordinary course of business, (v) Contractual Obligations which are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.1 but solely to the extent any negative pledge relates to the property financed by such Indebtedness, (vi) Contractual Obligations which are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (vii) Contractual Obligations which comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 6.1 and to the extent that such restrictions apply only to the property or assets securing such Indebtedness or to Parent or any of its Restricted Subsidiaries incurring or guaranteeing such Indebtedness, (viii) Contractual Obligations which are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Parent or any of its Restricted Subsidiaries, (ix) Contractual Obligations which are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (x) Contractual Obligations which are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (xi) Contractual Obligations which arise in connection with cash or other deposits permitted under Section 6.1 and 6.2 and limited to such cash or deposit, (xii) any documentation governing Indebtedness permitted hereunder or any documentation governing any Refinancing Indebtedness incurred to refinance any such Indebtedness referenced in this clause (xii); provided that such restrictions shall be no more restrictive in any material respect than the restrictions and conditions in the Loan Documents or with respect to any junior Indebtedness, are market terms at the time of issuance, (xiii) the Term Loan Documents, or (xiv) apply by reasonable application of any applicable laws, rule, regulation or order or are required by any governmental authority having jurisdiction over Parent or any of its Restricted Subsidiaries.

~~6.14                        Consignments.  Consign any of its or their Inventory or sell any material portion of its or their Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.~~

~~6.15                        Holding Company.  Permit Holdings to have any material liabilities (other than liabilities arising under the Loan Documents or the Term Loan Facilities or with respect to guarantees of Permitted Indebtedness and liabilities incidental to its ownership of Borrower, including amounts owing to tax, accounting and legal professionals and holding intercompany loans made to Borrower), own any material assets (other than the Stock of Borrower, cash and Cash Equivalents) or engage in any operations or business (other than the ownership of Borrower and activities reasonably related thereto, including administrative activities).~~

~~6.16                        Limitation on Issuance of Preferred Stock.  Issue or sell or enter into any agreement or arrangement for the issuance and sale of, or permit any of its Subsidiaries to issue or sell or enter into any agreement or arrangement for the issuance and sale of, any shares of its Preferred Stock, except that Holdings may issue Permitted Preferred Stock and any Restricted Subsidiary of Borrower may issue Permitted Preferred Stock.~~

~~6.17                        Limitation on Certain Restrictions on Restricted Subsidiaries.  Create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of Borrower to (a) pay dividends or make any other distributions on its Stock owned by Borrower or any of its Restricted Subsidiaries, or pay any Indebtedness owed to Borrower or any of its Restricted Subsidiaries, (b) make loans or advances to Borrower or any other Qualified Loan Party, or (c) transfer any of its properties or assets to Borrower or any other Qualified Loan Party, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Loan Documents, (iii) the Term Loan Credit Agreements and the other Term Loan Documents (in each case, including any Permitted Refinancing thereof) and any other Permitted Indebtedness, (iv) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of Borrower or any of its Restricted Subsidiaries, (v) customary provisions restricting assignment of any licensing agreement (in which Borrower or any of its Restricted Subsidiaries is the licensee), any acquisition or sale agreement permitted by this Agreement or any other contract entered into by Holdings or any of its Restricted Subsidiaries in the ordinary course of business, (vi) restrictions on the transfer of any asset or the conduct of business related thereto pending the close of the sale of such asset, (vii) restrictions on the transfer of any asset subject to a Permitted Lien of the type described in clause (d), (e), (f), (r), (s), (t), (u), (w) or (x) of the definition thereof; (viii) any agreement or instrument governing Permitted Acquired Debt, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person or the properties or assets of the Person acquired pursuant to the respective Permitted Acquisition or Permitted Investment and so long as the respective encumbrances or restrictions were not created (or made more restrictive) in connection with or in anticipation of the respective Permitted Acquisition or Permitted Investment; (ix) restrictions applicable to any joint venture that is a Restricted Subsidiary existing at the time of the acquisition thereof as a result of a Permitted Investment or a Permitted Acquisition; provided that the restrictions applicable to such joint venture are not made more burdensome, from the perspective of Borrower and its Restricted Subsidiaries, than those as in effect immediately before giving effect to the consummation of the respective Permitted Investment or Permitted Acquisition, (x) customary restrictions on the transfer of joint venture interests; and (xi) restrictions and conditions on any Foreign Subsidiary imposed by the terms of any Permitted Indebtedness of such Foreign Subsidiary.~~

7.                                      FINANCIAL COVENANT.

7.1                               Fixed Charge Coverage Ratio.  Borrower covenants and agrees that, ~~as of each Covenant Test Date (if any) during the term of this Agreement, Borrower~~until the payment in full of the Obligations, Parent and its Restricted Subsidiaries will ~~have~~maintain a Fixed Charge Coverage Ratio, ~~measured on a fiscal quarter-end basis for the 4 fiscal quarter period most recently ended for which financial statements are required to be delivered pursuant to Section 5.1, of at least~~calculated as of the last day of each Calculation Period ending during any Covenant Testing Period, of not less than 1.00 to 1.00.

8.                                      EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

8.1                               If Borrower fails to pay when due and payable, or when declared due and payable in accordance with the terms hereof, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of 3 Business Days, or (b) all or any portion of the principal of the ~~Obligations~~Advances, or (c) any amount payable to Issuing Lender in reimbursement of any drawing under a Letter of Credit;

8.2                               If any Loan Party or any of its Restricted Subsidiaries:

(a)                                 fails to perform or observe any covenant or other agreement contained in any of (i) Sections 3.6, 5.1, 5.2 (except that with respect to the weekly reporting on Schedule 5.2, Borrower shall be allowed a cure period of up to 3 Business Days on not more than 4 occasions during each ~~fiscal year~~Fiscal Year), 5.3 (as to Borrower), 5.6, 5.7, 5.10, 5.11 or 5.13 of this Agreement, (ii) Sections 6.1 through ~~6.16~~6.15 of this Agreement, (iii) Section 7 of this Agreement~~,~~ (which shall, for the avoidance of doubt, be subject to the provisions of Section 9.3), or (iv) Sections 6(c), (j), or (l) of the Security Agreement; or

(b)                                 fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of 30 days after the ~~earlier of (i) the date on which such failure shall first become known to any executive officer of Borrower or (ii) the~~ date on which written notice thereof is given to Borrower by Agent;

8.3                               If one or more judgments, orders, or awards for the payment of money involving an aggregate amount in excess of $~~30,000,000, or more~~50,000,000 (except to the extent paid or covered by insurance pursuant to which the insurer has not denied coverage in writing) is entered or filed against a Loan Party or any of its Restricted Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of ~~30~~60 consecutive days at any time after the entry of any such judgment, order, or award during which such judgment remains unsatisfied, unvacated, unbonded or for which a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;

8.4                               If an Insolvency Proceeding is commenced by a Loan Party or any of its Restricted Subsidiaries (other than an Immaterial Subsidiary);

8.5                               If an Insolvency Proceeding is commenced against a Loan Party or any of its Restricted Subsidiaries (other than an Immaterial Subsidiary), and any of the following events occur:  (a) such Loan Party or such Restricted Subsidiary (other than an Immaterial Subsidiary) consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party or such Restricted Subsidiary (other than an Immaterial Subsidiary), or (e) an order for relief shall have been issued or entered therein;

~~8.6                               If one or more Loan Parties are enjoined, restrained, or in any way prevented, in each case by court order, from continuing to conduct all or any material part of the business affairs of the Loan Parties, taken as a whole;~~

8.6                               [reserved];

8.7                               If there is a default in or under (a) any of the ~~First Lien~~ Term Loan Documents~~,~~ or (b) ~~any of the Second Lien Term Loan Documents, or (c)~~ one or more other agreements to which a Loan Party or any of its Restricted Subsidiaries is a party with one or more third Persons relative to a Loan Party’s or any of its Restricted Subsidiaries’ Indebtedness involving an aggregate amount in excess of $~~30,000,000 or more~~50,000,000, and in the case of each of clauses (a)~~,~~ and (b~~) and (c~~), such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by ~~First Lien~~Term Loan Agent or any ~~First Lien~~Term Loan Lender, ~~Second Lien Agent or any Second Lien Lender or~~or any such third Person, as the case may be, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Restricted Subsidiary’s obligations thereunder; provided that clauses (i) and (ii) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such

Indebtedness, or (y) any breach or default that is (I) remedied by Parent, Holdings, Borrower or the applicable Restricted Subsidiary or (II) waived (including in the form of amendment) by the required holders of the applicable item of Indebtedness, in either case, prior to the termination of the Revolver Commitments and the acceleration of the Obligations pursuant to Section 9.1;

8.8                               If any warranty, representation, or Record made herein or in any other Loan Document or delivered in writing to Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect ~~(except that such materiality qualifier shall not be applicable to any representations and warranties to the extent that they are already qualified or modified by materiality in the text thereof)~~ as of the date of issuance or making or deemed making thereof;

8.9                               If the obligation of any Guarantor under the Guaranty to which it is a party is limited or terminated by operation of law or by such Guarantor (other than in a transaction permitted under ~~Section 6.4~~this Agreement);

8.10                        If the Security Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, other than the failure of the Agent to take any action within its control, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on the Collateral covered thereby, except (i) as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement, (ii) with respect to Collateral (other than, at any time that ~~the~~ Excess Availability ~~Threshold is not satisfied~~is less than the greater of (A) $22,500,000 and (B) 15% of the aggregate amount of the Commitments then in effect, any Borrowing Base Collateral) with an aggregate fair market value of less than $5,000,000, or (iii) at any time that ~~the~~ Excess Availability ~~Threshold is not satisfied~~is less than the greater of (A) $22,500,000 and (B) 15% of the aggregate amount of the Commitments then in effect, any Borrowing Base Collateral with an aggregate fair market value of less than $1,000,000;

8.11                        ~~Any material provision~~The validity or enforceability of any Loan Document shall at any time for any reason be declared to be null and void, or ~~the validity or enforceability thereof shall be contested by a Loan Party or its Restricted Subsidiaries, or a~~a proceeding shall be commenced by a Loan Party or its Restricted Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Restricted Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Restricted Subsidiaries shall deny that such Loan Party or its Restricted Subsidiaries has any liability or obligation purported to be created under any Loan Document;

~~8.12                        The occurrence of any of the following events with respect to any Loan Party or any of its ERISA Affiliates: (i) any Loan Party or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or the IRC, any Loan Party or any ERISA Affiliate is required to pay as contributions thereto, and such failure (a) is not cured within 30 days and (b) could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change, (ii) an accumulated funding deficiency or funding shortfall occurs or exists, whether or not waived, with respect to any Pension Plan and such deficiency or shortfall could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change, (iii) a Termination Event which could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change, or (iv) any Loan Party or any ERISA Affiliate as employers under one or more Multiemployer Plans makes a complete or partial withdrawal from any such Multiemployer Plan and incurs a withdrawal liability requiring payments that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change; or~~

8.12                        (i) Any of Parent, Holdings, Borrower or any ERISA Affiliate shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the IRC) involving any Plan, (ii) any Plan has failed to meet the minimum funding standards of Section 412 or 430 of the IRC or Section 302 or 303 of ERISA, whether or not waived, or any Lien in favor of the PBGC or a Plan shall arise on the assets of Parent, Holdings, Borrower or any ERISA Affiliate thereof, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) Parent, Holdings, Borrower or any ERISA Affiliate thereof shall incur liability in connection with a withdrawal from, or the insolvency of, a Multiemployer Plan, (vi) a determination has been made that any Plan is considered an at-risk plan within the meaning of Section 430 of the IRC or Section 303 of ERISA, (vii) a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA, (viii) any contribution required to be made with respect to a Plan, Multiemployer Plan or Foreign Pension Plan has not been timely made, (ix) a Plan has an Unfunded Current Liability; or (x) the occurrence of any other event or condition which constitutes an ERISA Event with respect to the Plan, and in each case in clauses (i) through (x)) above, such event or condition, together with all other such events or conditions, if any, has had, or would reasonably be expected to result in a Material Adverse Change; or

8.13                        The Intercreditor Agreement or any material provision thereof shall cease to be in full force or effect (except in accordance with its terms), or any Loan Party shall deny or disaffirm its obligations thereunder ~~or any Loan Party shall default in the due performance or observance of any term, covenant or agreement on their part to be performed or observed pursuant to the terms thereof~~.

9.                                      RIGHTS AND REMEDIES.

9.1                               Rights and Remedies.  Upon the occurrence and during the continuation of an Event of Default, Agent may, and, at the instruction of the Required Lenders, shall (in each case under clauses (a) or (b) by written notice to Borrower), and in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following:

(a)                                 (i) declare the principal of, and any and all accrued and unpaid interest and fees in respect of, the Advances and all other Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrower shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by Borrower, and (ii) direct Borrower to provide (and Borrower agrees that upon receipt of such notice it will provide) Letter of Credit Collateralization to Agent to be held as security for Borrower’s reimbursement obligations for drawings that may subsequently occur under issued and outstanding Letters of Credit;

(b)                                 declare the Revolver Commitments terminated, whereupon the Revolver Commitments shall immediately be terminated together with (i) any obligation of any Lender to make Advances, (ii) the obligation of the Swing Lender to make Swing Loans, and (iii) the obligation of the Issuing Lender to issue Letters of Credit; and

(c)                                  exercise all other rights and remedies available to Agent or the Lenders under the Loan Documents, under applicable law, or in equity;

~~;~~ provided, that, with respect to any Event of Default resulting solely from failure of Borrower to comply with the financial ~~covenants~~covenant set forth in Section 7, neither Agent nor the Required Lenders may exercise the foregoing remedies in this Section 9.1 until the date that is the earlier of (1) ~~the later of (x)~~ 10 days after the day on which financial statements are required to be delivered for the applicable ~~fiscal quarter or (y) 10 days after the occurrence of a Covenant Test Date and (~~Fiscal Quarter or (2) the date that Agent receives notice that there will not be a ~~Specified~~Curative Equity ~~Contribution~~contribution made for such ~~fiscal quarter~~Fiscal Quarter.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Borrower or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations (other than the Bank Product Obligations), inclusive of the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents, shall automatically become and be immediately due and payable and Borrower shall automatically be obligated to repay all of such Obligations in full (including Borrower being obligated to provide (and Borrower agrees that it will provide) (1) Letter of Credit Collateralization to Agent to be held as security for Borrower’s reimbursement obligations in respect of drawings that may subsequently occur under issued and outstanding Letters of Credit and (2) Bank Product Collateralization to be held as security for Borrower’s or its Subsidiaries’ obligations in respect of outstanding Bank Products), without presentment, demand, protest, or notice or other requirements of any kind, all of which are expressly waived by Parent, Holdings and Borrower.

9.2                               Remedies Cumulative.  The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative.  The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity.  No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver.  No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

9.3                               Cure Right.

(a)                                 Subject to the limitations set forth in clauses (d) and (e) below, Borrower may cure (and shall be deemed to have cured) an Event of Default arising out of a breach of the financial covenant set forth in Section 7 (the “Specified Financial Covenant”) if it receives the cash proceeds of an investment of Curative Equity on or before the date (the “Cure Expiration Date”) that is 10 Business Days after the date that is the earlier to occur of (i) the date on which the Compliance Certificate is delivered to Agent in respect of the Fiscal Quarter with respect to which any such breach occurred (the “Specified Quarter”), and (ii) the date on which the Compliance Certificate is required to be delivered to Agent pursuant to Section 5.1 in respect of the Specified Quarter (such earlier date, the “Financial Statement Delivery Date”); provided, that Borrower’s right to so cure an Event of Default (the “Cure Right”) shall be contingent on its timely delivery of such Compliance Certificate and financial statements for the Specified Quarter as required under Section 5.1.

(b)                                 [reserved]

(c)                                  Borrower shall promptly notify Agent of its receipt of any proceeds of Curative Equity (and shall apply the full amount of the Curative Equity received by Borrower to the payment of the Obligations in the manner specified in Section 2.4(e)(ii)).

(d)                                 Any investment of Curative Equity shall be in immediately available funds and shall be in an amount that is sufficient to cause Borrower to be in compliance with the Specified Financial Covenant for the Specified Quarter, calculated for such purpose as if such amount of Curative Equity were additional EBITDA of Parent as at such date (the “Cure Amount”).

~~9.3                               Cure Right.~~(e)                 Notwithstanding anything to the contrary contained ~~in Section 8.2(a), in the event of any Event of Default under the covenant set forth in Section 7 of this Agreement, until the expiration of the later of (x) 10th day after the date on which the Compliance Certificate is required to be delivered pursuant to Section 5.1 with respect to the applicable fiscal quarter hereunder and (y) the 10th day after the occurrence of the applicable Covenant Test Date, Holdings shall have the right (the “Cure Right”) to receive capital contributions from, or issue or sell common Stock or Qualified Preferred Stock to Parent, and Borrower may apply up to the amount of the net cash proceeds, including through capital contribution of such net cash proceeds by Holdings to Borrower (“Specified Equity Contribution”) received therefrom to increase EBITDA with respect to such applicable fiscal quarter, including each subsequent measurement period that includes such fiscal quarter (such quarter, a “Cure Quarter”) and if, after giving effect to any Specified Equity Contribution, Borrower shall then be in compliance with the requirements of Section 7 of this Agreement, Borrower shall be deemed to have satisfied the requirements set forth therein as of the end of the relevant fiscal~~

~~quarter with the same effect as though there had been no failure to comply therewith as such date, and the applicable breach or default that had occurred shall be deemed cured for purposes of this Agreement; provided that (i) any Specified Equity Contribution made is actually received by Borrower no later than the later of (x) 10 days after the date on which financial statements are required to be delivered with respect to such Cure Quarter under this Agreement, and (y) 10th days after the occurrence of any Covenant Test Date, (ii) the amount of any Specified Equity Contribution applied to increase EBITDA shall not exceed the aggregate amount necessary~~herein, regardless of whether an investment of Curative Equity is made prior to the applicable Financial Statement Delivery Date, Borrower’s rights under this Section 9.3 may (i) be exercised not more than 4 times during the term of this Agreement and (ii) not be exercised more than 2 times in any consecutive 4 Fiscal Quarter period.  Regardless of whether an investment of Curative Equity is made prior to the applicable Financial Statement Delivery Date, any amount of Curative Equity that is in excess of the amount sufficient to cause Borrower to be in compliance with ~~Section 7 of this Agreement for the applicable period, and (iii) the proceeds of all Specified Equity Contributions are used to repay Indebtedness under this Agreement (without reduction of Commitments); provided, further, that Borrower shall not be permitted to (x) exercise more than 2 Cure Rights in any 4 consecutive fiscal quarter period or (y) exercise more than 4 Cure Rights during the term of this Agreement.  The parties hereby acknowledge that this Section 9.3 may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 7 (including in connection with calculating EBITDA for purposes of determining baskets and other items governed by reference to EBITDA and for purposes of Section 6.9) and shall not result in any adjustment to EBITDA other than for purposes of compliance with Section 7 of this Agreement and any repayment of Indebtedness with equity proceeds used to effect the Cure Right shall not be treated on a Pro Forma Basis (but rather shall only be given effect from and after the date of such repayment).~~the Specified Financial Covenant as at such date shall not constitute Curative Equity (and shall not be required to be used to prepay the Obligations in accordance with Section 2.4(e)(ii)).

(f)                                   If Borrower has (i) delivered a certification or a Compliance Certificate conforming to the requirements of Section 9.3(b), and (ii) received proceeds of an investment of Curative Equity in immediately available funds on or before the deadline set forth in Section 9.3(a) and in an amount that is sufficient to cause Borrower to be in compliance with the Specified Financial Covenant for the Specified Quarter, any Event of Default that occurs or has occurred and is continuing as a result of a breach of the Specified Financial Covenant for the Specified Quarter shall be deemed cured with no further action required by the Required Lenders, Agent or any other Person.  Neither Agent nor any Lender shall exercise any remedy under the Loan Documents or applicable law on the basis of an Event of Default caused by the failure to comply with Section 7 until the earlier of (A) the Cure Expiration Date to the extent that Borrower has not exercised the Cure Right and (B) the date that Borrower shall confirm in writing that it does not intend to exercise the Cure Right; provided that, notwithstanding anything to the contrary contained herein, the Lenders (including the Swing Lender and the Issuing Lender) shall have no obligation to make additional loans or otherwise extend additional credit hereunder until Borrower shall have cured all financial covenant violations as provided in this Section 9.3.

(g)                                  To the extent that Curative Equity is received and included in the calculation of the Specified Financial Covenant as deemed EBITDA for any Fiscal Quarter pursuant to this Section 9.3, such Curative Equity shall be deemed to be EBITDA for purposes of determining compliance with the Specified Financial Covenant for subsequent periods that include such Fiscal Quarter.  Curative Equity shall be disregarded for purposes of determining EBITDA for any pricing, financial covenant based conditions or any baskets with respect to the covenants contained in this Agreement.  In addition, notwithstanding any mandatory prepayment of Obligations pursuant to Section 2.4(e)(ii), any Indebtedness so prepaid shall be deemed to remain outstanding for purposes of determining pro forma or actual compliance with the Specified Financial Covenant or for determining any pricing, financial covenant based conditions or baskets with respect to the covenants contained in this Agreement, in each case in the Specified Quarter or subsequent periods that include such Fiscal Quarter.

10.                               WAIVERS; INDEMNIFICATION.

10.1                        Demand; Protest; etc.  Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrower may in any way be liable.

10.2                        The Lender Group’s Liability for Collateral.  Borrower hereby agrees that:  (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for:  (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by ~~Borrower~~the Loan Parties.

10.3                        Indemnification.  Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons ~~and~~, the Lender-Related Persons, and the Issuing Lender (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other out-of-pocket costs and expenses ~~(other than Taxes, the intent of the parties being that indemnification be covered by Section 16)~~ actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery (provided that Borrower shall not be liable for costs and expenses (including attorneys’ fees) of any Lender (other than WFCF) incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents), enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of ~~Borrower’s~~Parent’s and its Restricted Subsidiaries’ compliance with the terms of the Loan Documents (provided, that the indemnification in this clause (a) shall not extend to (i) disputes solely between or among the Lenders that do not involve any acts or omissions of any Loan Party, or (ii) disputes solely between or among the Lenders and their respective Affiliates that do not involve any acts or omissions of any Loan Party; it being understood and agreed that the indemnification in this clause (a) shall extend to Agent (but not the Lenders unless the dispute involves an act or omission of a Loan Party) relative to disputes between or among Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (iii) any ~~Taxes or any costs attributable to~~claims for Taxes, which shall be governed by Section 16~~)~~, other than Taxes which relate to primarily non-Tax Claims, (b) with respect to any actual or prospective investigation, litigation, or proceeding related to this Agreement, any other Loan Document, the making of any Advances or issuance of any Letters of Credit, or the use of the proceeds of the ~~credit~~Advances or the Letters of Credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by ~~Borrower~~any Loan Party or any of its Restricted Subsidiaries or any Environmental Actions, Environmental Liabilities and Costs or Remedial Actions arising out of any such assets or properties of ~~Borrower~~any Loan Party or any of its Restricted Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”).  The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents or a material breach of any Loan Document by such Indemnified Person or its officers, directors, employees, attorneys, or agents.  This provision shall survive the termination of this Agreement and the repayment in full of the Obligations.  If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto.

11.                               NOTICES.

Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile.  In the case of notices or demands to ~~Borrower~~any Loan Party or Agent, as the case may be, they shall be sent to the respective address set forth below:

If to ~~Borrower~~any Loan Party:	c/o ADVANCEPIERRE FOODS, INC.
9990 Princeton-Glendale Road
Cincinnati, Ohio 45246
Attn: Chief Financial Officer
Fax No. (513) 682-1330

with copies to:	SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
300 South Grand Avenue , Suite 3400
Los Angeles, CA 90071
Attn: ~~David C. Reamer~~K. Kristine Dunn, Esq.
Fax No.: (213) 621-~~5052~~5493

If to Agent:	WELLS FARGO CAPITAL FINANCE, LLC
2450 Colorado Avenue
Suite 3000 West
Santa Monica, CA 90404
Attn: Loan Portfolio Manager
Fax No.: (866) 350-1924

with copies to:	PAUL HASTINGS LLP
~~515 S. Flower Street, 25th Floor~~200 Park Avenue
~~Los Angeles, CA 90071~~New York, NY 10166
Attn: Jennifer St. John ~~Francis Hilson~~Yount, Esq.
Fax No.: (~~213~~212) ~~996~~230-~~3300~~7008

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party.  All notices or demands sent in accordance with this Section 11, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

12.                               CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.

(a)                                 THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)                                 THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).

(c)                                  TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”).  BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d)                                 BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(e)                                  NO CLAIM MAY BE MADE BY ANY PARTY HERETO AGAINST ANY LOAN PARTY, AGENT, THE SWING LENDER, ANY OTHER LENDER, ISSUING LENDER, ANY UNDERLYING ISSUER, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL,

INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH PARTY HERETO HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

(f)                                   IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA (THE “COURT”) BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY CLAIM AND THE WAIVER SET FORTH IN CLAUSE (C) ABOVE IS NOT ENFORCEABLE IN SUCH PROCEEDING, THE PARTIES HERETO AGREE AS FOLLOWS:

(i)                           WITH THE EXCEPTION OF THE MATTERS SPECIFIED IN SUBCLAUSE (ii) BELOW, ANY CLAIM SHALL BE DETERMINED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1.  THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE.  VENUE FOR THE REFERENCE PROCEEDING SHALL BE IN THE COUNTY OF LOS ANGELES, CALIFORNIA.

(ii)                        THE FOLLOWING MATTERS SHALL NOT BE SUBJECT TO A GENERAL REFERENCE PROCEEDING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY, (B) EXERCISE OF SELF-HELP REMEDIES (INCLUDING SET-OFF OR RECOUPMENT), (C) APPOINTMENT OF A RECEIVER, AND (D) TEMPORARY, PROVISIONAL, OR ANCILLARY REMEDIES (INCLUDING WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS, OR PRELIMINARY INJUNCTIONS).  THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A) - (D) AND ANY SUCH EXERCISE OR OPPOSITION DOES NOT WAIVE THE RIGHT OF ANY PARTY TO PARTICIPATE IN A REFERENCE PROCEEDING PURSUANT TO THIS AGREEMENT WITH RESPECT TO ANY OTHER MATTER.

(iii)                     UPON THE WRITTEN REQUEST OF ANY PARTY, THE PARTIES SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE.  IF THE PARTIES DO NOT AGREE UPON A REFEREE WITHIN 10 DAYS OF SUCH WRITTEN REQUEST, THEN, ANY PARTY SHALL HAVE THE RIGHT TO REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 640(B).  THE REFEREE SHALL BE APPOINTED TO SIT WITH ALL OF THE POWERS PROVIDED BY LAW.  PENDING APPOINTMENT OF THE REFEREE, THE COURT SHALL HAVE THE POWER TO ISSUE TEMPORARY OR PROVISIONAL REMEDIES.

(iv)                    EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE REFEREE SHALL DETERMINE THE MANNER IN WHICH THE REFERENCE PROCEEDING IS CONDUCTED INCLUDING THE TIME AND PLACE OF HEARINGS, THE ORDER OF PRESENTATION OF EVIDENCE, AND ALL OTHER QUESTIONS THAT ARISE WITH RESPECT TO THE COURSE OF THE REFERENCE PROCEEDING.  ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT WHEN ANY PARTY SO REQUESTS A COURT REPORTER AND A TRANSCRIPT IS ORDERED, A COURT REPORTER SHALL BE USED AND THE REFEREE SHALL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT.  THE PARTY MAKING SUCH REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY THE COSTS OF THE COURT REPORTER, PROVIDED THAT SUCH COSTS, ALONG

WITH THE REFEREE’S FEES, SHALL ULTIMATELY BE BORNE BY THE PARTY WHO DOES NOT PREVAIL, AS DETERMINED BY THE REFEREE.

(v)                       THE REFEREE MAY REQUIRE ONE OR MORE PREHEARING CONFERENCES.  THE PARTIES HERETO SHALL BE ENTITLED TO DISCOVERY, AND THE REFEREE SHALL OVERSEE DISCOVERY IN ACCORDANCE WITH THE RULES OF DISCOVERY, AND SHALL ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE IN PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA.

(vi)                    THE REFEREE SHALL APPLY THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA AND SHALL DETERMINE ALL ISSUES IN ACCORDANCE WITH CALIFORNIA SUBSTANTIVE AND PROCEDURAL LAW.  THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AND RULE ON ANY MOTION WHICH WOULD BE AUTHORIZED IN A TRIAL, INCLUDING MOTIONS FOR DEFAULT JUDGMENT OR SUMMARY JUDGMENT.  THE REFEREE SHALL REPORT HIS OR HER DECISION, WHICH REPORT SHALL ALSO INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW.  THE REFEREE SHALL ISSUE A DECISION AND PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE, SECTION 644, THE REFEREE’S DECISION SHALL BE ENTERED BY THE COURT AS A JUDGMENT IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT.  THE FINAL JUDGMENT OR ORDER FROM ANY APPEALABLE DECISION OR ORDER ENTERED BY THE REFEREE SHALL BE FULLY APPEALABLE AS IF IT HAS BEEN ENTERED BY THE COURT.

(vii)                 THE PARTIES RECOGNIZE AND AGREE THAT ALL CLAIMS RESOLVED IN A GENERAL REFERENCE PROCEEDING PURSUANT HERETO WILL BE DECIDED BY A REFEREE AND NOT BY A JURY.  AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY HERETO KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT AGREES THAT THIS REFERENCE PROVISION SHALL APPLY TO ANY DISPUTE BETWEEN THEM THAT ARISES OUT OF OR IS RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

13.                               ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

13.1                        Assignments and Participations.

(a)                                 (i)  Subject to the conditions set forth in clause (a)(ii) below, any Lender may assign and delegate all or any portion of its rights and duties under the Loan Documents (including the Obligations owed to it and its Commitments) to one or more assignees (each, an “Assignee”), with the prior written consent (such consent not be unreasonably withheld or delayed) of:

(A)                               Borrower; provided, that no consent of Borrower shall be required (1) if an Event of Default under Section 8.1, 8.2 (solely with respect to occurrences relating to Section 7), 8.4 or 8.5 has occurred and is continuing, or (2) in connection with an assignment to a Person that is a Lender or an Affiliate (other than natural persons) of a Lender; provided further, that Borrower shall be deemed to have consented to a proposed assignment if Borrower has not responded to a request for such consent within 5 Business Days after having received a written request therefor; and

(B)                               Agent, Swing Lender, and Issuing Lender.

(ii)                                  Assignments shall be subject to the following additional conditions:

(A)                               no assignment may be made to a natural person,

(~~a~~B)                        ~~With the prior written consent of Agent and, so long as no Event of Default has occurred and is continuing, Borrower, which consents shall not be unreasonably withheld, delayed or conditioned, and shall not be required in connection with an assignment to a Person that is a Lender or an Affiliate (other than individuals) of a Lender, any Lender may assign and delegate to one or more assignees (each an “Assignee”; provided that no~~no assignment may be made to a Loan Party, an Affiliate of a Loan Party, Sponsor, or any Affiliate of Sponsor ~~shall be permitted to become an Assignee~~,

~~) all or any portion~~                                            (C)                               the amount of the ~~Obligations, the~~ Commitments and the other rights and obligations of ~~such~~the assigning Lender hereunder and under the other Loan Documents~~,~~ subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to Agent) shall be in a minimum amount (unless waived by Agent) of $5,000,000 (except such minimum amount shall not apply to (~~x~~I) an assignment or delegation by any Lender to any other Lender ~~or~~, an Affiliate of any Lender, or a Related Fund of such Lender, or (~~y~~II) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000), ~~or (z) the assignment by any Lender of all of its Commitments hereunder~~

(D)                               each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement,

(E)                                the parties to each assignment shall execute and deliver to Agent an Assignment and Acceptance; provided, that Borrower and Agent may continue to deal solely and directly with ~~such~~the assigning Lender in connection with the interest so assigned to an Assignee until ~~(i)~~ written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower and Agent by such Lender and the Assignee,

(~~ii) such Lender and its Assignee have delivered to Borrower and Agent an Assignment and Acceptance and Agent has notified the assigning Lender of its receipt thereof in accordance with Section 13.1(b), and (iii)~~F)                             unless waived by Agent, the assigning Lender or Assignee has paid to Agent, for Agent’s separate account, a processing fee in the amount of $3,500~~.~~, and

(G)                               the assignee, if it is not an existing Lender, shall deliver to Agent an Administrative Questionnaire in a form approved by Agent (the “Administrative Questionnaire”).

(b)                                 From and after the date that Agent receives an executed Assignment and Acceptance (including, the signature of the Borrower, to the extent its consent is required) and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall be a “Lender” and shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto; provided, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 17.9(a).

(c)                                  By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of ~~Borrower~~any Loan Party or the performance or observance by ~~Borrower~~any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender. An Assignee shall not be entitled to any greater amounts under Section 16 of this Agreement than its respective assigning Lender would have been entitled to under Section 16 of this Agreement.

(d)                                 Immediately upon Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom.  The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(e)                                  Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations, its Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) decreases the amount or postpones the due dates of scheduled principal repayments or prepayments or premiums payable to such Participant through such Lender, ~~and~~ (v) no participation may be sold to a natural person, (vi) no participation shall be sold to a Loan Party, an Affiliate of a Loan Party, Sponsor or any Affiliate of Sponsor, and (vii) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement (and subject to Section 15.12 as if such Participant was a Lender).  The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrower, the

Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

(f)                                   In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.9, disclose all documents and information which it now or hereafter may have relating to ~~Borrower~~any Loan Party and its Subsidiaries and their respective businesses. ~~The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this Section 13.1(f), to maintain a register (the “Register”) on which it will record the names and addresses of the Lenders, and the Agent, as a non-fiduciary agent for Borrower, shall maintain a register showing the principal amounts (and stated interest) of the Obligations owing to each Lender pursuant to the terms hereof from time to time.  Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of such Obligations.  With respect to any Lender, the transfer of an Obligation of such Lender pursuant to Section 2.13(b) or Section 13.1 and the rights to the principal of, and interest on, any Obligation made pursuant to such obligation shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Obligation and prior to such recordation all amounts owing to the transferor with respect to such Obligation shall remain owing to the transferor.  The registration of assignment or transfer of all or part of any Obligations shall be recorded by the Administrative Agent on the Register upon and only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption pursuant to Section 13.1(b), the appropriate IRS Forms, if applicable, the processing and recordation fee referred to in Section 13.1(d), if applicable, and the consent of the Administrative Agent and, if required, the Borrower.  Upon such acceptance and recordation, the assignee specified therein shall be treated as a Lender for all purposes of this Agreement.  Coincident with the delivery of such an Assignment and Assumption to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of an Obligation, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Obligation, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender.  The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.1(f) except to the extent incurred by reason of its bad faith, gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable decision). The Borrower agrees that each Participant shall be entitled to the benefits of Section 16 and (subject to the requirements and limitations therein (it being understood that the documentation required under Section 16 shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment; provided that such Participant shall not be entitled to receive any greater payment under Sections 2.10 or 2.12(d), with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent the sale of the participation to such participant is made with the Borrower’s consent and such entitlement to receive a greater payment results from a Change in Law~~

(g)                                  Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement to secure obligations of such Lender, including any pledge in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law; provided, that no such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)                                 Agent (as a non-fiduciary agent on behalf of Borrower) shall maintain, or cause to be maintained, a register (the “Register”) on which it enters the name and address of each Lender as the registered owner of its Revolver Commitment (and the principal amount thereof and stated interest thereon) held by such Lender (each, a “Registered Commitment”).  A Registered Commitment (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide).  Any assignment or sale of all or part of such Registered Commitment (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s).  The entries in the Register shall be conclusive absent manifest error, and Borrower, Agent and the Lenders shall treat the Person in whose name such Registered Commitment (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.  The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable notice.

~~that occurs after the participant acquired the applicable participation.  Each Lender that sells a participation shall, acting solely for this purpose as an~~(i)            In the event that a Lender sells participations in a Registered Commitment, such Lender, as a non-fiduciary agent on behalf of ~~the~~ Borrower, shall maintain (or cause to be maintained) a register on which it enters the name ~~and address of each participant~~of all participants in the Registered Commitments held by it (and the principal ~~amounts~~amount (and stated interest thereon) of ~~each participant’s interest in the Loans or other obligations under the Loan Documents~~the portion of such Registered Commitments that is subject to such participations) (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any ~~Credit~~Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  ~~For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a~~A Registered Commitment (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide).  Any participation of such Registered Commitment (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

~~(g)                                  Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.~~

13.2                        Successors.  This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio.  No consent to assignment by the Lenders shall release Borrower from its Obligations.  A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 and, except as expressly required pursuant to Section 13.1, no consent or approval by Borrower is required in connection with any such assignment.

14.                               AMENDMENTS; WAIVERS.

14.1                        Amendments and Waivers.

(a)                                 No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document (other than the Fee Letter), and no consent with respect to any departure by Borrower or any other Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and the Loan Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and the Loan Parties that are party thereto, do any of the following:

(i)                           increase the amount of or extend the expiration date of any Commitment of any Lender or amend, modify, or eliminate the last sentence of Section 2.4(c)(i),

(ii)                        postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

(iii)                     reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except (y) in connection with the waiver of applicability of Section 2.6(c) (which waiver shall be effective with the written consent of the Required Lenders), and (z) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or a reduction of fees for purposes of this clause (iii)),

(iv)                    amend, modify, or eliminate this Section or any provision of this Agreement providing for consent or other action by all Lenders,

(v)                       amend, modify, or eliminate Section 3.1 or 3.2,

(vi)                    amend, modify, or eliminate Section 15.11,

(vii)                 other than as permitted by Section 15.11, release Agent’s Lien in and to all or substantially all of the Collateral,

(viii)              amend, modify, or eliminate the definitions of “Required Lenders”, “Supermajority Lenders” or “Pro Rata Share”,

(ix)                    contractually subordinate any of Agent’s Liens (other than (A) in order to confirm the priority of a Lien securing Permitted Purchase Money Indebtedness or a Capital Lease permitted under this Agreement, in each case, in respect of the assets that are the subject of such financing, (B) with respect to the Term Loan Priority Collateral in a manner consistent with the Intercreditor Agreement, or (C) as permitted by Section 15.11),

(x)                       release Borrower or, other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, or as permitted by Section 15.11, any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by Borrower or any Guarantor of any of its rights or duties under this Agreement or the other Loan Documents,

(xi)                    amend, modify, or eliminate any of the provisions of Section 2.4(b)(i) or (ii), or

(xii)                 amend, modify, or eliminate Section 13.1(a) to permit a Loan Party, an Affiliate of a Loan Party, Sponsor, or an Affiliate of Sponsor to be permitted to become an Assignee.

(b)                                 No amendment, waiver, modification, ~~elimination,~~ or consent shall ~~amend~~, without written consent of Agent, Borrower and the Supermajority Lenders, amend, modify, or eliminate the definition of Borrowing Base or any of the defined terms (including the definitions of Eligible Accounts, Eligible Credit Card Receivables, Eligible Inventory, and ~~“Rent Reserve”~~Reserves) that are used in such definition to the extent that any such change results in more credit being made available to Borrower based upon the Borrowing Base, but not otherwise, or the definition of Maximum Revolver Amount, or change Section 2.1(c);

(c)                                  No amendment, waiver, modification, or consent shall amend, modify, eliminate, or waive (i) the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Agent and Borrower (and shall not require the written consent of any of the Lenders), and (ii) any provision of Section 15 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, Borrower, and the Required Lenders.

(d)                                 No amendment, waiver, modification, or consent shall amend, modify, waive, or eliminate any provision of this Agreement or the other Loan Documents pertaining to Issuing Lender, or any other rights or duties of Issuing Lender under this Agreement or the other Loan Documents, without the written consent of Issuing Lender, Agent, Borrower, and the Required Lenders.

(e)                                  No amendment, waiver, modification, or consent shall amend, modify, waive, or eliminate any provision of this Agreement or the other Loan Documents pertaining to Swing Lender, or any other rights or duties of Swing Lender under this Agreement or the other Loan Documents, without the written consent of Swing Lender, Agent, Borrower, and the Required Lenders.

(f)                                   Anything in this Section 14.1 to the contrary notwithstanding, any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any other Loan Document may be entered into without the consent of, or over the objection of, any Defaulting Lender, other than any of the matters governed by Section 14.1(a)(i) through (iii) that adversely affect such Lender.

(g)                                  Borrower shall have the right to amend and update the Schedules to this Agreement from time to time upon written notice to Agent so long as updates to such Schedules are expressly contemplated by the terms of this Agreement

14.2                        Replacement of Certain Lenders.

(a)                                 If (i) any action to be taken by the Lender Group or Agent hereunder requires the consent, authorization, or agreement of all Lenders or all Lenders affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders but not of all Lenders or all Lenders affected thereby, or (ii) any Lender makes a claim for compensation under Section 16, then Borrower or Agent, upon at least 5 Business Days prior irrevocable notice, may permanently replace any Lender that failed to give its consent, authorization, or agreement (a “Non-Consenting Lender”) or any Lender that made a claim for compensation (a “Tax Lender”) with one or more Replacement Lenders, and the Non-Consenting Lender or Tax Lender, as applicable, shall have no right to refuse to be replaced hereunder.  Such notice to replace the Non-Consenting Lender or Tax Lender, as applicable, shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

(b)                                 Prior to the effective date of such replacement, the Non-Consenting Lender or Tax Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Non-Consenting Lender or Tax Lender, as applicable, being repaid in full its share of the outstanding Obligations (without any premium or penalty of any kind whatsoever, but including (i) all interest, fees and other amounts that may be due in payable in respect thereof, ~~and~~ (ii) an assumption of its Pro Rata Share of participations in the Letters of Credit, and (iii) Funding Losses).  If the Non-Consenting Lender or Tax Lender, as applicable, shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, Agent may, but shall not be required to, execute and deliver such Assignment and Acceptance in the name or and on behalf of the Non-Consenting Lender or Tax Lender, as applicable, and irrespective of whether Agent executes and delivers such Assignment and Acceptance, the Non-Consenting Lender or Tax Lender, as applicable, shall be deemed to have executed and delivered such Assignment and Acceptance.  The replacement of any Non-Consenting Lender or Tax Lender, as applicable, shall be made in accordance with the terms of Section 13.1.  Until such time as one or more Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Non-Consenting Lender or Tax Lender, as applicable, hereunder and under the other Loan Documents, the Non-Consenting Lender or Tax Lender, as applicable, shall remain obligated to make the Non-Consenting Lender’s or Tax Lender’s, as applicable, Pro Rata Share of Revolving Loans and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of participations in such Letters of Credit.

14.3                        No Waivers; Cumulative Remedies.  No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof.  No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated.  No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by ~~Borrower~~the Loan Parties of any provision of this Agreement.  Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

15.                               AGENT; THE LENDER GROUP.

15.1                        Appointment and Authorization of Agent.  Each Lender hereby designates and appoints WFCF as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to designate, appoint and authorize) Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Agent agrees to act as agent for and on behalf of the Lenders (and the Bank Product Providers) on the conditions contained in this Section 15.  Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender (or Bank Product Provider), and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent.  Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties.  Each Lender hereby further authorizes (and by its entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral.  Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents.  Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect:  (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, payments and proceeds of Collateral, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, or take any other action with respect to any Collateral or Loan Documents which may be necessary to perfect, and maintain perfected, the security interests and Liens upon Collateral pursuant to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) exclusively receive, apply, and distribute payments and proceeds of Collateral as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to ~~Borrower~~any Loan Party or its Subsidiaries, the Obligations, the Collateral, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

15.2                        Delegation of Duties.  Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

15.3                        Liability of Agent.  None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders (or Bank Product Providers) for any recital, statement, representation or warranty made by ~~Borrower~~any Loan Party or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of ~~Borrower~~any Loan Party or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation to any Lender (or Bank Product Provider) to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of ~~Borrower~~any Loan Party or its Subsidiaries.  Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or applicable law or regulation.

15.4                        Reliance by Agent.  Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by Agent.  Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable.  If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders (and, if it so elects, the Bank Product Providers) against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the ~~requisite~~Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (and Bank Product Providers).

15.5                        Notice of Default or Event of Default.  Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.”  Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge.  If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default.  Each Lender shall be solely responsible for giving any notices to its Participants, if any.  Subject to Section 15.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, ~~however,~~ that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

15.6                        Credit Decision.  Each Lender (and Bank Product Provider) acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender (or Bank Product Provider).  Each Lender represents (and by its entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower.  Each Lender also represents (and by its entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower or any other Person party to a Loan Document.  Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender (or Bank Product Provider) with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.  Each Lender acknowledges (and by its entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender (or Bank Product Provider) with any credit or other information with respect to Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement (or such Bank Product Provider entered into a Bank Product Agreement).

15.7                        Costs and Expenses; Indemnification.  Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise.  Agent is authorized and directed to deduct and retain sufficient amounts from payments or proceeds of Collateral received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders (or Bank Product Providers).  In the event Agent is not reimbursed for such costs and expenses by ~~Borrower or its~~the Loan Parties and their Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s ratable share thereof.  Whether or not the transactions contemplated hereby are consummated, each of the Lenders, on a ratable basis, shall indemnify and defend the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so) from and against any and all Indemnified Liabilities; provided, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder.  Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower.  The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

15.8                        Agent in Individual Capacity.  WFCF and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with ~~Borrower~~any Loan Party and its Subsidiaries and Affiliates and any other Person party to any Loan Document as though WFCF were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group.  The other members of the Lender Group acknowledge (and by its entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, WFCF or its Affiliates may receive information regarding ~~Borrower~~a Loan Party or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of ~~Borrower~~such Loan Party or such other Person and that prohibit the disclosure of such information to the Lenders (or Bank Product Providers), and the Lenders acknowledge (and by its entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them.  The terms “Lender” and “Lenders” include WFCF in its individual capacity.

15.9                        Successor Agent.  Agent may resign as Agent upon 30 days (10 days if an Event of Default has occurred and is continuing) prior written notice to the Lenders (unless such notice is waived by the Required Lenders) and Borrower (unless such notice is waived by Borrower) and without any notice to the Bank Product Providers.  If Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Borrower (such consent not to be unreasonably withheld, delayed, or conditioned), appoint a successor Agent for the Lenders (and the Bank Product Providers).  If, at the time that Agent’s resignation is effective, it is acting as the Issuing Lender or the Swing Lender, such resignation shall also operate to effectuate its resignation as the Issuing Lender or the Swing Lender, as applicable, and it shall automatically be relieved of any further obligation to issue Letters of Credit, to cause the Underlying Issuer to issue Letters of Credit, or to make Swing Loans.  If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and Borrower, a successor Agent.  If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders with (so long as no Event of Default has occurred and is continuing) the consent of Borrower (such consent not to be unreasonably withheld, delayed, or conditioned).  In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.  If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

15.10                 Lender in Individual Capacity.  Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with ~~Borrower~~any Loan Party and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group (or the Bank Product Providers).  The other members of the Lender Group acknowledge (and by its entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding ~~Borrower~~a Loan Party or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of ~~Borrower~~such Loan Party or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge (and by its entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.

15.11                 Collateral Matters.

(a)                                 The Lenders hereby irrevocably authorize (and by its entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to release any Lien on any Collateral (and Agent agrees with Borrower that it will, at Borrower’s written request, release any such Lien) (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all of the Obligations, (ii) constituting (A) property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under Section 6.4 (and Agent may rely conclusively on any such certificate, without further inquiry), or (B) property constituting Term Loan Priority Collateral which is subject to Liens of the type described in clause (q) of the definition of Permitted Liens (and, so long as ~~no Default or Event of Default has occurred and is continuing and the each of~~ the Term Loan ~~Agents~~Agent has released (or concurrently releases) its Lien on such property, Agent shall, at the written request of Borrower, release the Agent’s Liens on such property (other than any property constituting Borrowing Base Collateral) subject to such Liens), (iii) constituting property in which ~~Borrower or~~no Loan Party nor any of its Restricted Subsidiaries owned ~~no~~any interest at the time Agent’s Lien was granted nor at any time thereafter, (iv) constituting property leased or licensed to ~~Borrower~~a Loan Party or its Subsidiaries under a lease or license that has expired or is terminated in a transaction permitted under this Agreement, (v) constituting property owned by any Unrestricted Subsidiary of Borrower permitted to be designated as such pursuant to the terms of this Agreement (and, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, and ~~each of~~ the Term Loan ~~Agents~~Agent has released (or concurrently releases) its Lien on such property, Agent shall, at the written request of Borrower, release the Agent’s Liens on such property), (~~v~~vi) constituting property subject to a Sale/Leaseback Transaction permitted hereunder or property subject to (or which will become subject to promptly following such release) Permitted Liens of the type described in clauses (f) and (t) of the definition thereof, or (~~vi~~vii) in connection with a credit bid or purchase authorized under this Section 15.11.  The Lenders hereby further irrevocably authorize (and by its entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to release from its Guaranty (x) any Unrestricted Subsidiary permitted to be designated as such pursuant to the terms of this Agreement or (y) any Restricted Subsidiary that is the subject of a Permitted Disposition, and so long as ~~no Default or Event of Default has occurred and is continuing or would result therefrom, and each of~~ the Term Loan ~~Agents~~Agent has released (or concurrently releases) such Unrestricted Subsidiary or such

Restricted Subsidiary, as the case may be, from its guarantee, if any, of the ~~applicable~~ Term Loan Facility, Agent shall, at the written request of Borrower, release such Unrestricted Subsidiary or such Restricted Subsidiary, as the case may be, from its Guaranty.  The Loan Parties and the Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent, based upon the instruction of the Required Lenders, to (a) consent to the sale of,, credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Section 363 of the Bankruptcy Code, (b) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the Code, including pursuant to Sections 9-610 or 9-620 of the Code, or (c) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any other sale or foreclosure conducted or consented to by Agent in accordance with applicable law in any ~~judical~~judicial action or proceeding or by the exercise of any legal or equitable remedy.  In connection with any such credit bid or purchase, (i) the Obligations owed to the Lenders and the Bank Product Providers shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not impair or unduly delay the ability of Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such contingent or unliquidated claims cannot be estimated without impairing or unduly delaying the ability of Agent to credit bid at such sale or other disposition, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the Collateral that is the subject of such credit bid or purchase) and the Lenders and the Bank Product Providers whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the Collateral that is the subject of such credit bid or purchase (or in the Stock of the any entities that are used to consummate such credit bid or purchase), and (ii) Agent, based upon the instruction of the Required Lenders, may accept non-cash consideration, including debt and equity securities issued by any entities used to consummate such credit bid or purchase and in connection therewith Agent may reduce the Obligations owed to the Lenders and the Bank Product Providers (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration.  Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders (without requiring the authorization of the Bank Product Providers), or (z) otherwise, the Required Lenders (without requiring the authorization of the Bank Product Providers).  Upon request by Agent or Borrower at any time, the Lenders will (and if so requested, the Bank Product Providers will) confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.11; provided, that (1) anything to the contrary contained in any of the Loan Documents notwithstanding, Agent shall not be required to execute any document or take any action necessary to evidence such release on terms that, in Agent’s opinion, could expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly released) upon (or obligations of Borrower in respect of) any and all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.  Each Lender further hereby irrevocably authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to irrevocably authorize) Agent, at its option and in its sole discretion, to subordinate (by contract or otherwise) or release any Lien granted to or held by Agent under any Loan Document to the holder of any Permitted Lien on such property if such Permitted Lien secures Permitted Purchase Money Indebtedness (and, upon the request of Borrower, Agent shall subordinate or release any such Lien so long as no Event of Default has occurred and is continuing and all Liens on such property securing ~~either or both of~~ the Term Loan ~~Facilities~~Facility are also subordinated or released, as the case may be).

(b)                                 Agent shall have no obligation whatsoever to any of the Lenders (or the Bank Product Providers) (i) to verify or assure that the Collateral exists or is owned by ~~Borrower or~~a Loan Party or any of its Subsidiaries or is cared for, protected, or insured or has been encumbered, (ii) to verify or assure that

Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, (iii) to verify or assure that any particular items of Collateral meet the eligibility criteria applicable in respect thereof, (iv) to impose, maintain, increase, reduce, implement, or eliminate any particular reserve hereunder or to determine whether the amount of any reserve is appropriate or not, or (v) to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender (or Bank Product Provider) as to any of the foregoing, except as otherwise expressly provided herein.

15.12                 Restrictions on Actions by Lenders; Sharing of Payments.

(a)                                 Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to ~~Borrower~~any Loan Party or its Subsidiaries or any deposit accounts of ~~Borrower~~any Loan Party or its Subsidiaries now or hereafter maintained with such Lender.  Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b)                                 If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) except as otherwise expressly contemplated by the terms of this Agreement, payments from Agent in excess of such Lender’s Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, ~~however,~~ that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

15.13                 Agency for Perfection.  Agent hereby appoints each other Lender (and each Bank Product Provider) as its agent (and each Lender hereby accepts (and by its entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to accept) such appointment) for the purpose of perfecting the Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code can be perfected by possession or control.  Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.

15.14                 Payments by Agent to the Lenders.  All payments to be made by Agent to the Lenders (or the Bank Product Providers) shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent.  Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

15.15                 Concerning the Collateral and Related Loan Documents.  Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents.  Each member of the Lender Group agrees (and by its entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to agree) that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders (and such Bank Product Providers).

15.16                 ~~Audits and~~Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information.  By becoming a party to this Agreement, each Lender:

(a)                                 is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field ~~audit or~~ examination report respecting ~~Borrower~~any Loan Party or its Subsidiaries (each a “Report” ~~and collectively, “Reports”~~) prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,

(b)                                 expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

(c)                                  expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any ~~audit or~~field examination will inspect only specific information regarding ~~Borrower and its~~the Loan Parties and their Subsidiaries and will rely significantly upon ~~Borrower’s and its~~the Loan Parties’ and their Subsidiaries’ books and records, as well as on representations of ~~Borrower’s~~the Loan Parties’ personnel,

(d)                                 agrees to keep all Reports and other ~~material,~~ non-public information regarding ~~Borrower and its~~the Loan Parties and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.9, and

(e)                                  without limiting the generality of any other indemnification provision contained in this Agreement, agrees:  (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrower, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing:  (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by ~~Borrower~~any Loan Party or its Subsidiaries to Agent that has not been contemporaneously provided by ~~Borrower~~any Loan Party or such Subsidiary to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from ~~Borrower~~any Loan Party or its Subsidiaries, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from ~~Borrower~~any Loan Party or such Subsidiary, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

15.17                 Several Obligations; No Liability.  Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments.  Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender.  Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender.  Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group.  No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender (or Bank Product Provider) to fulfill its obligations to make credit available hereunder, nor to advance for such Lender (or Bank Product Provider) or on its behalf, nor to take any other action on behalf of such Lender (or Bank Product Provider) hereunder or in connection with the financing contemplated herein.

16.                               WITHHOLDING TAXES.

16.1                        Payments.  All payments made by ~~Borrower~~any Loan Party hereunder or under any ~~note or~~ other Loan Document will be ~~made without setoff, counterclaim, or other defense.  In addition, all such payments will be~~ made free and clear of, and without deduction or withholding for, any present or future ~~Indemnified~~ Taxes except ~~to the extend~~as otherwise required by applicable law, and in the event any deduction or withholding of ~~Indemnified~~ Taxes is required, ~~Borrower shall comply with the next sentence of this Section 16.1.  If any Indemnified Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Indemnified Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 16.1 after withholding or deduction for or on account of any Indemnified Taxes, will not be less than the amount provided for herein; provided, that Borrower shall not be required to increase any such amounts to the extent that the increase in such amount payable results from Agent’s or such Lender’s own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction).  Borrower will~~the applicable Loan Party shall make the requisite withholding, timely pay over to the applicable Governmental Authority the withheld Tax, and furnish to Agent as ~~promptly as possible~~soon as practicable after the date the payment of any ~~Indemnified~~such Tax is due pursuant to applicable law, certified copies of tax receipts ~~or other reasonable documentation~~ evidencing such payment by ~~Borrower.  Borrower agrees to pay, without duplication, any present or future stamp, documentary, excise or similar Taxes that arise from any payment made hereunder or from the execution, delivery, performance, recordation, or filing of, or otherwise with respect to this Agreement or any other Loan Document (“Other Taxes”), except for any such Other Taxes that are imposed with respect to an assignment.~~the Loan Parties, a copy of the tax return reporting such payment, or other evidence of such payment reasonably satisfactory to Agent.  Furthermore, if any such deducted or withheld Tax is an Indemnified Tax, the sum payable by the Loan Parties shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 16.1), the applicable recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.  The Loan Parties will timely pay any Other Taxes in accordance with applicable law or, at Agent’s option, reimburse Agent for the payment of such Other Taxes.  The Loan Parties shall jointly and severally indemnify each Indemnified Person (as defined in Section 10.3) (collectively a “Tax Indemnitee”) for the full amount of Indemnified Taxes arising in connection with this Agreement or any other Loan Document or breach thereof by any Loan Party (including, without limitation, any Indemnified Taxes imposed or asserted on, or attributable to, amounts payable under this Section 16) imposed on, or paid by, such Tax Indemnitee and all reasonable costs and expenses related thereto (including fees and disbursements of attorneys and other tax professionals), as and when they are incurred and irrespective of whether suit is brought, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority (other than Indemnified Taxes and additional amounts that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Tax Indemnitee).  The obligations of the Loan Parties under this Section 16 shall survive the termination of this Agreement, the resignation and replacement of the Agent, and the repayment of the Obligations.

16.2                        Status of Lenders; Exemptions.

(a)                                 If a Lender or Participant is entitled to claim an exemption or reduction from United States withholding tax, such Lender or Participant agrees with and in favor of Agent and Borrower, to deliver to Agent and Borrower (or, in the case of a Participant, to the Lender granting the participation only) on or prior to the date on which such Lender or Participant become a ~~L ender~~Lender or Participant under the Agreement and from time to time thereafter upon the reasonable request of ~~the~~ Borrower or Agent such properly completed and executed documentation reasonably requested by Borrower or Agent as will permit payments made under any Loan Document to be made without such withholding or at a reduced rate of such withholding, including whichever of the following is applicable:

(i)                           if such Lender or Participant is entitled to claim an exemption from United States withholding tax pursuant to the portfolio interest exception, (A) a statement of the Lender or Participant, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to Borrower within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, Form W-8BEN-E, or Form W-8IMY (with proper attachments, as applicable);

(ii)                        if such Lender or Participant is entitled to claim an exemption from, or a reduction of, withholding tax under a United States tax treaty, a properly completed and executed copy of IRS Form W-8BEN or Form W-8BEN-E;

(iii)                     if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender or Participant, a properly completed and executed copy of IRS Form W-8ECI;

(iv)                    if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because such Lender or Participant serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY (with proper attachments); or

(v)                       a properly completed and executed copy of any other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax.

(b)                                 Each Lender or Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(c)                                  If a Lender or Participant is entitled to claim an exemption from withholding tax in a jurisdiction other than the United States, such Lender or such Participant agrees with and in favor of Agent and Borrower, to deliver to Agent and Borrower (or, in the case of a Participant, to the Lender granting the participation only) any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax on or prior to the date that such Lender or Participant becomes a Lender or Participant, but only if such Lender or such Participant is legally able to deliver such forms, or the providing of or delivery of such forms in the Lender’s reasonable judgment would not subject such Lender to any material unreimbursed cost or expense or materially prejudice the legal or commercial position of such Lender (or its Affiliates), provided, that nothing in this Section 16.2(c) shall require a Lender or Participant to disclose any information that it deems to be confidential (including without limitation, its tax returns).  Each Lender and each Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent and Borrower (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(d)                                 If a Lender or Participant claims exemption from, or reduction of, withholding tax and such Lender or Participant sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender or Participant, such Lender or Participant agrees to notify Agent and Borrower (or, in the case of a sale of a participation interest, to the Lender granting the participation only) of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender or Participant.  To the extent of such percentage amount, Agent and Borrower will treat such Lender’s or such Participant’s documentation provided pursuant to Section 16.2(a) or 16.2(c) as no longer valid.  With respect to such percentage amount, such Participant or Assignee shall provide new documentation, pursuant to Section 16.2(a) or 16.2(c), if applicable.  Borrower agrees that each Participant shall be entitled to the benefits of this Section 16 with respect to its participation in any portion of the Commitments and the Obligations ~~so long as~~, provided, that such Participant (i) complies with the obligations set forth in this Section 16 with respect thereto and ~~provided that a~~as if such Participant were a Lender, (ii) agrees to be subject to the provisions of Section 14.2 as if it were an assignee under Section 13.1 of this Agreement, and (iii) shall not be entitled to any additional amounts pursuant to this Section 16 in excess of the amount to which such Lender granting the participation would have been entitled.  Each Lender that sells a Participation agrees to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 14.2 with respect to any Participant.

(e)                                  If a payment made to a Lender under any Loan Document would be subject to U.S. federal income withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the ~~Code~~IRC, as applicable), such Lender shall deliver to ~~the~~ Borrower and Agent (or, in the case of a Participant, to the Lender granting the participation only) at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or Agent (or, in the case of a Participant, to the Lender granting the participation) such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the ~~Code~~IRC) and such additional documentation reasonably requested by Borrower or Agent (or, in the case of a Participant, to the Lender granting the participation) as may be necessary for ~~the~~ Borrower and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (e), “FATCA” shall include any amendments made to FATCA ~~and any regulations promulgated thereunder~~ after the date of this Agreement.

(f)                                   Each Agent and each Lender that is a U.S. Person shall deliver to ~~the~~ Borrower and Agent (or, in the case of an Agent, ~~the~~ Borrower) on or prior to the date on which such Agent or Lender becomes an Agent or Lender under this Agreement (and from time to time thereafter upon the request of ~~the~~ Borrower or Agent, as applicable) two copies of U.S. Internal Revenue Service Form W-9 (or successor form) certifying that such Agent or Lender is exempt from United States federal backup withholding tax and such other documentation as will enable ~~the~~ Borrower and Agent, as applicable, to determine whether or not such Agent or Lender is subject to United States federal backup withholding tax or information reporting requirements.  Each Agent and each Lender shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Borrower and Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(g)                                  Each party’s obligations under this Section 16.2 shall survive the resignation or replacement of Agent or any assignment of rights by, or replacement of, a Lender, the termination of the Obligations and the repayment, satisfaction or discharge of all obligations under any Loan Document.

16.3                        Reductions.

(a)                                 If a Lender or a Participant is ~~entitled to a reduction in the~~subject to an applicable withholding tax, Agent or Borrower (or, in the case of a Participant, ~~to~~ the Lender granting the participation) may withhold from any interest payment to such Lender or such Participant an amount equivalent to the applicable withholding tax ~~after taking into account such reduction~~.  If the forms or other documentation required by Section 16.2(a) or 16.2(c) are not delivered to Agent or Borrower (or, in the case of a Participant, to the Lender granting the participation), then Agent or Borrower (or, in the case of a Participant, ~~to~~ the Lender granting the participation) may withhold from any interest payment to such Lender or such Participant not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(b)                                 If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent or Borrower (or, in the case of a Participant, that the Lender granting the participation) did not properly withhold tax from amounts paid to or for the account of any Lender or any Participant due to a failure on the part of the Lender or any Participant (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent or Borrower (or such Participant failed to notify the Lender granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless (or, in the case of a Participant, such Participant shall indemnify and hold the Lender granting the participation harmless) for all amounts paid, directly or indirectly, by Agent (or, in the case of a Participant, to the Lender granting the participation), as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent (or, in the case of a Participant, to the Lender granting the participation only) under this Section 16, together with all costs and expenses (including attorneys fees and expenses).  The obligation of the Lenders and the Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

16.4                        Refunds.

(a)                                 If Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes ~~or Other Taxes~~ with respect to which ~~Borrower has~~the Loan Parties have paid additional amounts pursuant to this Section 16, so long as no Default or Event of Default has occurred and is continuing, it shall pay over such refund to Borrower on behalf of the Loan Parties (but only to the extent of payments made, or additional amounts paid, by ~~Borrower~~the Loan Parties under this Section 16 with respect to Indemnified ~~Taxes or Other~~ Taxes giving rise to such a refund), net of all out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such a refund); provided, that ~~Borrower~~the Loan Parties, upon the request of Agent or such Lender, agrees to repay the amount paid over to ~~Borrower~~the Loan Parties (plus any penalties, interest or other charges, imposed by the relevant Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Agent or such Lender hereunder as finally determined by a court of competent jurisdiction) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority.  Notwithstanding anything in this Agreement to the contrary, this Section 16 shall not be construed to require Agent or any Lender to make available its tax returns (or any other information which it deems confidential) to ~~Borrower~~the Loan Parties or any other Person.

(b)                                 Subject to the first sentence of Section 16.4(a), upon the reasonable request of Borrower (and at Borrower’s expense), a Lender or Agent, as applicable, shall in its sole discretion, exercised in good faith, use reasonable efforts to cooperate with Borrower with a view to obtaining a refund of any Indemnified Taxes with respect to which Borrower has paid additional amounts pursuant to this Section 16 and which Borrower, on advice of counsel, reasonably believes were not correctly or legally asserted by the relevant Governmental Authority; provided that neither Agent nor any Lender shall be required to (i) take any action that Agent or such Lender determines, in its sole discretion, would have an adverse effect on Agent or such Lender or (ii) disclose any information that it deems to be confidential.

(c)                                  Each Lender agrees that, as promptly as practicable after the occurrence of any event giving rise to the operation of Section 16 with respect to such Lender, it will use reasonable, good faith efforts (subject to overall policy considerations of such Lender) to eliminate or reduce any additional payment which may thereafter accrue, including by designating another lending office or assigning its rights and obligations hereunder to another of its offices, branches or Affiliates with the object of avoiding the consequences of such event; provided, that such designation or other action is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations or rights of Borrower or any Lender pursuant to this Section 16.

(d)                                 Notwithstanding anything in this Agreement to the contrary, this Section 16 shall not be construed to require Agent or any Lender to make available its tax returns (or any other information which it deems confidential) to Loan Parties or any other Person or require Agent or any Lender to pay any amount to an indemnifying party pursuant to Section 16.4, the payment of which would place Agent or such Lender (or their Affiliates) in a less favorable net after-Tax position than such Person would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.

17.                               GENERAL PROVISIONS.

17.1                        Effectiveness.  This Agreement shall be binding and deemed effective when executed by Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.

17.2                        Section Headings.  Headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

17.3                        Interpretation.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Borrower, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

17.4                        Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

17.5                        Bank Product Providers.  Each Bank Product Provider in its capacity as such shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom Agent is acting.  Agent hereby agrees to act as agent for such Bank Product Providers and, by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed Agent as its agent and to have accepted the benefits of the Loan Documents.  It is understood and agreed that the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Agent and the right to share in payments and proceeds of the Collateral as more fully set forth herein.  In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release reserves in respect of the Bank Product Obligations and that if reserves are established there is no obligation on the part of Agent to determine or insure whether the amount of any such reserve is appropriate or not.  In connection with any such distribution of payments or proceeds of Collateral, Agent shall be entitled to assume no amounts are due or owing to any Bank Product Provider unless such Bank Product Provider has provided a written certification (setting forth a reasonably detailed calculation) to Agent as to the amounts that are due and owing to it and such written certification is received by Agent a reasonable period of time prior to the making of such distribution.  Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the applicable Bank Product Provider.  In the absence of an updated certification, Agent shall be entitled to assume that the amount due and payable to the applicable Bank Product Provider is the amount last certified to Agent by such Bank Product Provider as being due and payable (less any distributions made to such Bank Product Provider on account thereof).  Borrower may obtain Bank Products from any Bank Product Provider, although Borrower is not required to do so.  Borrower acknowledges and agrees that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider.  Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Product shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or Guarantors.

17.6                        Debtor-Creditor Relationship.  The relationship between the Lenders and Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor.  No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.

17.7                        Counterparts; Electronic Execution.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.  The foregoing shall apply to each other Loan Document mutatis mutandis.

17.8                        Revival and Reinstatement of Obligations.  If any member of the Lender Group or any Bank Product Provider repays, refunds, restores, or returns in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to such member of the Lender Group or such Bank Product Provider in full or partial satisfaction of any Obligation or on account of any other obligation of any Loan Party under any Loan Document or any Bank Product Agreement, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a “Voidable Transfer”), or because such member of the Lender Group or Bank Product Provider elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that such member of the Lender Group or Bank Product Provider elects to repay, restore, or return (including pursuant to a settlement of any claim in respect thereof), and as to all reasonable costs, expenses, and attorneys’ fees of such member of the Lender Group or Bank Product Provider related thereto, (i) the liability of the Loan Parties with respect to the amount or property paid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist and (ii) Agent’s Liens securing such liability shall be effective, revived, and remain in full force and effect, in each case, as fully as if such Voidable Transfer had never been made.  If, prior to any of the foregoing, (A) Agent’s Liens shall have been released or terminated or (B) any provision of this Agreement shall have been terminated or cancelled, Agent’s Liens, or such provision of this Agreement, shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligation of any Loan Party in respect of such liability or any Collateral securing such liability.  This provision shall survive the termination of this Agreement and the repayment in full of the Obligations.

17.9                        Confidentiality.

(a)                                 Agent and Lenders each individually (and not jointly or jointly and severally) agree that ~~material,~~ non-public information regarding Borrower and its Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except:  (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group and to employees, directors and officers of any member of the Lender Group (the Persons in this clause (i), “Lender Group Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.9, (iii) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Borrower with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrower pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance in writing by Borrower, (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, provided, that, (x) prior to any disclosure under this clause (vi) the disclosing party agrees to provide Borrower with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Borrower pursuant to the terms of the subpoena or other legal process and (y) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders or the Lender Group Representatives), (viii) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement, provided that prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed in writing to receive such Confidential Information either subject to the terms of this Section 17.9 or pursuant to confidentiality requirements substantially similar to those contained in this Section 17.9 (and such Person may disclose such Confidential Information to Persons employed or engaged by them as described in clause (i) above), (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that, prior to any disclosure to any Person (other than any Loan Party, Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (ix) with respect to litigation involving any Person (other than Borrower, Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Borrower with prior written notice thereof, and (x) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document.

(b)                                 Anything in this Agreement to the contrary notwithstanding, Agent and Lenders may provide information concerning the existence, type, size, pricing and agency titles of this Agreement to loan syndication and pricing reporting services~~.~~ or in its marketing or promotional materials, with such information to consist of deal terms and other information customarily found in such publications or marketing or promotional materials and may otherwise use the name, logos, and other insignia of Borrower or the other Loan Parties and the Commitments provided hereunder in any “tombstone” or other advertisements, on its website or in other marketing materials of Agent and Lenders.

~~17.10                 Lender Group Expenses.  Borrower agrees to pay any and all Lender Group Expenses on the earlier of (a) the first day of each calendar month (provided that if such Lender Group Expenses are not charged to the Loan Account by Agent pursuant to Section 2.6(d) on the first day of such month, such Lender Group Expenses shall be payable pursuant to clause (b) hereof) or (b) promptly after the date on which demand therefor is made by Agent and agrees that its obligations contained in this Section 17.10 shall survive payment or satisfaction in full of all other Obligations.~~

17.10                 Survival. All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Advances and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent, Issuing Lender, or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of, or any accrued interest on, any Advance or any fee or any other amount payable under this Agreement is outstanding or unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or been terminated.

17.11                 USA PATRIOT Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies ~~Borrower~~the Loan Parties that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies ~~Borrower~~each Loan Party, which information includes the name and address of ~~Borrower~~each Loan Party and other information that will allow such Lender to identify ~~Borrower~~each Loan Party in accordance with the Patriot Act.  In addition, if Agent is required by law or regulation or ~~if Agent reasonably believes it is required by law or regulation to do so~~internal policies, Agent shall have the right to periodically conduct (a) Patriot Act searches, OFAC/PEP searches, and customary individual background checks for the Loan Parties and (b) OFAC/PEP searches and customary individual background checks for the Loan Parties’ senior management and key principals, and ~~Borrower~~each Loan Party agrees to cooperate in respect of the conduct of such searches and further agrees that the reasonable costs and charges for such searches shall constitute Lender Group Expenses hereunder and be for the account of Borrower.

17.12                 Integration.  This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.  The foregoing to the contrary notwithstanding, all Bank Product Agreements, if any, are independent agreements governed by the written provisions of such Bank Product Agreements, which will remain in full force and effect, unaffected by any repayment, prepayments, acceleration, reduction, increase or change in the terms of any credit extended hereunder, except as otherwise expressly provided in such Bank Product Agreement.

17.13                 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-in Action on any such liability, including, if applicable:

(i)                                     a reduction in full or in part or cancellation of any such liability;

(ii)                                  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)                               the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Signature pages to follow.]

~~IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.~~

~~ADVANCEPIERRE FOODS, INC., a Delaware corporation~~

~~By:~~
~~Name:~~
~~Title:~~

~~WELLS FARGO CAPITAL FINANCE, LLC., a Delaware limited liability company, as Agent and as a Lender~~

~~By:~~
~~Name:~~
~~Title:~~

(continued)

(continued)

(continued)

(continued)

v

EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Assignment and Acceptance Agreement
Exhibit B-1	Form of Borrowing Base Certificate
Exhibit B-2	Form of Bank Product Provider Agreement
Exhibit C-1	Form of Compliance Certificate
Exhibit L-1	Form of LIBOR Notice

Schedule A-1	Agent’s Account
Schedule A-2	Authorized Persons
Schedule C-1	Commitments
Schedule C-2	Credit Card Issuers/Credit Card Processors
Schedule D-1	Designated Account
Schedule E-1	Eligible Inventory Locations
~~Schedule E-2~~	~~Existing Letters of Credit~~
Schedule M-1	Management Agreements
Schedule P-1	Permitted ~~Liens~~Investments
Schedule P-2	Permitted Liens
Schedule P-3	Permitted Indebtedness
Schedule R-1	Real Property Collateral
Schedule 1.1	Definitions
Schedule 3.1	Conditions Precedent
Schedule 3.6	Conditions Subsequent
Schedule 4.1(b)	Capitalization of ~~Borrower~~Loan Parties
Schedule 4.1(c)	Capitalization of Loan Parties’ Subsidiaries
Schedule 4.6(a)	States of Organization
Schedule 4.6(b)	Chief Executive Offices
Schedule 4.6(c)	Organizational Identification Numbers
Schedule 4.6(d)	Commercial Tort Claims
~~Schedule 4.11~~	~~Employee Benefits~~
~~Schedule 4.12~~	~~Environmental Matters~~
Schedule 4.15	Deposit Accounts and Securities Accounts
~~Schedule 4.19~~	~~Permitted Indebtedness~~
Schedule 4.26	Locations of Inventory and Equipment
Schedule 5.1	Financial Statements, Reports, Certificates
Schedule 5.2	Collateral Reporting
~~Schedule 6.6~~	~~Nature of Business~~

Schedule 1.1

As used in the Agreement, the following terms shall have the following definitions:

“Acceptable Appraisal” means, with respect to an appraisal of Inventory, the most recent appraisal of such property received by Agent (a) from an appraisal company satisfactory to Agent, (b) the scope and methodology (including, to the extent relevant, any sampling procedure employed by such appraisal company) of which are satisfactory to Agent, and (c) the results of which are satisfactory to Agent, in each case, in Agent’s Permitted Discretion.

“Account” means an account (as that term is defined in the Code).

“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.

“Accounting Changes” means changes in accounting principles required by or made in accordance with the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).

“Acquired Entity or Business” means either (a) all or substantially all of the assets constituting a business, division or product line of any Person not already a Subsidiary of ~~Borrower~~Parent, or (b) 50.1% or more of the Stock of any such Person (including by way of merger or consolidation), which Person shall, as a result of the acquisition of such Stock or as a result of such merger or consolidation, become a Subsidiary of ~~Borrower~~Parent that is a Restricted Subsidiary (or shall be merged with and into ~~Borrower or a Wholly-Owned~~a Subsidiary of ~~Borrower~~Parent that is a Restricted Subsidiary, with ~~Borrower or~~ such ~~Wholly-Owned~~ Subsidiary being the surviving or continuing Person).

~~“Advance Brands” means Advance Brands, LLC, a Delaware limited liability company.~~

~~“Advance Companies” means, individually and collectively, Advance Food Company, Advance Brands, and Advance Retail Holdings, LLC, an Oklahoma limited liability company, and “Advance Company” shall mean any one of them.~~

~~“Advance Food Acquisition Agreement” means that certain Stock Purchase Agreement, dated as of July 27, 2010, by and among Borrower, Advance Food Company Holdings, Inc. (now known as Maine Street Holdings, Inc.), Advance Food Company, and the Shareholders (as defined therein) party thereto.~~

“Advance Food Company” means Advance Food Company, Inc., an Oklahoma corporation.

~~“Advance Shareholders” means the “Shareholders” as defined in the Advance Food Acquisition Agreement, together with their respective successors, assigns and affiliates, including Maine Street Holdings, Inc. (formerly Advance Food Company Holdings, Inc.), any family members thereof, and any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, members, managers, owners or Persons beneficially holding a controlling interest of which (or Persons which are the principal beneficiaries of which) consist of any one or more of the Persons referred to in the foregoing.~~

“Additional Documents” has the meaning specified therefor in Section 5.12 of the Agreement.

“Administrative Questionnaire” has the meaning specified therefor in Section 13.1(a) of the Agreement.

“Advances” has the meaning specified therefor in Section 2.1(a) of the Agreement.

“Affected Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement.

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, that, for purposes of the definition of Eligible Accounts  and Section 6.12 of the Agreement: (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person and (b) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.

“Agent” has the meaning specified therefor in the preamble to the Agreement.

“Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

“Agent’s Account” means the Deposit Account of Agent identified on Schedule A-1 to the Agreement (or such other Deposit Account of Agent that has been designated as such, in writing, by Agent to Borrower and the Lenders).

“Agent’s Liens” means the Liens granted to Agent by each Loan Party under the Loan Documents and securing the Obligations.

“Aggregate Consideration” ~~shall mean~~means, with respect to any Permitted Acquisition, the sum (without duplication) of (a) the ~~fair market value of all common Stock of Parent or Holdings (based on the good faith determination of the senior management of Holdings or Parent) issued (or to be issued) as consideration in connection with such Permitted Acquisition (including common Stock of Parent or Holdings which may be required to be issued as earn-out consideration upon the achievement of certain future performance goals of the Person subject to such Permitted Acquisition), (b) the~~ aggregate amount of all cash paid (or to be paid) by Parent~~, Holdings~~ or any of ~~their respective~~its Restricted Subsidiaries in connection with such Permitted Acquisition (other than payments of fees and costs and expenses in connection therewith) and all contingent cash purchase price, earn-out, non-compete and other similar cash-pay obligations of Parent~~, Holdings~~ or any of ~~their respective~~its Restricted Subsidiaries incurred and reasonably expected to be incurred in connection therewith (as determined in good faith by ~~Holdings~~Parent or Borrower), (~~c~~b) the aggregate principal amount of all Indebtedness assumed, incurred, refinanced (by ~~Holdings~~Parent or any of its Restricted Subsidiaries on behalf of the Person subject to such Permitted Acquisition) and/or issued ~~in~~by Parent and its Restricted Subsidiaries in connection with such Permitted Acquisition to the extent permitted under the definition of Permitted Indebtedness (including Permitted Acquired Debt), ~~(d) the aggregate liquidation preference of all Preferred Stock of Holdings or Parent issued or to be issued as consideration in connection with such proposed Permitted Acquisition~~ and (~~e~~c) the fair market value of all other consideration (excluding Qualified Equity Interests and any Net Cash Proceeds thereof) paid (or to be paid) by Parent or its Restricted Subsidiaries in connection with such

Permitted Acquisition; provided that any future payment that is subject to a contingency shall be considered Aggregate Consideration only to the extent of the reserve, if any, required under GAAP at the time of such sale to be established in respect thereof by ~~Holdings, Borrower~~Parent or any of its Restricted Subsidiaries.

“Agreement” means the Credit Agreement to which this Schedule 1.1 is attached.

“Amendment Effective Date” means June 2, 2016.

“Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act of 2010, and all other applicable laws concerning bribery, money laundering or corruption.

“APF Legacy Subs” means APF Legacy Subs, LLC (formerly known as Clovervale Transportation, LLC), an Ohio limited liability company and successor-by-merger to Advance Brands, LLC, Zartic, LLC, Zartic Real Property, LLC, ZT Distribution, LLC, and Zar Tran Property, LLC.

“Applicable Margin” means, as of any date of determination and with respect to Base Rate Loans or LIBOR Rate Loans, as applicable, the applicable margin set forth in the following table that corresponds to the Average Excess Availability of Borrower for the most recently completed calendar quarter; provided, that any time an Event of Default has occurred and is continuing, the Applicable Margin shall be set at the margin in the row styled “Level III”:

Level	Average Excess Availability	Applicable Margin Relative to Base Rate Loans (the “Base Rate Margin”)	Applicable Margin Relative to LIBOR Rate Loans (the “LIBOR Rate Margin”)
I	> $50,000,000	~~0.75~~0.50 percentage points	~~1.75~~1.50 percentage points
II	< $50,000,000 and > $25,000,000	~~1.00~~0.75 percentage points	~~2.00~~1.75 percentage points
III	< $25,000,000	~~1.25~~1.00 percentage points	~~2.25~~2.00 percentage points

The Applicable Margin shall be re-determined as of the first day of each calendar quarter ~~of Borrower~~.

“Applicable Unused Line Fee Percentage” means, as of any day of determination, the applicable percentage set forth in the following table that corresponds to the Average Revolver Usage of Borrower for the most recently completed calendar quarter as determined by Agent in its Permitted Discretion; provided, that at any time an Event of Default has occurred and is continuing, the Applicable Unused Line Fee Percentage shall be set at the margin in the row styled “Level II”:

Level	Average Revolver Usage	Applicable Unused Line Fee Percentage
I	> 50% of the Maximum Revolver Amount	0.250 percentage points

II	< 50% of the Maximum Revolver Amount	0.375 percentage points

The Applicable Unused Line Fee Percentage shall be re-determined on the first day of each calendar quarter.

“Application Event” means the occurrence of (a) a failure by Borrower to repay all of the Obligations in full on the Maturity Date, or (b) an Event of Default and the election by Agent or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.4(b)(ii) of the Agreement.

“Assignee” has the meaning specified therefor in Section 13.1(a) of the Agreement.

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1 to the Agreement.

“Authorized Person” means any one of the individuals identified on Schedule A-2 to the Agreement ~~(as such schedule is updated~~or otherwise notified from time to time by written notice from Borrower to Agent~~)~~.

“Availability” means, as of any date of determination, the amount that Borrower is entitled to borrow as Advances under Section 2.1 of the Agreement (after giving effect to the then outstanding Revolver Usage).

~~“Available Amount” shall mean, at any time (the “Reference Date”), an amount equal to, without duplication:~~

~~(a)                                 the sum of:~~

~~(i)                                     $10,000,000; plus~~

~~(ii)                                  an amount equal to (x) the cumulative amount of Excess Cash Flow (which amount shall not be less than zero in any fiscal year) of Borrower and its Restricted Subsidiaries for the Available Amount Reference Period (it being understood for the avoidance of doubt that, solely for purposes of this definition, Excess Cash Flow for any fiscal year shall be deemed to be zero until the financial statements required to be delivered pursuant to Section 5.1 for such fiscal year, and the related compliance certificate required to be delivered pursuant to Section 5.1 for such fiscal year, has been received by Agent), minus (y) the portion of such Excess Cash Flow that has been (or is required to be) applied to the prepayment of the First Lien Term Loan Facility in accordance with Section 4.02(f) of the First Lien Term Loan Credit Agreement (as in effect on the Closing Date); plus~~

~~(iii)                               Eligible Equity Proceeds; plus~~

~~(iv)                              the Net Cash Proceeds received by Borrower from the sale or issuance of any Indebtedness or Disqualified Equity Interests, in each case, of Borrower sold or issued after the Closing Date (other than Indebtedness or such Disqualified Equity Interests issued to Borrower or any of its Subsidiaries or any Contribution Indebtedness), which has been converted into or exchanged for Stock of Borrower or Holdings that do not constitute Disqualified Equity Interests; plus~~

~~(v)                                 the Net Cash Proceeds received by Borrower or any of its Restricted Subsidiaries in connection with the sale or other disposition to a Person (other than Holdings or any of its Restricted~~

~~Subsidiaries) of any Investment made pursuant to clause (u) of the definition of Permitted Investments (in an amount not to exceed the original amount of such Investments); plus~~

~~(vi)                              the Net Cash Proceeds (including, for purposes of this clause (vi) proceeds received in the form of Cash Equivalents) received by Borrower or any of its Restricted Subsidiaries in connection with the returns, interest, profits, distributions and similar amounts, in each case received in respect of any Investment made pursuant to clause (u) of the definition of Permitted Investments; plus~~

~~(vii)                           in the event any Unrestricted Subsidiary has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, Borrower or any of its Restricted Subsidiaries, the fair market value (as determined by the Board of Directors of Borrower) of the Investments of Borrower or any of its Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such re-designation, combination or transfer (or of the assets transferred or conveyed, as applicable), in each case to the extent such Investments were originally made using the Available Amount pursuant to clause (u) of the definition of Permitted Investments; plus~~

~~(viii)                        the amount of any Declined Proceeds; minus~~

~~(b)                                 an amount equal to the sum of (i) Restricted Payments made pursuant to Section 6.9(h) of the Agreement, plus (ii) repayments of Indebtedness made pursuant to Section 9.10(a)(x)(2) of the First Lien Term Loan Credit Agreement (as in effect on the Closing Date), plus (iii) Investments made pursuant to clause (u) of the definition of Permitted Investments, in each case, made after the Closing Date and prior to such time.~~

~~“Available Amount Reference Period” means, with respect to any Reference Date, the period commencing on October 10, 2012 and ending on the last day of the most recent fiscal year for which financial statements required to be delivered pursuant to Section 5.1, and the related compliance certificate required to be delivered pursuant to Section 5.1, have been received by Agent.~~

“Available Increase Amount” means, as of any date of determination, an amount equal to the result of (a) $~~25,000,000~~50,000,000, minus (b) the aggregate principal amount of increases to the Revolver Commitments and the Maximum Revolver Amount previously made pursuant to Section 2.14 of the Agreement after the Amendment Effective Date.

~~“Availability” means, as of any date of determination, the amount that Borrower is entitled to borrow as Advances under Section 2.1 of the Agreement (after giving effect to the then outstanding Revolver Usage).~~

“Average Excess Availability” means, with respect to any period, the sum of the aggregate amount of Excess Availability for each Business Day ~~during~~in such period (as calculated by Agent as of the end of each respective Business Day) divided by the number of Business Days in such period.

“Average Revolver Usage” means, with respect to any period, the sum of the aggregate amount of Revolver Usage for each Business Day in such period (as calculated by Agent at the end of each respective Business Day) divided by the number of Business Days in such period.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and the Council of the European Union,

the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Product” means any one or more of the following financial products or accommodations extended to ~~Borrower~~Parent or its Restricted Subsidiaries by a Bank Product Provider (other than pursuant to the Agreement):  (a) credit cards (including commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”)), (b) credit card processing services, (c) debit cards, (d) stored value cards, (e) Cash Management Services, or (f) transactions under Hedge Agreements.

“Bank Product Agreements” means those agreements entered into from time to time by ~~Borrower~~Parent or its Restricted Subsidiaries with a Bank Product Provider (other than ~~this~~the Agreement and the other Loan Documents) in connection with the obtaining of any of the Bank Products.

“Bank Product Collateralization” means providing cash collateral (pursuant to documentation reasonably satisfactory to Agent) to be held by Agent for the benefit of the Bank Product Providers (other than Hedge Providers) in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure with respect to the then existing Bank Product Obligations (other than Hedge Obligations).

“Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by ~~Borrower~~Parent or its Restricted Subsidiaries to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all Hedge Obligations, and (c) all amounts that Agent or any Lender is obligated to pay to a Bank Product Provider as a result of Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to ~~Borrower~~Parent or its Restricted Subsidiaries~~; provided, in order for any item described in clauses (a), (b), or (c) above, as applicable, to constitute “Bank Product Obligations”, if the applicable Bank Product Provider is any Person other than Wells Fargo or its Affiliates, then the applicable Bank Product must have been provided on or after the Closing Date and Agent shall have received a Bank Product Provider Agreement within 10 days after the date of the provision of the applicable Bank Product to Borrower or its Restricted Subsidiaries (or such longer period as may be permitted by Agent in its sole discretion).~~.

“Bank Product Provider” means any Lender or any of its Affiliates, including each of the foregoing in its capacity, if applicable, as a Hedge Provider; provided, that no such Person (other than Wells Fargo or its Affiliates) shall constitute a Bank Product Provider with respect to a Bank Product unless and until Agent receives a Bank Product Provider Agreement ~~from such Person and~~(a) on or prior to the Closing Date (or such later date as Agent shall agree to in writing in its sole discretion) with respect to ~~the applicable Bank Product within~~Bank Products provided on or prior to the Closing Date, or (b) on or prior to the date that is 10 days after the provision of such Bank Product to ~~Borrower~~Parent or its Restricted Subsidiaries (or such ~~longer period as may be permitted by Agent~~later date as Agent shall agree to in writing in its sole discretion) with respect to Bank Products provided after the Closing Date; provided further, that if, at any time, a Lender ceases to be a Lender under the Agreement (prior to the payment in full of the Obligations), then, from and after the date on which it ceases to be a Lender thereunder, neither it nor any of its Affiliates shall constitute Bank Product Providers and the obligations with respect to Bank Products provided by such former Lender or any of its Affiliates shall no longer constitute Bank Product Obligations.

“Bank Product Provider Agreement” means an agreement in substantially the form attached hereto as Exhibit B-2 to the Agreement, in form and substance reasonably satisfactory to Agent, duly executed by the applicable Bank Product Provider, ~~Borrower~~Parent or the applicable Restricted Subsidiary, and Agent.

“Bank Product ~~Reserve~~Reserves” means, as of any date of determination, the Dollar amount of reserves that Agent ~~has established~~deems in its Permitted Discretion necessary or appropriate to establish (based upon the Bank Product Providers’ reasonable determination of the ~~credit exposure of Borrower and its Restricted~~liabilities and obligations of the Loan Parties and their Subsidiaries in respect of Bank Product Obligations) in respect of Bank Products then provided or outstanding.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Barber Foods” means Barber Foods, LLC, a Maine limited liability company and successor-by-merger to Barber Foods Property, LLC.

“Base Rate” means the greatest of (a) the Federal Funds Rate plus ½%, (b) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate, and (c) the LIBOR Rate~~,~~ (which rate shall be calculated based upon an ~~assumed~~ Interest Period of one month and shall be determined on a daily basis).

“Base Rate Loan” means each portion of the Advances that bears interest at a rate determined by reference to the Base Rate.

“Base Rate Margin” has the meaning set forth in the definition of Applicable Margin.

“Board of Directors” means, as to any Person, the board of directors (or comparable managers) of such Person, or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” has the meaning specified therefor in the preamble to the Agreement.

“Borrowing” means a borrowing consisting of Advances made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Extraordinary Advance.

“Borrowing Base” means, as of any date of determination, the result of:

(a)                                 an amount equal to the sum of (i) 85% of the amount of Eligible Accounts, less the amount, if any, of the Dilution Reserve, plus (ii) 90% of the amount of Eligible Credit Card Receivables , plus

(b)                                 the ~~lowest~~lower of

(i)                                     $125,000,000, and

(ii)                                  the lesser of (A) the product of 65% multiplied by the value (calculated at the lower of cost or market on a first-in, first-out basis) of Eligible Inventory, and (B) the product of 85% multiplied by the Net Recovery Percentage identified in the most recent Acceptable Appraisal of Inventory, multiplied by the value (calculated at the lower of cost or market on a first-in, first-out basis) of Eligible Inventory (such determination may be made as to different categories of Eligible Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, minus

~~(ii)                                  65% of the book value of Eligible Inventory, and~~

~~(iii)                               85% times the most recently determined Net Recovery Percentage times the book value of Eligible Inventory, minus~~

(c)                                  the ~~sum of (i) the~~aggregate amount of Reserves and Bank Product ~~Reserve, (ii)  the Rent Reserve, and (iii) the Customary~~ Reserves, if any established by Agent from time to time under Section 2.1(c) of the Agreement.

“Borrowing Base Certificate” means a certificate in the form of Exhibit B-1 to the Agreement.

“Borrowing Base Collateral” means “ABL Priority Collateral” as such term is defined in the Intercreditor Agreement ~~(as in effect on the Closing Date)~~.

“Borrowing Base Parties” means, individually and collectively, jointly and severally, Borrower, ~~Zartic~~APF Legacy Subs, Clovervale, Chefs Pantry, ~~each of the~~ Advance ~~Companies~~Food Company, Barber Foods, and each other Restricted Subsidiary of Borrower that is a Loan Party, and “Borrowing Base Party” means any one of them; provided that, notwithstanding anything to the contrary contained in the foregoing or in the definition of either Excluded Subsidiary or Immaterial Subsidiary, each Subsidiary of Borrower that constitutes a Borrowing Base Party shall be a Loan Party and a Restricted Subsidiary for all purposes and shall not, in any event, constitute an Excluded Subsidiary or an Immaterial Subsidiary except that, so long as no Default or Event of Default then exists or would be caused thereby and upon at least 10 Business Days’ (and no more than 15 Business Days’) (or such shorter or longer periods as may be permitted by Agent in its sole discretion) written notice from Borrower to Agent, Borrower may elect to exclude from the definition of Borrowing Base Parties any Subsidiary that would otherwise have qualified as an Immaterial Subsidiary or an Excluded Subsidiary, but for the restrictions contained herein, as of the effective date for such exclusion as specified in Borrower’s election notice, provided, that no Overadvance would arise as a result of such exclusion, and from and after the effective date of such exclusion, such Subsidiary shall at all times thereafter cease to be a Borrowing Base Party for all purposes of the Agreement and the other Loan Documents.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of New York, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term “Business Day” also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

“Calculation Period” ~~shall~~ mean, ~~with respect to any Permitted Acquisition, any Material Asset Sale or any other event expressly required to be calculated on a Pro Forma Basis pursuant to the terms of the Agreement, the Test Period~~as of any date of determination, the period of four consecutive Fiscal Quarters most recently ended ~~prior to the date of such Permitted Acquisition, Material Asset Sale or other event, in each case,~~ for which financial statements have been delivered to ~~the Lenders~~Agent pursuant to Section 5.1~~; provided that, with respect to any event required to be calculated on a Pro Forma Basis that occurs prior to the date on which financial statements have been (or are required to be) delivered pursuant to Section 5.1 for the fiscal quarter ended on September 30, 2012, the “Calculation Period” shall be the period of 4 consecutive fiscal quarters of Borrower ended June 30, 2012.~~ of the Agreement.

“Capital Expenditures” means, with respect to any Person for any period, the aggregate amount of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed.

“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-~~1~~2 from S&P or at least P-~~1~~2 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or any recognized securities dealer having combined capital and surplus of not less than $250,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above at the time of acquisition, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above at the time of acquisition.

“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.

“Change of Control” means that (a) (i) at any time prior to ~~the consummation of~~ an IPO, the Permitted Holders fail to beneficially own (as defined in Rule 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate, more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Stock of Parent and (ii) at any time on or after the consummation of an IPO, any person or “group” (within the meaning of Rule 13d-3 and 13d-~~4~~5 under ~~the Exchange Act) more than 50% of the Stock of Holdings having the right to vote for the election of members of the Board of Directors of Holdings, and (ii) at any time from and after the consummation of an IPO, any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of~~ the Exchange Act) (other than ~~Parent,~~ any direct or indirect holding company ~~thereof~~of Parent or one or more of the Permitted Holders) owns and controls, directly or indirectly, Stock of ~~Holdings having the right to vote for the election of members of the Board of Directors of Holdings representing the lesser of (A) 30% or more of~~

~~all of such Stock of Holdings and (B) a percentage of such Stock of Holdings in excess of~~Parent representing more than 40.0% of the aggregate voting power of the issued and outstanding Stock of Parent and the percentage of ~~such Stock of Holdings~~aggregate voting power so held is greater than the percentage of the aggregate voting power represented by the issued and outstanding Stock of Parent beneficially owned ~~and controlled~~, directly or indirectly, in the aggregate by the Permitted Holders, (b) ~~a majority of the members of the Board of Directors~~Parent ceases to directly own and control 100% of the Stock of Holdings ~~or Borrower do not constitute Continuing Directors~~, (c) Holdings ceases to directly own and control 100% of the Stock of Borrower, or (d) a “change of control” or similar event shall occur as provided in the ~~First Lien~~ Term Loan Credit Agreement ~~or the Second Lien Term Loan Credit Agreement.~~(or any Permitted Refinancing thereof) or other definitive documentation governing any other Indebtedness for borrowed money with an outstanding principal amount equal to or greater than $50,000,000.

“Change in Law” means the occurrence after the date of the Agreement of:  (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation, judicial ruling, judgment or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation, guideline or treaty, or (c) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided that notwithstanding anything in the Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Chefs Pantry” means Chefs Pantry, LLC, an Ohio limited liability company and successor-by-merger to Pierre Real Property, LLC.

“Closing Date” means October 10, 2012.

“Closing Date ~~Dividend Payments” means a cash dividend payable by Borrower to Holdings in an amount not to exceed $185,000,000, which Holdings will use to pay a dividend to Parent.~~Ratification Agreement” means that certain Ratification Agreement, dated as of the Closing Date, executed and delivered by Borrower and each Guarantor extant as of the Closing Date in favor of Agent.

“Clovervale” means Clovervale Farms, LLC, an Ohio limited liability company.

“Code” means the New York Uniform Commercial Code, as in effect from time to time.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired in or upon which a Lien is granted (or purported to be granted) in favor of Agent or the Lenders under any of the Loan Documents.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in ~~Borrower’s~~Parent’s or its Restricted Subsidiaries’ books and records, Equipment, or Inventory, in each case, in form and substance reasonably satisfactory to Agent.

“Commitment” means, with respect to each Lender, its Revolver Commitment and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 or in the Assignment and

Acceptance pursuant to which such Lender became a Lender ~~hereunder~~under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 to the Agreement delivered by the chief financial officer of Borrower or Parent to Agent.

“Confidential Information” has the meaning specified therefor in Section 17.9(a) of the Agreement.

“Consolidated Total Assets” ~~shall mean~~means the total assets of ~~Holdings, Borrower~~Parent and its Restricted Subsidiaries  on a consolidated basis, as shown on the most recent balance sheet delivered pursuant to Section 5.1 of the Agreement or, for the period prior to the time any such  statements are so delivered pursuant to Section 5.1, the financial statements delivered prior ~~to~~ the Closing Date.

“Contractual Obligation” has the meaning specified therefor in Section 6.15 of the Agreement.

~~“Continuing Director” means (a) any member of the Board of Directors who was a director (or comparable manager) of Borrower on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was approved, appointed or nominated for election to the Board of Directors by either a Permitted Holder or a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Borrower and whose initial assumption of office resulted from such contest or the settlement thereof.~~

~~“Contribution Indebtedness” shall mean Indebtedness of Borrower or any Restricted Subsidiary in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than the proceeds from the issuance of Disqualified Equity Interests or contributions by Borrower or any Restricted Subsidiary) made to the capital of Borrower or such Restricted Subsidiary after the Closing Date (whether through the issuance or sale of Stock or otherwise); provided that such Contribution Indebtedness is (a) incurred within 180 days after the making of the related cash contribution and (b) is so designated as Contribution Indebtedness pursuant to a certificate of an Authorized Person of Borrower delivered to Agent on the date of incurrence thereof.~~

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by ~~Borrower or one of its Restricted Subsidiaries~~a Loan Party, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

“Controlled Account Agreement” has the meaning specified therefor in the Security Agreement.

“Copyright Security Agreement” has the meaning specified therefor in the Security Agreement.

~~“Covenant Test Date” means any date during the term of the Agreement as of which either (a) the Excess Availability Threshold is not satisfied or (b) an Event of Default has occurred and is continuing.~~

“Covenant Testing Period” means a period (a) commencing on the last day of the Fiscal Quarter of Borrower most recently ended prior to a Covenant Trigger Event for which Borrower is required to deliver to Agent quarterly or annual financial statements pursuant to Section 5.1 of the Agreement, and (b) continuing through and including the first day after such Covenant Trigger Event that Excess Availability has equaled or exceeded the greater of (i) 10% of the Line Cap, and (ii) $15,000,000 for 30 consecutive days.

“Covenant Trigger Event” means if at any time Excess Availability is less than the greater of (i) 10% of the Line Cap, and (ii) $15,000,000.

“Credit Card Agreements” means all agreements now or hereafter entered into by, or for the benefit of, any Borrowing Base Party with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Credit Card Issuer” means any of the credit card issuers listed on Schedule C-2 and any other credit card issuer consented to by Agent in its Permitted Discretion.

“Credit Card Notification” means a notice to a Credit Card Issuer or Credit Card Processor who is party to a Credit Card Agreement, in form and substance reasonably satisfactory to Agent, which Credit Card Notification shall require the ACH or wire transfer no less frequently than each Business Day (and whether or not there are then any outstanding Obligations) of all payments due to any Borrowing Base Party from such Credit Card Issuer or Credit Card Processor to a Deposit Account of any Borrowing Base Party that is subject to a Control Agreement in favor of Agent.

“Credit Card Processor” means any of the credit card processors or clearinghouses listed on Schedule C-2 and any other credit card processor or clearinghouse acceptable to Agent in its Permitted Discretion.

“Credit Card Receivables” means, collectively, (a) all present and future rights of any Borrowing Base Party to payment from any Credit Card Issuer, Credit Card Processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card, and (b) all present and future rights of any Borrowing Base Party to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Agreements or otherwise, in each case above calculated net of prevailing interchange charges.

“Curative Equity” means the net amount of common equity contributions received by Borrower (or by any direct or indirect parent of Borrower which such direct or indirect parent of Borrower contributes, directly or indirectly to Borrower in the form of common equity capital) and which is designated “Curative Equity” by Borrower under Section 9.3 of the Agreement at the time it is contributed.  For the avoidance of doubt, the forgiveness of antecedent debt (whether Indebtedness, trade payables, or otherwise) shall not constitute Curative Equity.

“Cure ~~Right~~Expiration Date” has the meaning specified therefor in Section 9.3(a) of the Agreement.

“Cure ~~Quarter~~Right” has the meaning specified therefor in Section 9.3(a) of the Agreement.

~~“Customary Reserves” means, as of any date of determination, an amount equal to the aggregate amount of reserves, if any, established by Agent in its Permitted Discretion in accordance with Section 2.1(c) of the Agreement, including, reserves on account of liens or trusts arising under the Perishable Agricultural Commodities Act, the Packers and Stockyard Act, or similar federal, state or local statutes or ordinances.~~

~~“Declined Proceeds” means “Declined Proceeds” as that term is defined in the First Lien Term Loan Credit Agreement (as in effect on the Closing Date).~~

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to (i) fund ~~any amounts~~all or any portion of its Advances within 2 Business Days of the date such Advances were required to be funded ~~by it under the Agreement on the date that it is required to do so under the Agreement (including the failure to make available to Agent amounts required pursuant to a Settlement or to make a required payment in connection with a Letter of Credit Disbursement)~~hereunder unless such Lender notifies Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Agent, Issuing Lender, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within 2 Business Days of the date when due, (b) has notified Borrower, Agent~~,~~ or ~~any~~Issuing Lender in writing that it does not intend to comply with ~~all or any portion of~~ its funding obligations ~~under the Agreement, (c)~~hereunder, or has made a public statement to ~~the effect that it does not intend to comply with its funding obligations under the Agreement or under other agreements generally (as reasonably determined by Agent) under which it has committed to extend credit~~that effect (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (~~d~~c) has failed, within ~~2~~3 Business Days after written request by Agent or Borrower, to confirm in writing to Agent and Borrower that it will comply with ~~the terms of the Agreement relating to its~~its prospective funding obligations ~~to fund any amounts required to be funded by it under the Agreement~~hereunder (provided, that ~~a~~such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Agent and Borrower), ~~(e) otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it under the Agreement on the date that it is required to do so under the Agreement, or (f) (i) becomes or is insolvent or has a~~or (d) has, or has a direct or indirect parent company that has, (i) become ~~or is insolvent or (ii) becomes~~ the subject of ~~a bankruptcy or insolvency proceeding, or has~~any Insolvency Proceeding, (ii) had appointed for it a receiver, custodian, conservator, trustee, ~~or custodian or appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.~~administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to Borrower, Issuing Lender, and each Lender.

“Defaulting Lender Rate” means (a) for the first 3 days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Advances that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).

“Deposit Account” means any deposit account (as that term is defined in the Code).

“Designated Account” means the Deposit Account of Borrower identified on Schedule D-1 to the Agreement (or such other Deposit Account of Borrower located at Designated Account Bank that has been designated as such, in writing, by Borrower to Agent).

“Designated Account Bank” has the meaning specified therefor in Schedule D-1 to the Agreement (or such other bank that is located within the United States that has been designated as such, in writing, by Borrower to Agent).

“Dilution” means, as of any date of determination, a percentage, based upon the experience of the immediately prior 90 consecutive days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Borrower’s Accounts during such period, by (b) Borrower’s gross billings with respect to Accounts during such period.

“Dilution Reserve” means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts ~~by 1 percentage point for each percentage point by~~(but not, for the avoidance of doubt, Eligible Credit Card Receivables) by the extent to which Dilution is in excess of 5%.

“Disqualified Equity Interests” means ~~“Disqualified Equity Interests” as that term is defined in the First Lien Term Loan Credit Agreement (as in effect on the Closing Date).~~any Stock that, by its terms (or by the terms of any security or other Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests and cash in lieu of fractional shares of such Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Obligations), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and cash in lieu of fractional shares of such Stock), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Stock that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date at the time of issuance; provided that if such Stock is issued pursuant to a plan for the benefit of employees of Parent, Holdings, Borrower or its Restricted Subsidiaries or by any such plan to such employees, such Stock shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by Parent, Holdings, Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death, or disability.

“Dollars” or “$” means United States dollars.

“Domestic Subsidiary” of any Person ~~shall mean~~means any Subsidiary of such Person incorporated or organized in the United States or any State or territory thereof or the District ~~or~~of Columbia (other than any Pass-Through Foreign Holding Company).

“EBITDA” means, with respect to any fiscal period, consolidated net earnings (or loss) of ~~Borrower~~Parent and its Restricted Subsidiaries, without giving effect to any gains (or losses) from sales of assets (other than inventory sold in the ordinary course of business), plus (i) the sum of (a) Interest Expense, (b) the provision for Federal, state, local and foreign income taxes accrued during such period for ~~Borrower~~Parent and its Restricted Subsidiaries, (c) depreciation and amortization expense of ~~Borrower~~Parent and its Restricted Subsidiaries for such period, (d) all other non-cash charges or expenses of ~~Borrower~~Parent and its Restricted Subsidiaries for such period (including the write up of inventory in excess of manufacturing cost in accordance with SFAS 141R, other purchase accounting adjustments, other write-offs or write-downs, non-cash accruals taken in respect of product delivered to and processed by ~~Borrower~~Parent and its Restricted Subsidiaries pursuant to its contracts with the U.S.D.A., and those incurred in connection with the granting of, or accretion on, options, warrants and any other Stock, but excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period which ~~the Borrower~~Parent elects not to add back in the current period), (e) ~~in the case of any period including any fiscal quarter of Borrower ending on or before March 31, 2013,~~ the amount of all fees and expenses incurred in connection with the ~~Transaction~~Transactions during the applicable period, (f) all management fees and expenses paid ~~to Sponsor, the Advance Shareholders and their Affiliates~~under the Management Agreements pursuant to Sections 6.12(e) and 6.9(~~v~~e) for or during such period, (g) the amount of all fees and expenses incurred after the Closing Date in connection with any amendment to this Agreement, the ~~First Lien Term Loan Credit Agreement, the Second Lien~~ Term Loan Credit Agreement, or any other Permitted Indebtedness, in each case, ~~so long as the applicable period includes the closing date of such amendment, as applicable,~~whether or not successful, (h) restructuring, integration and business optimization costs and expenses incurred during such period, including any severance costs, costs associated with office or plant openings or closings and consolidation, systems integration and optimization, relocation or integration costs (including expenses related to training and product test runs), fees of restructuring or business optimization consultants, and other business optimization or restructuring charges and expenses, (i) transaction costs, fees and expenses (whether or not any transaction is actually consummated) incurred in connection with any Permitted Acquisitions, any Permitted Indebtedness, issuance of Stock (including ~~with respect to any direct or indirect parent of Borrower and any~~in connection with the consummation of any IPO) and any Permitted Dispositions during such period (whether or not successful), (j) extraordinary, unusual or non-recurring charges or expenses to the extent that they reduced consolidated net earnings in such period, including related costs or expenses and payments of legal settlements, fines, judgments and orders, (k) amounts paid in respect of commodities forward purchase contracts to which hedge accounting treatment does not apply ~~in an amount not to exceed $2,000,000 during the term of the Agreement~~, (l) (y) Permitted Acquisition Additional Cost Savings and Permitted Disposition Additional Cost Savings and (z) expected pro forma cost savings, operating expense reductions and synergies related to restructurings, cost savings initiatives and other similar initiatives which ~~Borrower~~Parent has taken steps to initiate during the applicable period (net of the amount of benefits actually realized during the relevant period to the extent such are already included in the determination of consolidated net earnings for the applicable period), reasonably identifiable and factually supportable and projected by ~~Borrower~~Parent in good faith to result from actions with respect to which substantial steps have been, will be, or are expected to be, taken (in the good faith determination of ~~Borrower~~Parent) within 12 months after such period, in an aggregate amount for this clause (z) not to exceed 20% of EBITDA in any ~~4 fiscal quarter period of Borrower and its Restricted Subsidiaries~~Calculation Period (calculated after adjustment pursuant to this clause (l)); provided that any such adjustments are (A) estimated on a good faith basis by ~~Borrower~~Parent and (B) described (in reasonable detail) in an officer’s certificate delivered by the chief financial officer or treasurer of ~~Borrower~~Parent to Agent, (m) adjustments and add-backs specifically identified in the ~~Sponsor~~ Model, (n) proceeds of business interruption insurance to the extent not included in determining consolidated net earnings for such period, (o) charges incurred in establishing compliance with public company reporting requirements (including the Sarbanes Oxley Act) ~~in an amount not to exceed $2,000,000 in the aggregate during the term of the Agreement,~~, (p) any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of ~~Borrower or a Guarantor~~a Loan Party or the net proceeds of an issuance of Stock of ~~Borrower or any Guarantor, solely to the extent that such net cash proceeds are excluded from the calculation of the Available Amount~~any Loan Party (including any payment of dividend equivalent rights to option holders), (q) any deductions (less any additions) attributable to non-controlling interests except, in each case, to the extent of cash paid, (r) any net loss from disposed or discontinued operations, and (s) unrealized net losses on the fair market value of any non-speculative hedge agreements and the net costs of implementation of any non-speculative hedge agreements and losses, charges and expenses attributable to the early extinguishment or conversion of indebtedness, hedge agreements or other derivative instruments (including deferred financing expenses written off and premiums paid), minus (ii) the sum of the following to the extent included in calculating consolidated net earnings (or loss) of ~~Borrower~~Parent and its Restricted Subsidiaries for such fiscal period, (a) the amount of all cash payments or cash charges made (or incurred) by ~~Borrower~~Parent or any of its Restricted Subsidiaries during such period on account of any non-cash losses or non-cash charges added back to EBITDA pursuant to preceding sub-clause (i)(d) above in a previous period, and (b) amounts added back to EBITDA in a prior period under sub-clause (i)(k) above as and when such amounts would have been expensed had the applicable forward purchase contract received hedge accounting treatment.  For purposes of calculating EBITDA for any period, pro forma effect shall be given to any Permitted Acquisition or any Material Asset Sale or any re-designation of an Unrestricted Subsidiary as a Restricted Subsidiary if effected during the respective period as if same had occurred on the first day of such period, and taking into account, in the case of any Permitted Acquisition or Material Asset Sale, adjustments that are (x) factually supportable and identifiable cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act or (y) Permitted Acquisition Additional Cost Savings and Permitted Disposition Additional Cost Savings as if such cost savings or expenses were realized on the first day of the respective period.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Accounts” means those Accounts created by any Borrowing Base Party in the ordinary course of its business, that arise out of such Borrowing Base Party’s sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any audit or field examination performed by (or on behalf of) Agent from time to time.  In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits, unapplied cash, taxes, discounts, credits, allowances, and rebates.  Eligible Accounts shall not include the following:

(a)                                 Accounts that the Account Debtor has failed to pay within 60 days of original invoice date or Accounts with selling terms of more than 30 days (other than (i) Accounts owed by the Ohio Department of Education, the Iowa Department of Education, the Archdiocese of Philadelphia, up to $2,000,000 in the aggregate (for all such Account Debtors), ~~and~~ (ii) Accounts owed by the Kellogg Company and its Subsidiaries~~)~~, and (iii) Accounts that are subject to a reverse factoring arrangement entered into in the ordinary course of business and acceptable to Agent), that are paid within 90 days of original invoice date,

(b)                                 Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

(c)                                  Accounts with respect to which the Account Debtor is an Affiliate of ~~Borrower~~any Borrowing Base Party or an employee or agent of ~~Borrower~~any Borrowing Base Party or any Affiliate of ~~Borrower~~any Borrowing Base Party,

(d)                                 Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional (other than warranties in the ordinary course of business),

(e)                                  Accounts that are not payable in Dollars,

(f)                                   Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States or Canada, or (ii) is not organized under the laws of the United States or Canada or any state or province thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Agent~~; provided, however, that up to $1,500,000 of Accounts that are otherwise Eligible Accounts and that are excluded solely because the Account Debtor is either organized under the laws of Canada or a province thereof or has its chief executive office located in Canada shall not be excluded under this clause (f),~~,

(g)                                  Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the applicable Borrowing Base Party has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC §3727), or (ii) any state of the United States~~,~~ (exclusive, however, of Accounts with respect to the applicable Borrowing Base Party has complied, to the reasonable satisfaction of Agent, with the applicable state analog of the Assignment of Claims Act),

(h)                                 Accounts with respect to which the Account Debtor is a creditor of any Borrowing Base Party (unless the Account Debtor has provided to Agent a “non-offset” letter in form and substance reasonably satisfactory to Agent), has or has asserted a right of recoupment or  setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of recoupment or setoff, or dispute,

(i)                                     Accounts owed by Sysco Corporation or its Affiliates to the extent of the obligations owing by such Account Debtors in excess of 35% (such percentage being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtors materially deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtors in excess of such percentage, (ii) Accounts owed by U.S. Foodservice, Inc. or its Affiliates to the extent of the obligations owing by such Account Debtors in excess of 35% (such percentage being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtors materially deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtors in excess of such percentage, (iii) Accounts owed by Wal-Mart Stores, Inc. or its Affiliates to the extent of the obligations owing by such Account Debtors in excess of 20% (such percentage being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtors materially deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtors in excess of such percentage, and (vi) Accounts with respect to any other Account Debtor whose total obligations owing to the ~~Loan~~Borrowing Base Parties exceed 10% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor materially deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,~~”~~

(j)                                    Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, has gone out of business, or as to which any Borrowing Base Party has received notice of an imminent Insolvency Proceeding of such Account Debtor; provided, that notwithstanding the foregoing provisions of the this clause (j), Agent may, in its Permitted Discretion, include as Eligible Accounts (i) Accounts that are post-petition accounts payable of an Account Debtor that is a debtor-in-possession under the Bankruptcy Code, and (ii) Accounts owing by an Account Debtor that has been reorganized or restructured following one of the events described in this clause (j) and has a credit quality satisfactory to Agent,

(k)                                 Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful, including by reason of the Account Debtor’s financial condition,

(l)                                     Accounts that are not subject to a valid and perfected first priority Agent’s Lien,

(m)                             Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,

(n)                                 Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity,

(o)                                 Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by any Borrowing Base Party of the subject contract for goods or services, ~~or~~

(p)                                 Accounts owned by a target acquired in connection with a Permitted Acquisition or Permitted Investment with respect to which the Aggregate Consideration therefor is in excess of $10,000,000, until the completion of ~~an appraisal and~~a field examination with respect to such ~~target~~Accounts, in each case, reasonably satisfactory to Agent (which ~~appraisal and~~ field examination may be conducted prior to the closing of such Permitted Acquisition~~).~~ or Permitted Investment), or

~~“Eligible Equity Proceeds” means “Eligible Equity Proceeds” as such term is defined in the First Lien Term Loan Credit Agreement (as in effect on the Closing Date).~~

(q)                                 Accounts constituting Credit Card Receivables.

“Eligible Credit Card Receivables” means, as to any Borrowing Base Party, Credit Card Receivables of such Borrowing Base Party that comply with each of the representations and warranties respecting Eligible Credit Card Receivables made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any information with respect to the Borrowing Base Parties’ business or assets of which Agent becomes aware after the Effective Date, including any field examination performed by (or on behalf of) Agent from time to time after the Effective Date.  Eligible Credit Card Receivables shall not include the following:

(a)                                 Credit Card Receivables that do not arise from the actual and bona fide sale and delivery of goods or rendition of services by such Borrowing Base Party in the ordinary course of the business of such Borrowing Base Party,

(b)                                 Credit Card Receivables that are past due (beyond any stated applicable grace period, if any, therefor) pursuant to the terms set forth in the Credit Card Agreements with the Credit Card Issuer or Credit Card Processor of the credit card or debit card used in the purchase which give rise to such Credit Card Receivables,

(c)                                  Credit Card Receivables that are unpaid more than 5 Business Days after the date of the sale of goods or rendition of services by such Borrowing Base Party giving rise to such Credit Card Receivables,

(d)                                 Credit Card Receivables with respect to which the Credit Card Issuer or Credit Card Processor obligated in respect thereof has failed to remit any payment in respect of such Credit Card Receivables,

(e)                                  Credit Card Receivables with respect to which the a Credit Card Issuer or Credit Card Processor has or has asserted a counterclaim, defense or dispute against such Credit Card Receivables (other than customary set-offs to fees and chargebacks consistent with the practices of such Credit Card Issuer or Credit Card Processor with such Borrowing Base Party from time to time), to the extent of such counterclaim, defense or dispute,

(f)                                   Credit Card Receivables with respect to which a Credit Card Issuer or Credit Card Processor has set off against amounts otherwise payable by such Credit Card Issuer or Credit Card Processor to such Borrowing Base Party for the purpose of establishing a reserve or collateral for obligations of such Borrowing Base Party to such Credit Card Issuer or Credit Card Processor (other than customary set-offs and chargebacks consistent with the practices of such Credit Card Issuer or Credit Card Processor from time to time), to the extent of such set off,

(g)                                  Credit Card Receivables not owned by a Borrowing Base Party or as to which a Borrowing Base Party does not have good title,

(h)                                 Credit Card Receivables with respect to which the Credit Card Issuer or Credit Card Processor is subject to an Insolvency Proceeding, has gone out of business, or as to which any Borrowing Base Party has received notice of an imminent Insolvency Proceeding of such Credit Card Issuer or Credit Card Processor; provided, that notwithstanding the foregoing provisions of this clause (h), Agent may, in its Permitted Discretion, include as Eligible Credit Card Receivables (i) Credit Card Receivables that are post-petition accounts payable of a Credit Card Issuer or Credit

Card Processor that is a debtor-in-possession under the Bankruptcy Code, or (ii) Credit Card Receivables owing by a Credit Card Issuer or Credit Card Processor that has been reorganized or restructured following one of the events described in this clause (h) and has a credit quality reasonably satisfactory to Agent,

(i)                                     Credit Card Receivables that Agent, in its Permitted Discretion, believes the collection of which to be doubtful by reason of the Credit Card Issuer’s or Credit Card Processor’s financial condition,

(j)                                    Credit Card Receivables that are not subject to a valid and perfected first priority Agent’s Lien,

(k)                                 Credit Card Receivables with respect to which an event of default has occurred under the relevant Credit Card Agreement of such Borrowing Base Party with the Credit Card Issuer or Credit Card Processor who has issued the credit card or debit card or handles payments under the credit card or debit card used in the sale which gave rise to such Credit Card Receivables which event of default gives such Credit Card Issuer or Credit Card Processor the right to cease or suspend payments to such Borrowing Base Party,

(l)                                     Credit Card Receivables as to which the customers using the credit card or debit card giving rise to such Credit Card Receivables has returned the merchandise purchased giving rise to such Credit Card Receivable (it being understood that chargebacks in the ordinary course of business by Credit Card Processors under the terms of customary Credit Card Agreements are not violative of this clause),

(m)                             Credit Card Receivables that are not subject to Credit Card Notifications and, with respect to Credit Card Receivables that are first becoming Eligible Credit Card Receivables after the Effective Date, Agent has not received a field examination (and such other diligence as Agent may reasonably require) with respect to such Person’s Credit Card Receivables by a field examiner acceptable to Agent in its Permitted Discretion, the results, scope, assumptions, and methodology of which are acceptable to Agent in its Permitted Discretion,

(n)                                 Credit Card Receivables with respect to which the applicable Credit Card Processor is not organized or does not have its principal offices or assets within the United States or another jurisdiction acceptable to the Agent in its Permitted Discretion,

(o)                                 Credit Card Receivables with respect to which the Credit Card Processor is an Affiliate of any Borrowing Base Party or an employee or agent of any Borrowing Base Party or any Affiliate of any Borrowing Base Party,

(p)                                 Credit Card Receivables with respect to which the Credit Card Processor is not organized or does not have its principal offices or assets within the United States, Canada or another jurisdiction acceptable to Agent in its Permitted Discretion,

(q)                                 Credit Card Receivables that are not payable in Dollars,

(r)                                    Credit Card Receivables that are evidenced by chattel paper or an instrument of any kind, or have been reduced to judgment,

(s)                                   Credit Card Receivables that would not constitute Eligible Accounts (other than by virtue of clause (q) of the definition of Eligible Accounts) (assuming for purposes of such determination that such Credit Card Receivables constitute Accounts), or

(t)                                    Credit Card Receivables that are billings for interest, fees or late charges.

“Eligible Inventory” means Inventory of a Borrowing Base Party consisting of first quality finished goods or raw materials held for sale in the ordinary course of any Borrowing Base Party’s business, that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any audit or appraisal performed by (or on behalf of) Agent from time to time.  In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a first-in first-out basis.  An item of Inventory shall not be included in Eligible Inventory if:

(a)                                 ~~none of the~~a Borrowing Base ~~Parties has~~Party does not have good, valid, and marketable title thereto,

(b)                                 it is not located at one of the locations in the continental United States set forth on Schedule E-1 to the Agreement ~~(as such schedule may be updated from time to time in accordance with the terms of the Agreement)~~or at any other location in the continental United States disclosed to Agent in writing after the Amendment Effective Date (or in-transit from one such location to another such location),

(c)                                  it is located on real property leased by a Borrowing Base Party or in a contract warehouse or with a bailee, in each case, unless either (i) it is subject to a Collateral Access Agreement executed by the lessor or warehouseman, as the case may be, ~~or (ii) the Agent has established in accordance with Section 2.1(c) such Customary Reserves for rent, if any, as it deems necessary or appropriate in its Permitted Discretion, and in each case and unless~~and it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises, or (ii) Agent has established a Landlord Reserve with respect to such location,

(d)                                 it is not subject to a valid and perfected first priority Agent’s Lien, subject only to (i) liens or trusts arising under the Perishable Agricultural Commodities Act, the Packers and Stockyard Act, or similar federal, state or local ordinances, and (ii) ~~liens~~Liens described in, and within the terms of, clause (g) of the definition of Permitted Liens~~.~~,

(e)                                  it consists of goods returned or rejected by any Borrowing Base Party’s customers,

(f)                                   it consists of goods that are obsolete or slow moving or custom items, work-in-process, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in any Borrowing Base Party’s business, bill and hold goods, defective goods, “seconds,” or Inventory acquired on consignment, ~~or~~

(g)                                  it is subject to third party trademark, licensing or other proprietary rights, unless Agent is satisfied that such Inventory can be freely sold by Agent upon and after the occurrence of an Event of Default despite such third party rights, or

(~~g~~h)                           it was acquired in connection with a Permitted Acquisition or Permitted Investment with respect to which the Aggregate Consideration therefor is in excess of $10,000,000, until the completion of an appraisal and field examination of such Inventory, in each case, reasonably satisfactory to Agent (which appraisal and field examination may be conducted prior to the closing of such Permitted Acquisition or Permitted Investment).

~~“Employee Benefit Plan” means any pension plan as defined in Section 3(2) of ERISA (a) that is maintained for employees of any Loan Party or any ERISA Affiliate, (b) to which any Loan Party or any ERISA Affiliate makes contributions or is required to make contributions,  or (c) to which any Loan Party or any ERISA Affiliate has any liability, contingent or otherwise, and which is subject to Section 302 or Title IV of ERISA or Section 412 of the Code, including any Multiemployer Plan.~~

“Enid Real Property” means the Real Property of Borrower located at 202, 204, 206 East Pine Avenue, Enid, Oklahoma 73701.

“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party alleging liability of ~~Borrower~~Parent or its Restricted Subsidiaries for violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of ~~Borrower~~Parent, any of its Restricted Subsidiaries, or any of their respective predecessors in interest, (b) adjoining properties or businesses, or (c) or onto any facilities which received Hazardous Materials generated by ~~Borrower~~Parent, any of its Restricted Subsidiaries, or any of their respective predecessors in interest.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on ~~Borrower~~Parent or its Restricted Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equipment” means equipment (as that term is defined in the Code).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended~~, and any successor statute thereto~~ from time to time, and the regulations promulgated and rulings issued thereunder.

~~“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower or its Restricted Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower or its Restricted Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower or any of its Restricted Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Borrower or any of its Restricted Subsidiaries and whose employees are aggregated with the employees of Borrower or its Restricted Subsidiaries under IRC Section 414(o).~~

“ERISA Affiliate” means each person (as defined in Section 3(9) of ERISA) which together with Parent or a Subsidiary of Parent would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” means (a)(i) the occurrence of a Reportable Event; or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of Parent, Holdings, Borrower, a Restricted Subsidiary or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; (f) a determination that any Plan is in “at risk” status (within the meaning of Section 303 of ERISA); or (g) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified therefor in Section 8 of the Agreement.

“Excess Availability” means, as of any date of determination, the amount equal to Availability, plus up to $~~5,000,000~~20,000,000 of Qualified Cash, minus the aggregate amount, if any, of all trade payables of ~~Borrower~~Parent and its Restricted Subsidiaries aged in excess of 10 days from their due date and all book overdrafts of ~~Borrower~~Parent and its Restricted Subsidiaries in excess of historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.

~~“Excess Availability Threshold” means, as of any date of determination, Excess Availability of at least:~~

~~(a) for purposes of the definition of Covenant Test Date, the greater of (i) $18,750,000 and (ii) 12.5% of the aggregate amount of the Commitments then in effect;~~

~~(b) for purposes of Section 6(l) of the Security Agreement, as well as the definition of “Triggering Event” set forth in the Security Agreement, the greater of (i) $18,750,000 and (ii) 12.5% of the aggregate amount of the Commitments then in effect;~~

~~(c) for purposes of Sections 6.7(a)(i), 6.9 and 8.10 of the Agreement and the definitions of Permitted Dispositions, Permitted Indebtedness, Permitted Investments and Term Loan Permitted Indebtedness, in each case to the extent that the Excess Availability Threshold is applicable thereto, the greater of (x) $22,500,000 and (y) 15% of the aggregate amount of the Commitments then in effect; and~~

~~(d) for purposes of the definition of Permitted Acquisitions, the greater of (x) $15,000,000 and (y) 10% of the aggregate amount of the Commitments then in effect.~~

~~“Excess Cash Flow” means “Excess Cash Flow” as that term is defined in the First Lien Term Loan Credit Agreement (as in effect on the Closing Date).~~

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Excluded Subsidiary” ~~shall mean~~means (i) any Immaterial Subsidiary, (ii) any Domestic Subsidiary that is prohibited by law, regulation or contractual obligation from providing a Guaranty or that would require the consent, approval, license or authorization of a Governmental Authority (including the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government) in order to provide a Guaranty, (iii) any Pass-Through Foreign Holding Company, (iv) any Foreign Subsidiary or Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary, (v) any Domestic Subsidiary to the extent that the cost of obtaining a Guaranty by such Domestic Subsidiary outweighs the benefit afforded thereby as determined by Agent in its Permitted Discretion, or (vi) any Unrestricted Subsidiary.  For the avoidance of doubt, an Excluded Subsidiary may not also be a Borrowing Base Party for any purpose.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

“Excluded Taxes” means (i) any Tax imposed on or measured ~~on~~by the net income or net profits (however denominated) of any Lender, Participant or Agent (including any branch profits taxes and any franchise, excise or similar Taxes imposed in lieu of a net income ~~tax~~Tax), in each case imposed (a) by the jurisdiction (or by any political subdivision or taxing authority thereof) ~~(a~~in which such Lender, Participant or Agent is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which such ~~Agent, Lender or such Participant is organized, (b) in which such~~Lender’s, Participant’s or Agent’s ~~Lender’s or such Participant’s~~ principal office is located~~, (c) in which~~ or, in the case of ~~any~~a Lender ~~or Participant, its~~, in which such Lender’s applicable lending office is located~~,~~ or (~~d~~b) as a result of a present or former connection between such Lender ~~or such~~, Participant or Agent and the jurisdiction or taxing authority imposing the ~~tax~~Tax (other than any such connection arising solely from such Lender ~~or such~~, Participant or Agent having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under the Agreement or any other Loan Document)~~;~~, (ii) Taxes ~~resulting from~~attributable to a Lender’s, Participant’s or Agent’s ~~or a Participant’s~~ failure to comply with the requirements of Section 16.2 of the Agreement~~;~~, (iii) any United States federal withholding taxes that would be imposed on amounts payable to or for the account of ~~an Agent or a Foreign Lender with respect to an applicable interest in the Obligations (or any fees hereunder)~~a Lender based upon the applicable law in effect at the time such ~~Agent or Foreign~~Lender becomes a party to the Agreement (or designates a new lending office, other than a designation made at the request of a Loan Party), except that Excluded Taxes shall not include (A) any amount that such Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 16.1 of the Agreement, if any, with respect to such withholding Tax immediately prior to the time such Lender becomes a party to the Agreement (or designates a new lending office), ~~except (A) to the extent that amounts with respect to such Taxes were payable, either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, pursuant to Section 16.1 of the Agreement, and (B) that Taxes shall include~~and (B) additional United States federal withholding taxes that may be imposed after the time such ~~Foreign~~ Lender becomes a party to the Agreement (or designates a new lending office), as a result of a change in law, rule, regulation, treaty, order or other decision with respect to any of the foregoing by any Governmental Authority~~; and (iv) any U.S. Federal~~ after the time such

Lender becomes a party to the Agreement (or designates a new lending office), and (iv) notwithstanding anything herein to the contrary, any United States federal withholding Taxes imposed under FATCA.

~~“Existing Credit Facilities” means, collectively, the Existing First Lien Term Loan Facility and the Existing Second Lien Term Loan Facility.~~

“Existing First Lien Term Loan Facility” means that certain First Lien Credit Agreement, dated as of ~~September 30, 2010~~the Closing Date, among Holdings, Borrower, the lenders party thereto, and ~~Credit Suisse AG, as~~Deutsche Bank Trust Company Americas, in its capacity as administrative and security agent (as amended through and including the ~~Closing~~Amendment Effective Date).

~~“Existing Letters of Credit” means those letters of credit described on Schedule E-2 to the Agreement.~~

“Existing Second Lien Term Loan Facility” means that certain Second Lien Credit Agreement, dated as of ~~September 30, 2010~~the Closing Date, among Holdings, Borrower, the lenders party thereto, and ~~Credit Suisse AG, Cayman Islands Branch, as~~Deutsche Bank Trust Company Americas, in its capacity as administrative and security agent (as amended through and including the ~~Closing~~Amendment Effective Date).

“Extraordinary Advances” has the meaning specified therefor in Section 2.3(d)(iii) of the Agreement.

“FATCA” ~~shall mean~~means Sections 1471 through 1474 of the ~~Code~~IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable~~),~~ and not materially more onerous to comply with), and (a) any current or future regulations or official interpretations thereof ~~and~~, (b) any agreements entered into pursuant to Section 1471(b)(1) of the ~~Code.~~IRC, and (c) any intergovernmental agreement entered into by the United States (or any fiscal or regulatory legislation, rules, or practices adopted pursuant to any such intergovernmental agreement entered into in connection therewith).

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Fee Letter” means that certain ~~amended and restated fee letter~~Amended and Restated Fee Letter, dated as of the Closing Date, as amended by that certain amendment dated as of the Amendment Effective Date, between Borrower and Agent~~, in form and substance reasonably satisfactory to Agent~~.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System ~~arranged by Federal funds brokers~~, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

“Fiscal Quarter” means, for any Fiscal Year, (a) for the first Fiscal Quarter of each Fiscal Year, the fiscal period commencing on the day after the last day of the preceding Fiscal Year and ending on the date that is 13 weeks after such date, (b) for the second Fiscal Quarter of each Fiscal Year, the fiscal period commencing on the day after the last day of the preceding Fiscal Quarter and ending on the date that is 13 weeks after such date, (c) for the third Fiscal Quarter of each Fiscal Year, the fiscal period commencing on the day after the last day of the preceding Fiscal Quarter and ending on the date that is 13 weeks after such date, and (d) for the fourth Fiscal Quarter of each Fiscal Year, the fiscal period commencing on the day after the last day of the preceding Fiscal Quarter and ending on the Saturday closest to December 31 of each calendar year.

“Fiscal Year” means the fiscal year of Parent and its Subsidiaries ending on the Saturday closest to December 31 of each calendar year.

“Fixed Amounts” has the meaning specified therefor in Section 1.7 of the Agreement.

~~“First Lien Debt Cap” means “First-Lien Debt Cap” as such term is defined in the Intercreditor Agreement (as in effect on the Closing Date).~~

~~“First Lien Net Leverage Ratio” means “First Lien Net Leverage Ratio” as such term is defined in the First Lien Term Loan Credit Agreement (as in effect on the date hereof).~~

~~“First Lien Term Loan Agent” means Deutsche Bank Trust Company Americas, in its capacity as administrative and security agent under the First Lien Term Loan Facility, and any successor agent under the First Lien Term Loan Credit Agreement or any other First Lien Loan Document.~~

~~“First Lien Term Loan Credit Agreement” means that certain First-Lien Credit Agreement, dated as of the Closing Date, by and among Holdings, Borrower, First Lien Term Loan Lenders, and First Lien Term Loan Agent, as amended, amended and restated, modified, supplemented, amended and extended, restructured, replaced, refinanced or restated from time to time, in each such case, in accordance with the terms thereof and the Intercreditor Agreement.~~

~~“First Lien Term Loan Documents” means the First Lien Term Loan Credit Agreement and the other “Credit Documents” as such term is defined in the First Lien Term Loan Credit Agreement and any documents, instruments and agreements entered into in connection with any amendment, supplement, restatement, replacement or refinancing thereof, as amended, modified, supplemented or restated from time to time in accordance with the terms of the First Lien Term Loan Credit Agreement and the Intercreditor Agreement.~~

~~“First Lien Term Loan Facility” means the Indebtedness incurred by Borrower under the First Lien Term Loan Documents.~~

~~“First Lien Term Loan Lenders” means the “Lenders” as such term is defined in the First Lien Term Loan Credit Agreement.~~

“Fixed Charges” means, with respect to any ~~fiscal period~~Calculation Period and with respect to ~~Borrower~~Parent and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Interest Expense ~~accrued~~required to be paid (other than interest paid-in-kind, amortization of financing fees, ~~or~~and other non-cash Interest Expense) during such period, (b) scheduled principal payments in respect of Indebtedness that are required to be paid in cash during such period (after giving effect to any reduction in such scheduled payments as a result of the application of any prepayments excluding scheduled payments during the ~~fiscal quarter~~Fiscal Quarter in which such prepayments were made), and (c) all federal, state, and local income taxes paid during such period.

“Fixed Charge Coverage Ratio” means, with respect to any  ~~fiscal period~~Calculation Period and with respect to ~~Borrower~~Parent and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, the ratio of (a) the result of (i) EBITDA for such ~~period~~Calculation Period, minus (ii) Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such ~~period~~Calculation Period (excluding the amount, if any, of Capital Expenditures (~~a~~A) made with proceeds of Permitted Dispositions (including Permitted Dispositions of the type described in clauses (g) and (h) of the definition thereof) and insurance or condemnation event proceeds, (~~b~~B) made with proceeds of substantially concurrent Stock issuances by or capital contributions to Parent, the proceeds of which are contributed or otherwise invested in Borrower, (~~c~~C) constituting all or a portion of the consideration payable in connection with any Permitted Acquisition~~)~~, (~~d~~D) expenditures made as tenant in leasehold improvements to the extent reimbursed by landlords, or (~~e~~E) any Capital Expenditures related to any Sale/Leaseback Transaction permitted under the Agreement), minus (iii) the amount of Restricted Payments made (whether in cash or other property, other than common Stock) pursuant to Sections 6.9(b), 6.9(h), 6.9(i) and 6.9(l) during such Calculation Period, to (ii) Fixed Charges for such ~~period~~Calculation Period.

“Foreign Lender” means any Lender or Participant that is not a United States person within the meaning of IRC section 7701(a)(30).

“Foreign Pension Plan” means any plan, fund (including any superannuation fund) or other similar program established or maintained outside the United States by Parent or any one or more of its Subsidiaries primarily for the benefit of employees of Parent or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the IRC.

“Foreign Subsidiary” ~~shall mean~~means, as to any Person, any Subsidiary of such Person that is (i) treated as a corporation for U.S. federal income tax purposes that is formed or incorporated outside of the United States, (ii) a Domestic Subsidiary substantially all of whose assets consist, directly or indirectly, of Subsidiaries described in clause (i) of this definition or (iii) treated as disregarded for U.S. federal income tax purposes that owns more than 65% of the voting ~~stock~~Stock of a Subsidiary described in clauses (i) or (ii) of this definition; provided, ~~however,~~ that if any Subsidiary described in clause (ii) or (iii) executes and delivers, at its election, a Guaranty and all other applicable Loan Documents contemplated to be entered into by a new Wholly-Owned Domestic Subsidiary pursuant to Section 5.11 of the Agreement, such Subsidiary shall cease to constitute a Foreign Subsidiary.

“Funded Indebtedness” means, as of any date of determination, all Indebtedness for borrowed money or letters of credit of ~~Borrower,~~Parent and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, that by its terms matures more than one year after the date of determination, and any such Indebtedness maturing within one year from such date that is renewable or extendable at the option of ~~Borrower~~a Loan Party or its Subsidiaries, as applicable, to a date more than one year from such date, including, in any event, but without duplication, with respect to ~~Borrower and its~~the Loan Parties and their Subsidiaries, the Revolver Usage, the Term Loan ~~Facilities~~Facility, and the amount of their Capitalized Lease Obligations.

“Funding Date” means the date on which a Borrowing occurs.

“Funding Losses” has the meaning specified therefor in Section 2.12(b)(ii) of the Agreement.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied~~; provided that determinations in accordance with GAAP for purposes of Sections 6 and 7 of the Agreement (including any defined terms used in such Section), and for all purposes of determining the Total Net Leverage Ratio, the Fixed Charge Coverage Ratio, and the First Lien Net Leverage Ratio,  are subject (to the extent provided therein) to Section 1.2 of the Agreement.~~.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantors” means (a) ~~Holdings~~Parent, (b) Holdings, (c) each Subsidiary of Borrower party to a Guaranty as of the ~~Closing~~Amendment Effective Date, and (~~c~~d) each other Person that becomes a guarantor after the ~~Closing~~Amendment Effective Date pursuant to Section 5.11 of the Agreement, and “Guarantor” means any one of them.

“Guaranties” means (a) that certain Amended and Restated Continuing General Guaranty, dated as of the ~~Original Closing~~Amendment Effective Date, among ~~each extant Guarantor (other than any Advance Company or Pierre Retail Holdings, LLC) and Agent, (b) that certain Continuing General Guaranty, dated as of the Original Closing Date, executed and delivered by each Advance Company and Pierre Retail Holdings, LLC, as a guarantor~~Parent, Holdings, and each Subsidiary of Borrower extant as of the Amendment Effective Date, in favor of Agent, for the benefit of the Lender Group and the Bank Product Providers, and (~~c~~b) any other general continuing guaranty executed and delivered after the ~~Closing~~Amendment Effective Date by one or more Guarantors in favor of Agent, for the benefit of the Lender Group and the Bank Product Providers, in form and substance reasonably satisfactory to Agent, and “Guaranty” means any one of the foregoing Guaranties.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.

“Hedge Obligations” means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of ~~Borrower or~~Parent and its Restricted Subsidiaries arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Hedge Providers.

“Hedge Provider” means any ~~Lender or any of its Affiliates; provided, that no such Person (other than Wells Fargo or its Affiliates) shall constitute a Hedge Provider unless and until Agent receives a~~ Bank Product Provider ~~Agreement from such Person and with respect to the applicable Hedge Agreement within 10 days after the execution and delivery of such~~that is party to a Hedge Agreement with ~~Borrower~~Parent or its Restricted Subsidiaries or otherwise provides Bank Products under clause (f) of the definition thereof; provided ~~further~~, that if, at any time, a Lender ceases to be a Lender under the Agreement (prior to the payment in full of the Obligations), then, from and after the date on which it ceases to be a Lender thereunder, neither it nor any of its Affiliates shall constitute Hedge Providers and the obligations with respect to Hedge Agreements entered into with such former Lender or any of its Affiliates shall no longer constitute Hedge Obligations.

“Holdings” means Pierre Holdco, Inc., a Delaware corporation.

“Immaterial Subsidiary” ~~shall mean~~means any Subsidiary of Parent (other than Holdings and Borrower) that (a) did not, as of the last day of the ~~fiscal quarter of Borrower~~Fiscal Quarter most recently ended, have assets with a value in excess of 2.5% of the ~~total assets~~Consolidated Total Assets or revenues representing in excess of 2.5% of total revenues of ~~Borrower~~Parent and its Subsidiaries, in each case, on a consolidated basis as of such date, and (b) taken together with all Immaterial Subsidiaries as of the last day of the ~~fiscal quarter of Borrower~~Fiscal Quarter most recently ended, did not have assets with a value in excess of 5.0% of ~~total assets~~Consolidated Total Assets or revenues representing in excess of 5.0% of total revenues of ~~Borrower~~Parent and its Subsidiaries, in each case, on a consolidated basis as of such date.  ~~Each Immaterial Subsidiary as of the Closing Date is set forth in Schedule 4.1(c).~~

“Increase” has the meaning specified therefor in Section 2.14.

“Increase Date” has the meaning specified therefor in Section 2.14.

“Increase Joinder” has the meaning specified therefor in Section 2.14.

“Increased Audit Event” means if at any time Excess Availability is less than $75,000,000.

“Increased Reporting Event” means if at any time Excess Availability is less than the greater of (a) 10% of the Line Cap, and (b) $17,500,000.

“Increased Reporting Period” means the period commencing after the continuance of an Increased Reporting Event for 5 consecutive Business Days and continuing until the date when no Increased Reporting Event has occurred for 30 consecutive days.

“Incurrence Based Amounts” has the meaning specified therefor in Section 1.7 of the Agreement.

“Indebtedness” means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other similar financial products, (c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others of the types described in clauses (a), (b), (c), (e) or (f) of this definition secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business ~~and repayable in accordance with Borrower’s ordinary trade practices~~not past due for more than 60 days after the date on which such trade payables were created), (f) all obligations owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above.  For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness described in clause (d) above shall be the lower of the amount of the obligation and the fair market value of the assets securing such obligation.  Notwithstanding the foregoing, Indebtedness of any Person shall not include trade payables, accrued expenses and deferred tax and other credits incurred by any Person in the ordinary course of business of such Person.

~~“Increase” has the meaning specified therefor in Section 2.14(a) of the Agreement.~~

~~“Increase Effective Date” has the meaning specified therefor in Section 2.14(b) of the Agreement.~~

~~“Increase Joinder” has the meaning specified therefor in Section 2.14(b)(i) of the Agreement.~~

“Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of the Agreement.

“Indemnified Person” has the meaning specified therefor in Section 10.3 of the Agreement.

“Indemnified Taxes” means~~,~~ (a) any Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of, any Loan Party under any Loan Document, and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property Security Agreements” means ~~the~~each Copyright Security Agreement, ~~the~~each Patent Security Agreement and ~~the~~each Trademark Security Agreement.

“Intercompany Subordination Agreement” means the Second Amended and Restated Intercompany Subordination Agreement, dated as of the ~~Original Closing~~Amendment Effective Date, among ~~Borrower, each of its~~the Loan Parties, their Restricted Subsidiaries, and Agent.

“Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement, dated as of the ~~Closing~~Amendment Effective Date, by and ~~among the Loan Parties, Agent, First Lien Term Loan~~between Agent and ~~Second Lien~~ Term Loan Agent.

“Interest Coverage Ratio” means, for any Calculation Period, the ratio of (a) EBITDA for such Calculation Period to (b) Interest Expense for such Calculation Period; provided that for purposes of any calculation of the Interest Coverage Ratio pursuant to the Agreement, EBITDA and Interest Expense shall be determined on a Pro Forma Basis in accordance with the definition of “Pro Forma Basis”.

“Interest Expense” means, for any period, ~~the aggregate of the interest expense of Borrower~~with respect to Parent and its Restricted Subsidiaries ~~for such period, determined~~ on a consolidated basis, total cash interest expense (including that portion attributable to capital leases in accordance with GAAP ~~(inclusive of amounts paid in respect of Hedge Agreements (other than settlement, termination or upfront payments), but excluding~~and capitalized interest) net of cash interest income, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under hedging agreements, but excluding, for the avoidance of doubt, (i) amortization of deferred financing ~~fees and other original issue discount and banking fees, charges and commissions (e.g., letter of credit fees, commitment fees, underwriting fees, arrangement fees, fees or premiums or other amounts paid in connection with the issuance or repayment or termination of Indebtedness (including in respect of Hedge Agreements)).~~costs, debt discounts or premiums, debt issuance costs, commissions, fees and expenses, pay-in-kind interest expense and any other amounts of non-cash interest (including as a result of the effects of acquisition method accounting or pushdown accounting), (ii) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments and (iii) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates.

“Interest Period” means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 1, 2, 3 or 6 months thereafter; provided, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, 3 or 6 months after the date on which the Interest Period began, as applicable, and (e) Borrower may not elect an Interest Period which will end after the Maturity Date.

“Inventory” means inventory (as that term is defined in the Code).

“Inventory Reserves” means, as of any date of determination, (a) Landlord Reserves in respect of Inventory, and (b) those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(c), to establish and maintain (including reserves for slow moving Inventory and Inventory shrinkage) with respect to Eligible Inventory or the Maximum Revolver Amount, including based on the results of appraisals.

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide accounts receivable arising in the ordinary course of business), or acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, without any adjustment for increases or decreases in value, or write-ups, write-downs, or write-offs with respect to such Investment.

“IPO” means a bona fide underwritten sale to the public of common stock of Parent ~~(or any parent holding company thereof)~~ pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of ~~Holdings~~Parent or any of its Restricted Subsidiaries, as the case may be) that is declared effective by the SEC ~~and such offering results in net cash proceeds received by (or contributed to) Holdings of at least $50,000,000~~.

“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.

“ISP” means, with respect to any Letter of Credit, the International Standby Practices 1998 (International Chamber of Commerce Publication No. 590) and any subsequent revision thereof adopted by the International Chamber of Commerce on the date such Letter of Credit is issued.

“Issuer Document” means, with respect to any Letter of Credit, a letter of credit application, a letter of credit agreement, or any other document, agreement or instrument entered into (or to be entered into) by Borrower in favor of Issuing Lender or Underlying Issuer and relating to such Letter of Credit.

“Issuing Lender” means WFCF or any other Lender that, at the request of Borrower and with the consent of Agent, agrees, in such Lender’s sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit or Reimbursement Undertakings pursuant to Section 2.11 of the Agreement and Issuing Lender shall be a Lender.

“Landlord Reserve” means, as to each location at which a Borrowing Base Party has Inventory or books and records located and as to which a Collateral Access Agreement has not been received by Agent, a reserve in an amount equal to 3 months’ rent, storage charges, fees or other amounts under the lease or other applicable agreement relative to such location or, if greater and Agent so elects, the number of months’ rent, storage charges, fess or other amounts for which the landlord, bailee, warehouseman or other property owner will have, under applicable law, a Lien in the Inventory of such Borrowing Base Party to secure the payment of such amounts under the lease or other applicable agreement relative to such location.

“LCA Election” has the meaning specified therefor in Section 1.7 of the Agreement.

“LCA Test Date” has the meaning specified therefor in Section 1.7 of the Agreement.

“Lender” has the meaning set forth in the preamble to the Agreement, shall include Issuing Lender and the Swing Lender, and shall also include any other Person made a party to the Agreement pursuant to the provisions of Section 13.1 of the Agreement and “Lenders” means each of the Lenders or any one or more of them.

“Lender Group” means each of the Lenders (including Issuing Lender and the Swing Lender) and Agent, or any one or more of them.

“Lender Group Expenses” means all (a) out-of-pocket costs or expenses (including  ~~Taxes,~~taxes and insurance premiums) required to be paid by ~~Borrower or its Subsidiaries~~any Loan Party under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group in accordance with the terms of the Loan Documents, (b) reasonable and documented out-of-pocket fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with ~~Borrower or~~each Loan Party and its Subsidiaries under any of the Loan Documents, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, and public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing fees, recording fees, publication, ~~appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement or the Fee Letter),~~ real estate surveys, real estate title policies and endorsements, and environmental audits, (c) ~~out-of-pocket costs and expenses incurred by Agent in~~Agent’s customary fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches related to any Loan Party or its Subsidiaries, (d) Agent’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds ~~to~~(or the receipt of funds) to or for the account of Borrower ~~or other members of the Lender Group (~~(whether by wire transfer or otherwise), ~~(d)~~together with any reasonable out-of-pocket costs and expenses incurred in connection therewith, (e) customary charges paid or incurred by Agent resulting from the dishonor of checks payable by or to any Loan Party, (~~e~~f) reasonable and documented out-of-pocket costs and expenses paid or incurred by the Agent to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, by the Lender Group in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (~~f~~g) ~~reasonable out-of-pocket audit~~field examination, appraisal and valuation fees and expenses ~~(including travel, meals, and lodging)~~ of Agent related to any ~~inspections or audits~~field examinations, appraisals or valuation to the extent of the fees and charges (and up to the amount of any limitation) ~~contained in~~provided in Section 2.10 of the Agreement ~~or the Fee Letter~~, (~~g~~h) Agent’s and Lenders’ reasonable ~~out-of-pocket~~out-of-pocket- costs and expenses ~~of~~(including reasonable and documented attorneys’ fees and expenses) relative to third party claims or any other ~~suit~~lawsuit or adverse proceeding paid or incurred ~~by the Lender Group~~, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, the Agent’s Liens in and to the Collateral, or the Lender Group’s relationship with ~~Borrower~~any Loan Party or any of its Subsidiaries, (~~h~~i) Agent’s reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating, or amending, waiving or modifying the Loan Documents, (~~i~~j) Agent’s and each Lender’s reasonable and documented costs and expenses (including reasonable attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys’, accountants’, consultants’, and other advisors ~~to the Lender Group~~’ reasonable fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning ~~Borrower~~any Loan Party or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether ~~suit~~a lawsuit or other adverse proceeding is brought, or in taking any enforcement action or any Remedial Action ~~concerning~~with respect to the Collateral (provided, that the fees and expenses of counsel that shall constitute Lender Group Expenses shall in any event be limited to one primary counsel to Agent and one primary counsel to the Lenders, one local counsel to Agent in each reasonably necessary jurisdiction, one specialty counsel to Agent in each reasonably necessary specialty area (including insolvency law), and one or more additional counsel to Lenders if one or more conflicts of interest arise), and (~~j~~k) the fees, charges, commissions and costs provided for in Section 2.11(k) of the Agreement (including any fronting fees) and all other fees, charges, commissions, costs and expenses for amendments, renewals, extensions, transfers, or drawings from time to time charged by the Underlying Issuer or incurred or charged by Issuing Lender in respect of Letters of Credit and out-of-pocket fees, costs, and expenses charged by the Underlying Issuer or incurred or charged by Issuing Lender in connection with the issuance, amendment, renewal, extension, or transfer of, or drawing under, any Letter of Credit or any demand for payment thereunder.

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.

“Letter of Credit” means a letter of credit (as that term is defined in the Code) issued by Issuing Lender or a letter of credit (as that term is defined in the Code) issued by Underlying Issuer, as the context requires.

“Letter of Credit Collateralization” means either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to Agent (including that Agent has a first priority perfected Lien in such cash collateral), including provisions that specify that the Letter of Credit Fees and all commissions, fees, charges and expenses provided for in Section 2.11(k) of the Agreement (including any fronting fees) will continue to accrue while the Letters of Credit are outstanding) to be held by Agent for the benefit of the Revolving Lenders in an amount equal to 105% of the then existing Letter of Credit Usage, (b) delivering to Agent documentation executed by all beneficiaries under the Letters of Credit, in form and substance reasonably satisfactory to Agent and Issuing Lender, terminating all of such beneficiaries’ rights under the Letters of Credit, or (c) providing Agent with a standby letter of credit, in form and substance reasonably satisfactory to Agent, from a commercial bank acceptable to Agent (in its sole discretion) in an amount equal to 105% of the then existing Letter of Credit Usage (it being understood that the Letter of Credit Fee and all fronting fees set forth in the Agreement will continue to accrue while the Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit).

“Letter of Credit Disbursement” means a payment made by Issuing Lender or Underlying Issuer pursuant to a Letter of Credit.

“Letter of Credit Exposure” means, as of any date of determination with respect to any Lender, such Lender’s Pro Rata Share of the Letter of Credit Usage on such date.

“Letter of Credit Fee” has the meaning specified therefor in Section 2.6(b) of the Agreement.

“Letter of Credit Indemnified Costs” has the meaning specified therefor in Section 2.11(f) of the Agreement.

“Letter of Credit Related Person” has the meaning specified therefor in Section 2.11(f) of the Agreement.

“Letter of Credit Sublimit” means $30,000,000.

“Letter of Credit Usage” means, as of any date of determination, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit, plus (b) the aggregate amount of outstanding reimbursement obligations with respect to Letters of Credit which remain unreimbursed or which have not been paid through an Advance.

“LIBOR Deadline” has the meaning specified therefor in Section 2.12(b)(i) of the Agreement.

“LIBOR Notice” means a written notice in the form of Exhibit L-1 to the Agreement.

“LIBOR Option” has the meaning specified therefor in Section 2.12(a) of the Agreement.

“LIBOR Rate” means the ~~rate~~ per annum rate ~~appearing on Macro*World’s (www.mworld.com; the “Service”) Page BBA LIBOR - USD (or on any successor or substitute page of such Service,~~as reported on Reuters Screen LIBOR01 page (or any successor ~~to or substitute for such Service~~page) 2 Business Days prior to the commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrower in accordance with the Agreement (and, if any such rate is below zero, the LIBOR Rate shall be deemed to be zero), which determination shall be made by Agent and shall be conclusive in the absence of manifest error.

“LIBOR Rate Loan” means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Rate Margin” has the meaning set forth in the definition of Applicable Margin.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment~~, charge~~ in the nature of a security interest, deposit arrangement~~,~~ in the nature of a security interest, encumbrance, easement, lien (statutory or other), charge in the nature of a security interest, other security interest, preferential arrangement in the nature of a security interest, or other security arrangement~~, and~~ of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Limited Condition Acquisition” has the meaning specified therefor in Section 1.7 of the Agreement.

“Line Cap” means, as of any date of determination, the lesser of (a) the Maximum Revolver Amount, and (b) the Borrowing Base as of such date of determination.

“Loan Account” has the meaning specified therefor in Section 2.9 of the Agreement.

“Loan Documents” means the Agreement, any Borrowing Base Certificate, the Controlled Account Agreements, the Control Agreements, the Copyright Security Agreement, the Fee Letter, the Guaranties, the Intercompany Subordination Agreement, the Intercreditor Agreement, any Issuer Documents, the Letters of Credit, the Mortgages, the Patent Security Agreement, the Closing Date Ratification Agreement, the Security Agreement, the Trademark Security Agreement, any note or notes executed by Borrower in connection with the Agreement and payable to any member of the Lender Group, any Original Loan Document that remains in full force and effect after the ~~Closing~~Amendment Effective Date in accordance with the terms of the Agreement or the Closing Date Ratification Agreement, and any other instrument or agreement entered into, now or in the future, by ~~Borrower~~any Loan Party or any of its Restricted Subsidiaries and any member of the Lender Group in connection with the Agreement.  For the avoidance of doubt, no Bank Product Agreement shall constitute a Loan Document.

“Loan Party” means Borrower or any Guarantor.

“Management Agreements” means ~~all~~the management agreements ~~between or among Holdings or any of its Subsidiaries, on the one hand, and Sponsor or the Advance Shareholders, on the other hand~~identified on Schedule M-1 to the Agreement.

“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

“Material Adverse Change” means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or financial condition of ~~Borrower and its Restricted Subsidiaries~~the Loan Parties, taken as a whole, (b) a material impairment of ~~Borrower’s and its Restricted Subsidiaries~~the Loan Parties’ ability to perform their obligations under the Loan Documents to which they are parties or of the Lender Group’s ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Agent’s Liens with respect to all or a material portion of the Collateral ~~as a result of an action or failure to act on the part of Borrower or its Restricted Subsidiaries~~.

“Material Asset Sale” ~~shall mean~~means any sale or other disposition, or series of related sales or other dispositions (i.e., separate assets being sold, transferred or otherwise disposed of as part of an identifiable group of related assets and within a reasonably limited time period), of assets by ~~Borrower or any of its Restricted Subsidiaries~~any Loan Party where the aggregate consideration therefor is equal to, or in excess of, $~~10,000,000~~15,000,000.

“Material Contract” means, with respect to any Loan Party, (i) each contract or agreement to which such Loan Party or any of its Restricted Subsidiaries is a party involving aggregate consideration payable to or by such Loan Party or such Restricted Subsidiary of $~~10,000,000~~50,000,000 or more in any ~~fiscal year~~Fiscal Year (other than purchase orders in the ordinary course of the business of such Loan Party or such Restricted Subsidiary and other than contracts that by their terms may be terminated by such Loan Party or such Restricted Subsidiary in the ordinary course of its business upon less than 60 days’ notice without penalty or premium) and (ii) the Management Agreements.

“Maturity Date” ~~has the meaning specified therefor in Section 3.3 of the Agreement~~means June 2, 2021.

“Maximum Revolver Amount” means $~~150,000,000~~175,000,000, as such amount may be (a) decreased by the amount of any reductions in the Revolver Commitments made in accordance with Section 2.4(c) of the Agreement or (b) as increased in accordance with Section 2.14 of the Agreement.

“Model” means the model prepared by Borrower and delivered to Agent on or prior to May 10, 2016.

“Moody’s” has the meaning specified therefor in the definition of Cash Equivalents.

~~“Mortgage Policy” has the meaning specified therefor in Schedule 3.6(a).~~

“Mortgages” means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by ~~Borrower~~a Loan Party or its Restricted Subsidiaries in favor of Agent, in form and substance reasonably satisfactory to Agent, that encumber the Real Property Collateral.

“Multiemployer Plan” means ~~a “~~any multiemployer plan~~”~~ as defined in Section 4001(a)(3) of ERISA ~~to which any Loan Party or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has any liability, contingent or otherwise.~~that is subject to Title IV of ERISA and is contributed to by (or to which there is an obligation to contribute of) Parent or a Subsidiary of Parent or an ERISA Affiliate.

“Net Cash Proceeds” means, with respect to the issuance of any Stock, the gross cash proceeds received from such event, net of transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and reasonable legal, advisory and other fees and expenses associated therewith) received from any such event.

“Net ~~Cash~~IPO Proceeds” means ~~“~~the Net Cash Proceeds~~” as such term is defined in the First Lien Term Loan Credit Agreement (as in effect on the Closing Date)~~ received by Parent with respect to the issuance by Parent of Stock in connection with the consummation of an IPO.

“Net Recovery Percentage” means, as of any date of determination, the percentage of the book value of the Borrowing Base Parties’ Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory net of all associated costs and expenses of such liquidation, such percentage to be determined as to each category of Inventory and to be as specified in the most recent ~~appraisal received by Agent from an appraisal company selected by Agent~~Acceptable Appraisal of Inventory.

“Non-Consenting Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.

“Non-Defaulting Lender” means each Lender other than a Defaulting Lender.

“Non-Wholly-Owned Subsidiary” ~~shall mean~~means, as to any Person, each Subsidiary of such Person which is not a Wholly-Owned Subsidiary of such Person.

“Not Otherwise Applied” means, with reference to any amount of proceeds of any transaction or event, that such amount (a) was not required to be applied to prepay the Term Loan Facility and (b) was not previously applied (or committed to be applied, provided that such commitment remains outstanding or has not otherwise terminated or expired) in determining the permissibility of a transaction under the Loan Documents where such permissibility was (or may have been) contingent on receipt of such amount or utilization of such amount for a specified purpose (including pursuant to Sections 6.7(a)(i) or 6.9(g)).

“Obligations” means (a) all Advances (inclusive of Extraordinary Advances and Swing Loans), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to Reimbursement Undertakings or with respect to Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the Loan Account pursuant to the Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any Loan Party arising out of, under, pursuant to, in connection with, or evidenced by the Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that ~~Borrower~~any Loan Party is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, (b) all debts, liabilities, or obligations (including reimbursement obligations, irrespective of whether contingent) owing by Borrower or any other Loan Party to an Underlying Issuer now or hereafter arising from or in respect of Underlying Letters of Credit, and (c) all Bank Product Obligations; provided, that, anything to the contrary contained in the foregoing notwithstanding, the Obligations shall exclude any Excluded Swap Obligations.  Without limiting the generality of the foregoing, the Obligations of Borrower under the Loan Documents include the obligation to pay (i) the principal of the Advances, (ii) interest accrued on the Advances, (iii) the amount necessary to reimburse Issuing Lender for amounts paid or payable pursuant to Letters of Credit or Reimbursement Undertakings and the amount necessary to reimburse Underlying Issuer for amounts paid or payable pursuant to Letters of Credit, (iv) Letter of Credit commissions, charges, expenses, and fees, (v) Lender Group Expenses, (vi) fees payable under the Agreement or any of the other Loan Documents, and (vii) indemnities and other amounts payable by any Loan Party under any Loan Document.  Any reference in the Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Original Closing Date” means “Closing Date” as defined in the Original Credit Agreement.

“Original Credit Agreement” has the meaning set forth in the recitals to the Agreement.

“Original Loan Documents” means “Loan Documents” as defined in the Original Credit Agreement.

“Originating Lender” has the meaning specified therefor in Section 13.1(e) of the Agreement.

“Other Taxes” means all present or future stamp, court, excise, value added, or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Overadvance” means, as of any date of determination, that the Revolver Usage is greater than any of the limitations set forth in Section 2.1 or Section 2.11 of the Agreement.

“Parent” means ~~Pierre Food Holding Corporation~~AdvancePierre Foods Holdings, Inc., a Delaware corporation.

“Participant” has the meaning specified therefor in Section 13.1(e) of the Agreement.

“Participant Register” has the meaning specified therefor in Section 13.1 of the Agreement.

“Pass-Through Foreign Holding Company” ~~shall mean~~means any Subsidiary that qualifies as a Foreign Subsidiary pursuant to clause (ii) or (iii) of the definition thereof (after giving effect to the proviso therein).

“Patent Security Agreement” has the meaning specified therefor in the Security Agreement.

“Patriot Act” has the meaning specified therefor in Section 4.18 of the Agreement.

“Payment Conditions” mean, at the time of determination with respect to a proposed payment to fund a Specified Transaction, that:

(a)                                 no Default or Event of Default then exists or would arise as a result of the consummation of such Specified Transaction (calculated, at the election of Borrower, with respect to any Limited Condition Acquisition, as of the relevant LCA Test Date),

(b)                                 either

(i)                                     Excess Availability, (x) at all times during the 30 consecutive days immediately preceding the date of such proposed payment and the consummation of such Specified Transaction, calculated on a pro forma basis as if such proposed payment was made, and the Specified Transaction was consummated, on the first day of such period, and (y) on the date of, and after giving effect to, such proposed payment and Specified Transaction, in each case, is not less than 17.5% of the Line Cap, or

(ii)                                  both (A) the Fixed Charge Coverage Ratio of Parent and its Restricted Subsidiaries (calculated on a Pro Forma Basis) is equal to or greater than 1.00:1.00 for the Calculation Period most recently ended for which financial statements are required to have been delivered to Agent pursuant to Section 5.1 of the Agreement, and (B) Excess Availability, (x) at all times during the 30 consecutive days immediately preceding the date of such proposed payment and the consummation of such Specified Transaction, calculated on a pro forma basis as if such proposed payment was made, and the Specified Transaction was consummated, on the first day of such period, and (y) on the date of, and after giving effect to, such proposed payment and Specified Transaction, in each case, is not less than 12.5% of the Line Cap, and

(c)                                  Borrower has delivered a certificate to Agent certifying that all applicable conditions described in clauses (a) and (b) above have been satisfied.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor ~~agency~~thereto.

~~“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code.~~

“Permitted Acquired Debt” has the meaning set forth in the definition of ~~Term Loan~~ Permitted Indebtedness.

“Permitted Acquisition” means the acquisition of an Acquired Entity or Business by ~~Borrower~~Parent or any of its Restricted Subsidiaries so long as:

(a)                                 no Default or Event of Default shall have occurred and be continuing ~~immediately after giving effect to~~or would result from the consummation of the proposed acquisition; provided that, in the case of a Limited Condition Acquisition, the foregoing shall be subject to the relevant terms of Section 1.7 of the Agreement;

(b)                                 ~~concurrently with the consummation of such acquisition, Borrower~~the Loan Parties shall, and shall cause ~~its~~their Restricted Subsidiaries to, comply with the provisions of Section 5.11 within the time periods required thereby;

(c)                                  Borrower shall have given Agent ~~and the Lenders~~(for delivery to each Lender) at least 10 Business Days’ prior written notice of such acquisition (or such shorter period of time as may be reasonably acceptable to Agent)~~, which notice shall describe in reasonable detail the principal terms and conditions of such acquisition~~;

(d)                                 the Acquired Entity or Business being acquired shall be in a line of business permitted by Section 6.6 of the Agreement; and

(e)                                  ~~Borrower and its Restricted Subsidiaries shall be in compliance with the financial covenant set forth in Section 7 of the Agreement on a Pro Forma Basis (whether or not a Covenant Test Date shall have occurred),~~either (i) immediately before and immediately after giving effect to such acquisition ~~(including any Indebtedness incurred or assumed in connection therewith) as of the last day of the fiscal quarter most recently ended for which quarterly financial statements have been (or are required to have been) delivered pursuant to Section 5.1;~~, each of the Payment Conditions shall be satisfied, or (ii) the Aggregate Consideration payable in respect of all Permitted Acquisitions (including the proposed acquisition and including deferred payment obligations, but excluding any Permitted Acquisition consummated in reliance upon the foregoing clause (e)(i)) shall not exceed $50,000,000.

~~(f)                                   in the case of a Permitted Acquisition of an Excluded Subsidiary or a Non-Wholly Owned Subsidiary (or assets which will be acquired by an Excluded Subsidiary or a Non-Wholly Owned Subsidiary pursuant to a Permitted Acquisition), the Aggregate Consideration (excluding any consideration paid in common stock of Holdings or any parent thereof) payable for the proposed Permitted Acquisition, when added to the Aggregate Consideration (excluding any consideration paid in common stock of Holdings or any parent thereof) paid or payable for all other Permitted Acquisitions of Excluded Subsidiaries and Non-Wholly Owned Subsidiaries (and assets acquired by Excluded Subsidiaries and Non-Wholly Owned Subsidiaries pursuant to all other Permitted Acquisitions), does not exceed (i) $50,000,000 plus (ii) the amount of any other provision of Section 6.11 of the Agreement that may be utilized to make an Investment (it being understood that any such amounts used under this clause (ii) shall reduce the amounts available under the respective provisions of Section 6.11 of the Agreement (including as such provisions may be set forth in the definition of Permitted Investments)),~~

~~(g)                                  in the case of  Permitted Acquisition of a Foreign Subsidiary (or assets located outside the United States which will be acquired pursuant to a Permitted Acquisition), the portion of the Aggregate Consideration (excluding any consideration paid in common stock of Holdings or any parent thereof) payable for the proposed Permitted Acquisition attributable to the acquisition of a Foreign Subsidiary, when added to the Aggregate Consideration (excluding any~~

~~consideration paid in common stock of Holdings or any parent thereof) paid or payable for all other Permitted Acquisitions of Foreign Subsidiaries (and the portion of the Aggregate Consideration (excluding any consideration paid in common stock of Holdings or any parent thereof) paid for assets located outside the United States acquired pursuant to all other Permitted Acquisitions), does not exceed (i) $75,000,000 plus (ii) the amount of any other provision of Section 6.11 of the Agreement that  may be utilized to make an Investment (it being understood that any such amounts used under this clause (ii) shall reduce the amounts available under the respective provisions of Section 6.11 of the Agreement (including as such provisions may be set forth in the definition of Permitted Investments)), and~~

~~(h)                                 the Excess Availability Threshold will be satisfied immediately after giving effect to such Acquisition.~~

“Permitted Acquisition Additional Cost-Savings” ~~shall mean~~means, in connection with any Permitted Acquisition or other Permitted Investment, those expected pro forma cost savings, operating expense reductions and synergies projected in good faith by ~~Borrower~~Parent to be realized as a result of specified actions taken within the 12 month period following the consummation of such Permitted Acquisition or other Permitted Investment or committed or expected to be taken (in either case, whether or not actually taken in such period) within such 12 month period, net of the benefits actually realized for the respective period to the extent such are already included in the determination of consolidated net earnings for the applicable period, in each case in connection with the combination of the operations of the respective Acquired Entity or Business acquired pursuant to such Permitted Acquisition or other Permitted Investment with the operations of ~~Borrower~~Parent and its Subsidiaries, which cost-savings adjustments shall be (i) estimated on a good faith basis by ~~Borrower~~Parent, (ii) described (in reasonable detail) in an officer’s certificate delivered by an Authorized Person to Agent and (iii) net of the benefits actually realized for the respective period to the extent such are already included in the determination of consolidated net earnings for the applicable period.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Disposition Additional Cost-Savings” ~~shall mean~~means, in connection with any Material Asset Sale, those expected pro forma cost savings, operating expense reductions and synergies projected in good faith by ~~Borrower~~Parent to be realized as a result of specified actions taken within the 12 month period following the consummation of such Material Asset Sale or committed or expected to be taken (in either case, whether or not actually taken in such period) within such 12 month period, which cost-savings adjustments shall be (i) estimated on a good faith basis by ~~Borrower~~Parent, (ii) described (in reasonable detail) in an officer’s certificate delivered by an Authorized Person to Agent, and (iii) net of the benefits actually realized for the respective period to the extent such are already included in the determination of consolidated net earnings for the applicable period.

“Permitted Dispositions” means:

(a)                                 sales, abandonment, or other dispositions of Equipment that is substantially worn, damaged, obsolete, or surplus in the ordinary course of business and sales of property that is no longer used or usable in the conduct of the business of ~~Borrower~~Parent and its Restricted Subsidiaries,

(b)                                 sales of Inventory to buyers in the ordinary course of business,

(c)                                  the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents,

(d)                                 the licensing and sub-licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,

(e)                                  the granting of Permitted Liens,

(f)                                   the sale or discount, in each case without recourse in the ordinary course of business, of accounts receivable (other than Eligible Accounts and Eligible Credit Card Receivables) arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of a financing transaction,

(g)                                  any involuntary loss, damage or destruction of property and the disposition of the assets so damaged or destroyed,

(h)                                 any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property,

(i)                                     the leasing or subleasing of assets of ~~Borrower~~Parent or its Restricted Subsidiaries in the ordinary course of business,

(j)                                    the sale or issuance of Stock (other than ~~Prohibited Preferred Stock) of (i)~~Stock constituting Disqualified Equity Interests) of (i) Parent or Holdings or (ii) ~~of~~ Borrower or ~~of~~ any Restricted Subsidiary of Borrower to Borrower or to any Wholly-Owned Subsidiary of Borrower that is a Restricted Subsidiary,

(k)                                 the lapse, abandonment or cancellation of registered patents, trademarks and other intellectual property of ~~Borrower and~~Parent or any of its Restricted Subsidiaries to the extent, in the reasonable business judgment of ~~Borrower~~Parent, it is not economically desirable in the conduct of their business to maintain such intellectual property~~,~~ (so long as, in each case, such lapse, abandonment or cancellation is not materially adverse to the interests of the Lender Group),

(l)                                     the making of Restricted Payments that are expressly permitted to be made pursuant to the Agreement,

(m)                             the making of Permitted Investments,

(n)                                 ~~so long as no Event of Default has occurred and is continuing or would immediately result therefrom,~~ transfers of assets (i) from any Loan Party ~~(other than Parent)~~ to a Loan Party ~~(other than Parent)~~, and (ii) from any Restricted Subsidiary of ~~Borrower~~any Loan Party that is not a Loan Party to any Loan Party or any other Restricted Subsidiary of ~~Borrower~~any Loan Party,

(o)                                 grants of credits and allowances to distributors, customers or suppliers in the ordinary course of business,

(p)                                 sales or other dispositions of assets (other than Borrowing Base Collateral) in connection with any Sale/Leaseback Transaction permitted under the Agreement, and

(q)                                 sales, leases, conveyances or other dispositions of assets (including any licensing or sub-licensing of intellectual property) (other than the Stock of any Wholly-Owned Subsidiary, unless all of the Stock of such Wholly-Owned Subsidiary is sold in accordance with this clause (~~l~~q)) not otherwise permitted in clauses (a) through (p) above made at least at fair market value (as determined in good faith by Borrower) so long as (i) at the time of such conveyance, sale, lease or other disposition (including any license or sub-license of intellectual property) (other than any such conveyance, sale, lease or disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default has occurred and is continuing), no Event of Default shall have occurred and be continuing or would result therefrom, (ii) ~~Borrower~~with respect to any such transaction (or series of related transactions) in which the purchase price is in excess of $1,000,000, Parent or the respective Restricted Subsidiary receives at least fair market value for such assets, (iii) with respect to any such transaction in which the purchase price is in excess of $~~10,000,000~~15,000,000, the consideration received by Borrower and its Restricted Subsidiaries consists of at least 75% cash or Cash Equivalents (provided that, for purposes of this clause (q), the following shall be deemed to be cash:  (x) any liabilities (as shown on ~~Borrower’s~~Parent’s or a Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of ~~Borrower~~Parent or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee of any such assets or that are otherwise cancelled or terminated in connection with the transaction with such transferee and for which ~~Holdings, Borrower~~Parent and all of its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (y) any securities, notes, or other obligations or assets received by ~~Borrower~~Parent or the applicable Restricted Subsidiary from such transferee that are converted by ~~Borrower~~Parent or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable transaction and (z) any non-cash consideration received by ~~Borrower~~Parent or its Restricted Subsidiaries having an aggregate fair market value~~,~~ (determined as of the closing of the applicable conveyance, sale, lease or disposition for which such non-cash consideration is received), taken together with all other non-cash consideration received pursuant to this clause (z) that is at that time outstanding, not to exceed the greater of (i) $15,000,000 and (ii) ~~1.5~~5.0% of ~~Total Assets at the time of the receipt of such non-cash consideration, with the fair market value of each item of such non-cash consideration being measured at the time received and without giving effect to subsequent changes in value)~~EBITDA for the most recently ended Calculation Period at any time outstanding, and (iv) the net sale proceeds therefrom are applied or reinvested as (and to the extent) required by the terms of the Term Loan ~~Facilities~~Facility; provided, that in the case of any disposition of Borrowing Base Collateral with an aggregate value in excess of $~~10,000,000~~15,000,000, (A) immediately after giving effect to such disposition, the ~~Excess Availability Threshold will~~Payment Conditions shall be satisfied, and (B) Borrower shall provide Agent with at least 3 Business Days’ (or such shorter period of time as may be acceptable to Agent in its sole discretion) prior notice of such disposition, together with a Borrowing Base Certificate showing the pro forma calculation of the Borrowing Base immediately after giving effect to such disposition.

“Permitted Holders” ~~shall mean~~means (a) Sponsor, (b) the Advance Shareholders~~,~~ (as defined in the Credit Agreement as in effect on the Closing Date), (c) any current or subsequently appointed members of management of Parent, Borrower or Holdings and family members thereof, (d) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, members, managers, owners or Persons beneficially holding a controlling interest of which (or persons which are the principal beneficiaries of which) consist of any one or more of the Persons referred to in the immediately preceding clauses (a), (b) or (c), (e) any group (as defined in the rules promulgated under Section 13(d) of the Exchange Act), which is controlled by any of the Persons referred to in the immediately preceding clauses (a), (b), (c), and (d), or which Persons specified in such clauses beneficially own (as defined in Rule 13d-3 and 13d-5 under the Exchange Act) a majority of the Stock held by such group (but without giving effect to the existence of such group), and (f) any Affiliates of any of the Persons referenced in clauses (a), (b), (c), (d) or (e).

“Permitted Indebtedness” means:

(a)                                 Indebtedness evidenced by the Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit,

(b)                                 Indebtedness as of the Amendment Effective Date set forth on Schedule ~~4.19~~P-3 to the Agreement and any Refinancing Indebtedness in respect of such Indebtedness,

(c)                                  Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness,

(d)                                 Indebtedness arising in connection with the endorsement of instruments or other payment items for deposit,

(e)                                  Indebtedness consisting of (i) ~~other than with respect to Sponsor Guaranteed Bonds which are addressed in clause (f) below,~~ guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations; (ii) guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Dispositions and Permitted Acquisitions; and (iii) guarantees with respect to Indebtedness of ~~Borrower~~Parent or one of its Restricted Subsidiaries, to the extent that the Person that is obligated under such guaranty could have incurred such underlying Indebtedness,

(f)                                   Indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds, ~~provided that, in the case of any such Indebtedness arising in respect of any performance or surety bond issued in respect of Borrower’s U.S.D.A. contract (herein, a “Sponsor Guaranteed Bond”) that is guaranteed by Sponsor, Sponsor shall have executed and delivered to Agent a waiver of its subrogation rights (and other equitable rights) that will or may arise if Sponsor performs under such guaranty,~~

(g)                                  Indebtedness of ~~the Borrower~~Parent or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business,

(h)                                 the incurrence by ~~Borrower~~Parent or its Restricted Subsidiaries of Indebtedness under Hedge Agreements (including futures or forward contracts with respect to commodities), in each case, so long as the entering into of such Hedge Agreements is ~~for bona fide hedging activities~~in the ordinary course of business and not for speculative purposes,

(i)                                     unsecured Indebtedness incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business, ~~so long as such Indebtedness is extinguished within 4 Business Days of its incurrence,~~

(j)                                    Indebtedness incurred in the ordinary course of business in respect of credit cards, credit card processing services, debit cards, stored value cards, commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”), or Cash Management Services,

(k)                                 Indebtedness of Parent or a Restricted Subsidiary of ~~Borrower~~Parent acquired ~~pursuant to~~, incurred, assumed or issued to finance a Permitted Acquisition or ~~another~~other Permitted Investment (or Indebtedness assumed at the time of a Permitted Acquisition or other permitted acquisition of an asset securing such Indebtedness) (any such Indebtedness, “Permitted Acquired Debt”) and any Refinancing Indebtedness in respect thereof; provided that (i) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition or other Permitted Investment, and (ii) (x) such Indebtedness does not exceed an aggregate principal amount of $75,000,000 at any time outstanding or (y) ~~the Total Net Leverage~~either (1) the Interest Coverage Ratio as of the last day of the most recently ended Calculation Period (calculated on a Pro Forma Basis as if such Permitted Acquisition or other Permitted Investment ~~(as well as~~had occurred on the first day of such Calculation Period) is no less than 2.00:1.00 or (2) the Interest Coverage Ratio as of the last day of the most recently ended Calculation Period (calculated on a Pro Forma Basis as if such Permitted Acquisition or other Permitted Investment had occurred on the first day of such Calculation Period) is no less than the Interest Coverage Ratio as of the last day of the most recently ended Calculation Period (calculated on a Pro Forma Basis without giving pro forma effect to such Permitted Acquisition or other Permitted Investment, but with giving pro forma effect to any other Permitted Acquisitions ~~and~~or other Permitted Investments theretofore consummated after the first day of such Calculation Period) ~~had occurred on the first day of such Calculation Period) does not exceed 5.50:1.00~~ (and in each case, any Refinancing Indebtedness in respect thereof);

(l)                                     Indebtedness composing Permitted Investments,

(m)                             Indebtedness of  ~~Borrower~~Parent and its Restricted Subsidiaries under the ~~First Lien~~ Term Loan Facility in an aggregate principal amount not to exceed the ~~First Lien~~Term Loan Debt Cap, and any Refinancing Indebtedness in respect of such Indebtedness, subject to the terms of the Intercreditor Agreement and without duplication of any Indebtedness permitted to be incurred under clause (~~z~~y) of this definition,

(n)                                 ~~Indebtedness of Borrower and its Restricted Subsidiaries under the Second Lien Term Loan Facility in an aggregate principal amount not to exceed the Second Lien Debt Cap, and any Refinancing Indebtedness in respect of such Indebtedness, subject to the terms of the Intercreditor Agreement and without duplication of any Indebtedness permitted to be incurred under clause (z) of this definition,~~[reserved],

(o)                                 Indebtedness of ~~Borrower or any Subsidiary that is a Guarantor~~any Loan Party issued to a seller on the date of the consummation of a Permitted Acquisition for the purpose of consummating such Permitted Acquisition, so long as (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) the aggregate principal amount of all such Indebtedness does not exceed $50,000,000 at any time outstanding and (iii) such Indebtedness is unsecured;

(p)                                 Indebtedness of ~~Borrower~~Parent or any Restricted Subsidiary in respect of indemnification, working capital or similar adjustments of purchase price, “earn-out” or similar performance-based deferred purchase price arrangements, non-competes, transition services or similar obligations incurred in connection with acquisitions and dispositions permitted under the terms of the Agreement,

(q)                                 Indebtedness consisting of Indebtedness issued by ~~Borrower~~Parent or a Restricted Subsidiary to future, present or former officers, directors, employees, members of management or consultants thereof or any direct or indirect parent thereof, their respective estates, spouses, former spouses, domestic partners or former domestic partners, in each case to finance the purchase or redemption of Stock of Parent, Holdings, Borrower~~, a~~ or any Restricted Subsidiary ~~or any of their direct or indirect parent companies~~ permitted by Section 6.9 of the Agreement,

(r)                                    unsecured Indebtedness in respect of obligations of ~~Borrower~~Parent or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money,

(s)                                   Indebtedness representing deferred compensation or similar arrangements to directors, officers, employees, members of management, consultants or independent contractors of ~~Borrower (or its direct or indirect parent)~~Parent and its Restricted Subsidiaries incurred in the ordinary course of business or otherwise incurred in connection with any Permitted Acquisition or other Permitted Investment,

(t)                                    Indebtedness incurred on behalf of, or representing guarantees of Indebtedness of, joint ventures of ~~Borrower~~Parent or any of its Restricted ~~Subsidiary~~Subsidiaries in an aggregate principal amount not to exceed, at any one time outstanding, ~~$10,000,000, provided that, at the time of the incurrence of any such Indebtedness and immediately after giving effect thereto, the Excess Availability Threshold shall be satisfied,~~the greater of $15,000,000 and 5.0% of EBITDA for the most recently ended Calculation Period,

(u)                                 Indebtedness of Restricted Subsidiaries that are not ~~Qualified Credit~~Loan Parties in an aggregate principal amount outstanding at any time not to exceed $15,000,000,

(v)                                 Indebtedness of ~~Borrower~~Parent and its Restricted Subsidiaries relating to Sale/Leaseback Transactions in an aggregate principal amount not to exceed ~~$30,000,000~~the greater of $50,000,000 and 20.0% of EBITDA for the most recently ended Calculation Period (and Refinancing Indebtedness in respect thereof),

~~(w)                               Contribution Indebtedness and any Refinancing Indebtedness with respect thereto,~~

(~~x~~w)                        Permitted Ratio Debt; provided, that the aggregate outstanding principal amount of Indebtedness ~~incurred~~ under this clause (~~x~~w) ~~by~~of Restricted Subsidiaries that are not ~~Qualified~~ Loan Parties shall not exceed the greater of (x) $50,000,000 and (y) 20.0% of EBITDA at any time (and in each case, Refinancing Indebtedness in respect thereof),

(~~y~~x)                          so long as no Default or Event of Default has occurred and is continuing at the time of the incurrence thereof, or would result therefrom, additional Indebtedness incurred by ~~Holdings, Borrower~~Parent and its Restricted Subsidiaries in an aggregate principal amount not to exceed at any time outstanding the greater of (x) $50,000,000 and (y) ~~4.5~~20.0% of ~~Total Assets~~EBITDA for the most recently ended Calculation Period, ~~and~~

(~~z~~y)                           Permitted Term Loan Indebtedness~~.~~, and

(z)                                  all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (y) above.

For purposes of determining compliance with the foregoing, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (a) through (z) above, Borrower shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses.

“Permitted Intercompany Advances” means loans and advances made by (a) ~~Holdings or a Qualified~~any Loan Party to ~~a Qualified~~another Loan Party, (b) a Restricted Subsidiary of Parent that is not a ~~Qualified~~ Loan Party to another Restricted Subsidiary of Parent that is not a ~~Qualified~~ Loan Party, and (c) a Restricted Subsidiary of Parent that is not a ~~Qualified~~ Loan Party to any ~~Qualified~~ Loan Party, in each such case, so long as ~~the parties thereto are party~~each such loan or advance made to a Loan Party is subject to the Intercompany Subordination Agreement.

“Permitted Investments” means:

(a)                                 Investments in cash and Cash Equivalents,

(b)                                 Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business,

(c)                                  advances made in connection with purchases of goods or services in the ordinary course of business,

(d)                                 Investments received in settlement of amounts due to any Loan Party or any of its Restricted Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Restricted Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Restricted Subsidiaries,

(e)                                  Investments owned by any Loan Party or any of its Restricted Subsidiaries on the ~~Closing Date~~Amendment Effective Date and set forth on Schedule P-1 to the Agreement; provided that any additional Investments made with respect thereto shall be permitted only if permitted under the other clauses of this definition,

(f)                                   guarantees permitted under the definition of Permitted Indebtedness,

(g)                                  Permitted Intercompany Advances,

(h)                                 Stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party or its Restricted Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims,

(i)                                     deposits of cash made in the ordinary course of business to secure performance of operating leases or other contractual obligations not constituting Indebtedness, and Liens permitted under clauses (i), (j), (s) and (u) of the definition of Permitted Liens to the extent constituting Investments,

(j)                                    non-cash loans and advances to employees, officers, and directors of ~~Borrower~~Parent or any of its Restricted Subsidiaries for the purpose of purchasing Stock in Parent, Holdings or Borrower so long as the proceeds of such loans are used in their entirety to purchase such Stock,

~~(k)                                 Investments by Borrower and its Restricted Subsidiaries not otherwise permitted in this definition, provided that (i) the aggregate amount of Investments made pursuant to this clause (k) that are at that time outstanding shall not exceed the greater of (x) $25,000,000 and (y) 2.0% of Consolidated Total Assets (determined without regard to any write-downs or write-offs thereof but taking into account any disposition proceeds, return of capital, repayment, interest, dividend or distribution in respect thereof), (ii) no Default or Event of Default has occurred and is continuing at the time of the making of such Investment or would result therefrom, and (iii) at the time of the making of any such Investment and immediately after giving effect thereto, the Excess Availability Threshold shall be satisfied,~~

(~~l~~k)                              Permitted Acquisitions,

(~~m~~l)                          Capital Expenditures,

(m)                             Parent and its Restricted Subsidiaries may own the Stock of their respective Subsidiaries created or acquired in accordance with the terms of the Agreement (so long as all amounts invested in such Subsidiaries after the Amendment Effective Date are independently permitted under another provision of this definition of Permitted Investments),

~~(n)                                 Investments made by any Loan Party in any Restricted Subsidiary of Borrower which is not a Loan Party, provided that (i) the aggregate amount of all such Investments made pursuant to this clause (n) (for this purpose, taking the fair market value of any property (other than cash) so contributed at the time of such contribution) shall not at any time outstanding exceed an amount equal to $20,000,000 (determined without regard to any write-downs or write-offs of such loans and advances but taking into account any return of capital, repayment, dividend or distribution in respect thereof), and (ii) at the time of the making of any such Investment and immediately after giving effect thereto, the Excess Availability Threshold shall be satisfied,~~

~~(o)                                 (w) Investments (including the acquisition of Stock) made by Holdings in Borrower, (x) Investments (including the acquisition of Stock) made by any Qualified Loan Party in any other Qualified Loan Party, (y) Investments (including the acquisition of Stock) made by any Qualified Loan Party in any Restricted Subsidiary of Borrower which is not a Qualified Loan Party; provided that (i) the aggregate amount of Investments on and after the Closing Date made pursuant to preceding subclause (y) (for this purpose, taking the fair market value of any property (other than cash) so contributed at the time of such contribution), when added to the aggregate outstanding principal amount of Investments made by a Loan Party in a Restricted Subsidiary which is not a Qualified Loan Party pursuant to the foregoing clause (n) of this definition (determined without regard to any write-downs or write-offs thereof but taking into account any return of capital, repayment, dividend or distribution in respect thereof), shall not exceed an amount equal to $10,000,000; provided that such limit shall not be applicable if such Restricted Subsidiary becomes a Qualified Loan Party following such Investment and (ii) Agent’s Lien in any assets so contributed to a Qualified Loan Party shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such contribution) and all actions required to maintain said perfected status have been taken,~~

(~~p~~n)                          Investments by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary of ~~Borrower~~Parent (whether or not a Loan Party),

(~~q~~o)                          Investments arising out of the receipt by ~~Borrower~~Parent or any of its Subsidiaries of non-cash consideration for any sale of assets permitted under Section 6.4 of the Agreement,

(~~r~~p)                             Investments of ~~the Borrower~~Parent or any Subsidiary under Hedge Agreements that are Permitted Indebtedness hereunder,

(~~s~~q)                            loans and advances to officers and employees of ~~Borrower~~Parent and its Restricted Subsidiaries for moving, relocation and travel expenses and other similar expenditures, (i) in the ordinary course of business in an aggregate amount not to exceed $12,000,000 outstanding at any time (determined without regard to any write-downs or write-offs of such loans and advances but taking into account any return of capital, repayment, dividend or distribution in respect thereof), (ii) in connection with such Person’s purchase of Stock of ~~Borrower or any direct or indirect parent of Borrower~~Parent or Holdings, and (iii) for business related expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices),

~~(t)                                    so long as no Default or Event of Default has occurred and is continuing at the time of the making of such Investment or would result therefrom, Investments in Foreign Subsidiaries to finance Permitted Acquisitions of Foreign Subsidiaries (or assets located outside the~~

~~United States which will be acquired pursuant to a Permitted Acquisition) in accordance with clause (g) of the definition of Permitted Acquisition,~~

~~(u)                                 additional Investments at any time not in an amount (valued at the time of the making thereof, and without giving effect to any write downs or write offs thereof) not to exceed the portion, if any, of the Available Amount on such date that Borrower elects to apply to this clause (u), such election to be specified in a written notice of an Authorized Person of Borrower calculating in reasonable detail the amount of Available Amount immediately prior to such election and the amount thereof elected to be so applied, provided that (i) no Default or Event of Default has occurred and is continuing at the time of the making of such Investment or would result therefrom, and (ii) at the time of the making of any such Investment and immediately after giving effect thereto, the Excess Availability Threshold shall be satisfied, and~~

(r)                                    Investments consisting of Liens, fundamental changes, sales or other dispositions and Indebtedness (other than by reference to this clause (r)) under Sections 6.1, 6.2, 6.3 and 6.4, respectively;

(s)                                   Investments to the extent that payment for such Investments is made with Stock (other than Stock constituting Disqualified Equity Interests) of Parent (or any direct or indirect parent thereof) or Net Cash Proceeds thereof;

(t)                                    guarantees and other contingent obligations in respect of operating leases or of other obligations that do not constitute Indebtedness, in each case, entered into by or of Parent or any Restricted Subsidiary in the ordinary course of business;

(u)                                 the forgiveness or conversion to Stock of any intercompany Indebtedness owed to Parent or any of its Restricted Subsidiaries otherwise permitted by Section 6.11; and

(v)                                 other Investments ~~in joint ventures in an aggregate amount not to exceed $10,000,000 outstanding at any time, provided that, at the time of the making of any such Investment~~so long as immediately before and immediately after giving effect ~~thereto, the Excess Availability Threshold~~to each such Investment, each of the Payment Conditions shall be satisfied.

For purposes of determining compliance with the foregoing definition and Section 6.11 of the Agreement, if any Investment (or a portion thereof) would be permitted pursuant to one or more provisions described above, Borrower may divide and classify such Investment (or a portion thereof) in any manner that complies with this definition and Section 6.11 and may later divide and reclassify any such Investment so long as the Investment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

“Permitted Liens” means

(a)                                 Liens granted to, or for the benefit of, Agent to secure the Obligations,

(b)                                 Liens (i) on Borrowing Base Collateral, for unpaid taxes, assessments, or other governmental charges or levies that either (x) are not yet delinquent, or (y) do not have priority over the Agent’s Liens and the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests, and (ii) on Collateral (other than Borrowing Base Collateral), for taxes, assessments or governmental charges or levies not yet delinquent (y) ~~which are~~ being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP and (z) with respect to which the failure to make payment could not reasonably be expected to result in a Material Adverse Change,

(c)                                  judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 8.3 of the Agreement,

(d)                                 Liens set forth on Schedule P-~~1~~2 to the Agreement; provided, that to qualify as Permitted Lien any such Lien described on Schedule P-~~1~~2 shall only secure the Indebtedness that it secures on the ~~Closing~~Amendment Effective Date and any Refinancing Indebtedness in respect thereof,

(e)                                  the interests of lessors under operating leases and non-exclusive licensors under license agreements,

(f)                                   purchase money Liens on fixed assets or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the fixed asset purchased or acquired and the proceeds thereof and accessions thereto, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the fixed asset purchased or acquired or any Refinancing Indebtedness in respect thereof,

(g)                                  Liens arising by operation of law (or which are unperfected and arise by virtue of contract terms contained in standard form non-negotiated contracts) in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not delinquent more than 30 days, or (ii) are the subject of Permitted Protests,

(h)                                 Liens on amounts deposited to secure ~~Borrower’s~~Parent’s and its Restricted Subsidiaries’ obligations in connection with obtaining worker’s compensation or other unemployment insurance,

(i)                                     Liens on amounts deposited to secure ~~Borrower’s~~Parent’s and its Restricted Subsidiaries’ obligations in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money,

(j)                                    Liens on amounts deposited to secure ~~Borrower’s~~Parent’s and its Restricted Subsidiaries’ reimbursement or indemnity obligations with respect to surety or appeal bonds obtained in the ordinary course of business,

(k)                                 with respect to any Real Property, easements, rights of way, ~~and~~leases, subleases, encroachments, survey exceptions, zoning restrictions ~~that existed on the Closing Date or, if later, the date of acquisition of such Real Property, or~~, and other similar charges or encumbrances and minor title deficiencies, in each case, not securing Indebtedness and not materially interfering with the ordinary conduct of the business of ~~Holdings, Borrower~~Parent or any of ~~the~~its Restricted Subsidiaries, taken as a whole,

(l)                                     non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,

(m)                             Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness and ~~the~~any proceeds of and ~~accession~~accessions to such assets,

(n)                                 rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business,

(o)                                 ~~Liens granted~~deposits made or other Liens provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements, including Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto, in the ordinary course of business ~~on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness~~,

(p)                                 Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,

(q)                                 Liens in and to the Collateral to secure the Term Loan ~~Facilities~~Facility or any Term Loan Permitted Indebtedness (or Hedge Agreements secured by such Collateral pursuant to the ~~First Lien~~ Term Loan Documents), in each case, subject to the terms of the Intercreditor Agreement,

(r)                                    other Liens securing obligations in an aggregate amount not to exceed (i) with respect to Borrowing Base Collateral, $5,000,000, and (ii) with respect to Term Loan Priority Collateral,  ~~$35,000,000,~~the greater of (x) $50,000,000 and (y) 20.0% of EBITDA for the most recently ended Calculation Period, in each case determined as of the date of incurrence,

(s)                                   Liens on cash and Cash Equivalents or similar securities deposited as collateral to secure obligations under Hedge Agreements permitted to be entered into under the Agreement,

(t)                                    Liens on property or assets acquired pursuant to a Permitted Acquisition or another Permitted Investment, or on property or assets of a Restricted Subsidiary of Borrower in existence at the time such Restricted Subsidiary is acquired pursuant to a Permitted Acquisition or other Permitted Investment so long as (i) any Indebtedness that is secured by such Liens is permitted to exist under clause (k) of the definition of Permitted Indebtedness, (ii) such Indebtedness was not incurred in connection with, or contemplation or anticipation of, such acquisition and (iii) such Lien attaches only to the asset purchased or acquired and improvements thereon, the proceeds thereof and improvements and accessions thereto,

(u)                                 Liens on earnest money deposits made in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition or a Permitted Investment and Liens that may be deemed to exist by reason of any agreement to sell assets in a Permitted Disposition,

(v)                                 Liens arising from precautionary UCC financing statements or consignments entered into in connection with any transaction otherwise permitted under the Agreement;

(w)                               (i) Liens on Stock in joint ventures securing obligations of such joint ventures and (ii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements entered into in the ordinary course of business;  ~~and~~

(x)                                 Liens securing obligations incurred in connection with any Sale/Leaseback Transaction; provided that the aggregate principal amount of any such Indebtedness outstanding at any time shall not exceed ~~$30,000,000~~the greater of (A) $50,000,000 and (B) 20.0% of EBITDA for the most recently ended Calculation Period, in each case determined as of the date of incurrence; and

(y)                                 Liens arising out of any conditional sale, title retention, consignment or other similar arrangements for the sale of goods entered into by  ~~Borrower~~Parent or any of its Restricted Subsidiaries in the ordinary course of business to the extent such Liens do not attach to any assets other than the goods subject to such arrangements.

~~“Permitted Preferred Stock” means and refers to any Preferred Stock issued by Holdings (and not by one or more of its Subsidiaries) that is not Prohibited Preferred Stock.~~

“Permitted Protest” means the right of ~~Borrower~~Parent or any of its Restricted Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental or other payment~~,~~; provided that (a) a reserve with respect to such obligation is established on ~~Borrower’s~~Parent’s or its Restricted Subsidiaries’ books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by ~~Borrower~~Parent or its Restricted Subsidiary, as applicable, in good faith, and (c) ~~Agent is satisfied in its Permitted Discretion that,~~ while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent’s Liens.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Purchase Money Indebtedness incurred after the Original Closing Date in an aggregate principal amount outstanding at any one time not in excess of the greater of (a) $30,000,000 and (b) ~~2.5~~10.0% of ~~Consolidated Total Assets as of~~EBITDA for the most recently ended Calculation Period.

“Permitted Ratio Debt” means “Permitted Ratio Debt” as such term is defined in the ~~First Lien~~ Term Loan Credit Agreement (as in effect on the ~~Closing~~Amendment Effective Date).

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Plan” means any pension plan as defined in Section 3(2) of ERISA which is maintained or contributed to by (or to which there is an obligation to contribute of) Parent or a Subsidiary of Parent or an ERISA Affiliate and is subject to Section 302 or Title IV of ERISA or Section 412 of the IRC, other than a Multiemployer Plan.

“Post-Increase Revolver Lenders” has the meaning specified therefor in Section 2.14(e) of the Agreement.

“Pre-Increase Revolver Lenders” has the meaning specified therefor in Section 2.14(e) of the Agreement.

~~“Preferred Stock” means, as applied to the Stock of any Person, the Stock of any class or classes (however designated) that is preferred with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Stock of any other class of such Person.~~

“Pro Forma Basis” ~~shall mean~~means, in connection with any calculation of compliance with any financial covenant or financial term or financial ratio (such as Total ~~Net Leverage Ratio or First Lien~~ Net Leverage Ratio or Fixed Charge Coverage Ratio), the calculation thereof after giving effect on a pro forma basis to (a) the incurrence of any Indebtedness (other than in the case of the Fixed Charge Coverage Ratio, revolving Indebtedness, including Indebtedness under the Agreement, except to the extent the same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition)

after the first day of the relevant Calculation Period ~~or Test Period, as the case may be,~~ as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of such ~~Test Period or~~ Calculation Period~~, as the case may be~~ (provided that with respect to calculations of the Fixed Charge Coverage Ratio pursuant to Section 7 of the Agreement (to the extent then applicable), such pro forma effect shall be given only to Indebtedness incurred to refinance other outstanding Indebtedness or to finance Permitted Acquisitions during the applicable ~~Test~~Calculation Period), (b) the repayment of any Indebtedness (other than in the case of the Fixed Charge Coverage Ratio, revolving Indebtedness, including Indebtedness under the Agreement, except to the extent accompanied by a commitment reduction) on or after the first day of the relevant ~~Test Period or~~ Calculation Period~~, as the case may be,~~ as if such Indebtedness had been retired or repaid on the first day of such ~~Test Period or~~ Calculation Period~~, as the case may be~~ (provided that with respect to calculations of the Fixed Charge Coverage Ratio pursuant to Section 7 of the Agreement (to the extent then applicable), such pro forma effect shall be given only to such Indebtedness repaid to the extent accompanied by a commitment reduction during the applicable ~~Test~~Calculation Period), (c) any ~~Permitted Acquisition or any Material Asset Sale~~Specified Transaction then being consummated as well as any other ~~Permitted Acquisition or any other Material Asset Sale~~Specified Transaction if consummated after the first day of the relevant ~~Test Period or~~ Calculation Period~~, as the case may be~~, and on or prior to the date of the respective ~~Permitted Acquisition or Material Asset Sale, as the case may be,~~Specified Transaction then being effected or being effected on or prior to the applicable date of determination, as if such ~~Permitted Acquisition or Material Asset Sale~~Specified Transaction had been consummated on the first day of such ~~Test Period or~~ Calculation Period, ~~as the case may be,~~ and (d) the re-designation of any Unrestricted Subsidiary as a Restricted Subsidiary in accordance with the definition of “Unrestricted Subsidiary”, as well as any other such re-designation if consummated after the first day of the relevant ~~Test Period or~~ Calculation Period, ~~as the case may be,~~ and on or prior to the date of the respective designation, as the case may be, then being effected or being effected on or prior to the applicable date of determination, as if such designation had occurred on the first day of such ~~Test Period or~~ Calculation Period, ~~as the case may be,~~ with the following rules to apply in connection therewith:

(i)                                     all Indebtedness (A) (other than in the case of the Fixed Charge Coverage Ratio, revolving Indebtedness, including Indebtedness under the Agreement, except to the extent the same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition) incurred or issued on or after the first day of the relevant ~~Test Period or~~ Calculation Period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of such ~~Test Period or~~ Calculation Period~~, as the case may be~~, and remain outstanding through the date of determination (unless otherwise repaid on or prior to the applicable date of determination) (provided that with respect to calculations of the Fixed Charge Coverage Ratio pursuant to Section 7 of the Agreement (to the extent then applicable), such pro forma effect shall be given only to Indebtedness incurred or issued during the applicable ~~Test~~Calculation Period) and (B) (other than in the case of the Fixed Charge Coverage Ratio, revolving Indebtedness, including Indebtedness under the Agreement, except to the extent accompanied by a commitment reduction) retired, repaid or redeemed on or after the last day of the relevant ~~Test Period or~~ Calculation Period, ~~as the case may be,~~ shall be deemed to have been retired, repaid or redeemed on the first day of such ~~Test Period or~~ Calculation Period~~, as the case may be~~, and remain retired through the date of determination (provided that with respect to calculations of the Fixed Charge Coverage Ratio pursuant to Section 7 of the Agreement (to the extent then applicable), such pro form effect shall be given only to Indebtedness repaid during the applicable ~~Test~~Calculation Period); and

(ii)                                  in making any determination of EBITDA on a Pro Forma Basis (including with respect to any ratio determined on a Pro Forma Basis for which EBITDA is a component (provided that with respect to calculations of the Fixed Charge Coverage Ratio pursuant to Section 7 of the Agreement (to the extent then applicable), such pro forma effect shall be given only to such ~~Permitted Acquisitions, Material Asset Sales~~Specified Transactions and redesignations during the applicable ~~Test~~Calculation Period), pro forma effect shall be given to any ~~Permitted Acquisition, any Material Asset Sale~~Specified

Transaction or any re designation of an Unrestricted Subsidiary as a Restricted Subsidiary if effected on or prior to the applicable date of determination as if same had occurred on the first day of the respective Calculation Period ~~or Test Period, as the case may be~~, and taking into account, in the case of any Permitted Acquisition or Permitted Investment, adjustments that are (x) factually supportable and identifiable cost and expense savings or (y) Permitted Acquisition Additional Cost-Savings, and, in the case of any Material Asset Sale, adjustments that are (x) factually supportable and identifiable cost and expense savings or (y) Permitted Disposition Additional Cost-Savings, in each case as if such cost or expense savings were realized on the first day of the respective period.  For the avoidance of doubt, the applicable date of determination shall be the date on which the applicable calculation is made in connection with the incurrence of Indebtedness, Permitted Acquisitions, Restricted Payments or other action or event being tested or subject to satisfaction or compliance with a particular ratio and not the last day of the most recent ~~Test Period or~~ Calculation Period.

~~“Prohibited Preferred Stock” means any Preferred Stock that by its terms is mandatorily redeemable or subject to any other scheduled payment obligation (including any obligation to pay dividends), other than dividends of or payments in shares of Preferred Stock of the same class and series payable in kind or dividends of or payments in shares of common stock) on or before a date that is less than 1 year after the Maturity Date, or, on or before the date that is less than 1 year after the Maturity Date, is redeemable at the option of the holder thereof for cash or assets or securities (other than distributions or payments in kind of shares of Preferred Stock of the same class and series or of shares of common stock).~~

“Projections” means Parent’s or Borrower’s forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Parent’s or Borrower’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

“Pro Rata Share” means, as of any date of determination:

(a)                                 with respect to a Lender’s obligation to make all or a portion of the Advances, with respect to such Lender’s right to receive payments of interest, fees, and principal with respect to the Advances, and with respect to all other computations and other matters related to the Revolver Commitments or the Advances, the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender by (ii) the aggregate Revolving Loan Exposure of all Lenders,

(b)                                 with respect to a Lender’s obligation to participate in the Letters of Credit, with respect to such Lender’s obligation to reimburse Issuing Lender, and with respect to such Lender’s right to receive payments of Letter of Credit Fees, and with respect to all other computations and other matters related to the Letters of Credit, the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender by (ii) the aggregate Revolving Loan Exposure of all Lenders; provided, that if all of the Advances have been repaid in full and all Revolver Commitments have been terminated, but Letters of Credit remain outstanding, Pro Rata Share under this clause shall be ~~determined as if the Revolver Commitments had not been terminated and based upon the Revolver Commitments as they existed immediately prior to their termination, and~~the percentage obtained by dividing the (A) the Letter of Credit Exposure of such Lender, by (B) the Letter of Credit Exposure of all Lenders, and

(c)                                  with respect to all other matters and for all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.7 of the Agreement), the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender by (ii) the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 13.1; provided, that if all of the Advances have been repaid in full, all Letters of Credit have been made the subject of Letter of Credit Collateralization, and all Commitments have been terminated, Pro Rata Share under this clause shall be ~~determined as if the Revolving Loan Exposures had not been repaid, collateralized, or terminated and shall be based upon the Revolving Loan Exposures as they existed immediately prior to their repayment, collateralization, or termination.~~the percentage obtained by dividing the (A) the Letter of Credit Exposure of such Lender, by (B) the Letter of Credit Exposure of all Lenders.

“Protective Advances” has the meaning specified therefor in Section 2.3(d)(i) of the Agreement.

“Purchase Money Indebtedness” means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within ~~90~~180 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

“Qualified Cash” means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of ~~Borrower and its Restricted Subsidiaries~~the Loan Parties that is in Deposit Accounts or in Securities Accounts, or any combination thereof, and which such Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States.

“Qualified ~~Loan Party” shall mean Borrower and each Guarantor that is a Wholly-Owned Subsidiary of Borrower~~Equity Interests” means any Stock that does not constitute Disqualified Equity Interests.

~~“Qualified Preferred Stock” means “Qualified Preferred Stock” as such term is defined in the First Lien Term Loan Credit Agreement (as in effect on the Closing Date).~~

~~“Ratification Agreement” means a Ratification Agreement, dated as of the Closing Date, in form and substance reasonably satisfactory to Agent, executed and delivered by Borrower and each Guarantor to Agent.~~

“Real Property” means any estates or interests in real property now owned or hereafter acquired by ~~Holdings~~any Loan Party or its Restricted Subsidiaries and the improvements thereto.

“Real Property Collateral” means the fee-owned Real Property identified on Schedule R-1 and any Real Property hereafter acquired by ~~Borrower~~any Loan Party or its Restricted Subsidiaries having a fair market value in excess of $5,000,000; provided that, notwithstanding anything to the contrary contained in the Agreement or the other Loan Documents, Real Property Collateral shall not include the Enid Real Property.

“Receivables Reserves” means, as of any date of determination, those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(c), to establish and maintain (including Landlord Reserves for books and records locations and reserves for rebates, discounts, warranty claims, and returns) with respect to the Eligible Accounts or the Maximum Revolver Amount.

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

~~“Reference Date” shall have the meaning provided in the definition of “Available Amount”.~~

“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as:

(a)           such refinancings, renewals, or extensions do not, result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith, in each case to the extent utilized to pay such amounts and by the amount of unfunded commitments with respect thereto,

(b)           such refinancings, renewals, or extensions do not result in a shortening of the final stated maturity or the average weighted maturity (measured as of the refinancing, renewal or extension) of the Indebtedness so refinanced, renewed, or extended,

(c)           if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness,

(d)           if the Indebtedness that is refinanced, renewed, or extended was secured by Liens that are subordinated to the Agent’s Liens, then such the Indebtedness in respect of such refinancing, renewal or extension shall be unsecured or secured by Liens that are subordinated to the Agent’s Liens on terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness (including any intercreditor or similar agreements), provided that a certificate of an Authorized Person delivered to Agent at least 5 Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Borrower has determined in good faith that such terms and conditions satisfy the requirements of this clause (d) shall be conclusive evidence that such terms and conditions satisfy such requirement unless Agent notifies Borrower within 5 Business ~~Day~~Days of such certificate that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees),

(e)           at the time of such refinancing, renewal or extension, no Default or Event of Default shall have occurred and be continuing,

(f)            such refinancing, renewal or extension does not add guarantors, obligors or security from that which applied to such Indebtedness being refinanced, renewed or extended~~,~~ (in each case, other than any additional guarantor or obligor that is also a Loan Party or any security that also constitutes Collateral),

(g)           such Indebtedness incurred pursuant to such refinancing, renewal, or extension is incurred by the Person or Persons who are the obligors of the Indebtedness being refinanced, renewed, or extended, together with any other obligor that is also a Loan Party, and

(h)           in the case of any Refinancing Indebtedness in respect of ~~(x)~~ the ~~First Lien~~ Term Loan Facility ~~or (y) the Second Lien Term Loan Facility, in each case~~, such Refinancing Indebtedness is secured only by assets pursuant to one or more security agreements or mortgages permitted by and subject to the Intercreditor Agreement.

“Register” has the meaning set forth in Section 13.1(h) of the Agreement.

“Registered Commitment” has the meaning set forth in Section 13.1(h) of the Agreement.

“Reimbursement Undertaking” has the meaning specified therefor in Section 2.11(a) of the Agreement.

“Related Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Release” means actively or passively disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, migrating or the like, into or upon any land or water or air, or otherwise entering into the environment.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials authorized by Environmental Laws.

~~“Rent Reserve” means a reserve in an amount equal to 3 months rent or storage charges under each lease or storage agreement, for each leased location or storage location at which one or more of the Loan Parties stores Inventory and as to which a Collateral Access Agreement (which waives or subordinates the Lien of such lessor or bailee) has not been received by Agent.~~

“Replacement Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement.

“Report” has the meaning specified therefor in Section 15.16 of the Agreement.

“Reportable Event” means an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period under Section 4043 of ERISA or the PBGC Regulations thereunder is waived.

“Required Lenders” means, at any time, Lenders having or holding more than 50% of the aggregate Revolving Loan Exposure of all Lenders; provided, that (i) the Revolving Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Required Lenders, and (ii) at any time there are 2 or more Lenders (who are not Affiliates of one another or Defaulting Lenders), “Required Lenders” must include at least 2 Lenders (who are not Affiliates of one another)~~, unless there are only 2 Lenders and one of such Lenders is a Defaulting Lender~~.

~~“Restricted Payment” means to (a) declare or pay any dividend or make any other payment or distribution (in cash or other property) on account of Stock issued by Borrower or any of its Restricted Subsidiaries or to the direct or indirect holders of Stock issued by Borrower or any of its Restricted Subsidiaries in their capacity as such (other than dividends or distributions payable in common Stock), or (b) purchase, redeem, or otherwise acquire or retire for value any Stock issued by Borrower or any of its Restricted Subsidiaries (other than for consideration consisting of common Stock) and excluding any such payment, distribution, purchase, redemption, acquisition or retirement which increases the ownership percentage of any Qualified Loan Party in any Non-Wholly Owned Subsidiary; provided, that to the extent any such payment, distribution, purchase, redemption, acquisition or retirement constitutes an Investment, such payment, distribution, purchase, redemption, acquisition or retirement is a Permitted Investement.~~

“Reserves” means, as of any date of determination, Inventory Reserves, Receivables Reserves, and those other reserves (other than Bank Product Reserves) that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(c), to establish and maintain (including reserves with respect to (a) sums that any Loan Party or its Subsidiaries are required to pay under any Section of this Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay, (b) liens or trusts arising under the Perishable Agricultural Commodities Act, the Packers and Stockyard Act, or any other similar federal, state or local statutes or ordinances, and (c) other amounts owing by any Loan Party or its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than a Permitted Lien), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent’s Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral) with respect to the Borrowing Base or the Maximum Revolver Amount.

“Restricted Payment” means, with respect to any Person, any declaration or payment of any dividend or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of such Person’s capital Stock or other equity interests (other than dividends or other distributions by a Subsidiary to Parent or to another Subsidiary that is a Loan Party), or any purchase, redemption or other acquisition for value any shares of such Person’s capital Stock or other equity interests or any warrants, rights or options to acquire such shares or other equity interests, now or hereafter outstanding.

“Restricted Subsidiary” means each Subsidiary of ~~Borrower~~Parent that is not an Unrestricted Subsidiary.  Unless otherwise specified, as used in the Loan Documents, the term “Restricted Subsidiary” refers to a Restricted Subsidiary of Parent.

“Revolver Commitment” means, with respect to each Revolving Lender, its Revolver Commitment, and, with respect to all Revolving Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Revolving Lender’s name under the applicable heading on Schedule C-1 to the Agreement or in the Assignment and Acceptance or Increase Joinder pursuant to which such Revolving Lender became a Revolving Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement, and as such amounts may be decreased by the amount of reductions in the Revolver Commitments made in accordance with Section 2.4(c) of the Agreement.

“Revolver Usage” means, as of any date of determination, the sum of (a) the principal amount of outstanding Advances (inclusive of Swing Loans and Protective Advances), plus (b) the amount of the Letter of Credit Usage.

“Revolving Lender” means a Lender that has a ~~Revolver Commitment or that has an outstanding Advance~~Revolving Loan Exposure or Letter of Credit Exposure.

“Revolving Loan Exposure” means, with respect to any Revolving Lender, as of any date of determination (a) prior to the termination of the Revolver Commitments, the amount of such Lender’s Revolver Commitment, and (b) after the termination of the Revolver Commitments, the aggregate outstanding principal amount of the Advances of such Lender.

“Sale/Leaseback Transaction” ~~shall mean~~means an arrangement relating to property (other than any Borrowing Base Collateral) now owned or hereafter acquired by ~~Borrower~~Parent or a Restricted Subsidiary thereof whereby ~~Borrower~~Parent or such Restricted Subsidiary transfers such property to a Person and ~~Borrower~~Parent or such Restricted Subsidiary leases it from such Person, other than leases between ~~Borrower~~Parent and a Restricted Subsidiary or between Restricted Subsidiaries.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a Person resident in or determined to be resident in a country, in each case~~, that is subject to a~~ of clauses (a) through (d) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC.

~~“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.~~

“Sanctioned Person” means, at any time, (a) any a Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, or any other Sanctions-related list maintained by any relevant Sanctions authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Country, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.

“Sanctions” means individually and collectively, respectively, any and all economic, trade, financial or other sanctions laws, regulations or embargoes imposed, administered or enforced from time to time by:  (a) the United States of America, including, without limitation, those administered by the Office of Foreign Assets Control (OFAC) of the U.S. Department of Treasury, the U.S. Department of State, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) Her Majesty’s Treasury of the United Kingdom, or (d) any other governmental authority in any jurisdiction in which any Loan Party or any of its Subsidiaries is located or doing business.

“S&P” has the meaning specified therefor in the definition of Cash Equivalents.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

~~“Second Lien Debt Cap” means “Second-Lien Debt Cap” as such term is defined in the Intercreditor Agreement (as in effect on the Closing Date).~~

~~“Second Lien Term Loan Agent” means Deutsche Bank Trust Company Americas, in its capacity as administrative and security agent under the Second Lien Term Loan Facility and any successor agent under the Second Lien Term Loan Credit Agreement or any other Second Lien Term Loan Document.~~

~~“Second Lien Term Loan Credit Agreement” means that certain Second-Lien Term Loan Credit Agreement, dated as of the Closing Date, by and among Holdings, Borrower, Second Lien Term Loan Lenders, and Second Lien Term Loan Agent, as amended, amended and restated, modified, supplemented, amended and extended, restructured, replaced, refinanced or restated from time to time, in each such case, in accordance with the terms thereof and the Intercreditor Agreement.~~

~~“Second Lien Term Loan Documents” means the Second Lien Term Loan Credit Agreement and the other “Credit Documents” as such term is defined in the Second Lien Term Loan Credit Agreement and any documents, instruments and agreements entered into in connection with any amendment, supplement, restatement, replacement or refinancing thereof, as amended, modified, supplemented or restated from time to time in accordance with the terms of the Second Lien Term Loan Credit Agreement and the Intercreditor Agreement.~~

~~“Second Lien Term Loan Facility” means the Indebtedness incurred by Borrower under the Second Lien Term Loan Documents.~~

~~“Second Lien Term Loan Lenders” means the “Lenders” as such term is defined in the Second Lien Term Loan Credit Agreement.~~

“Securities Account” means a securities account (as that term is defined in the Code).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Agreement” means that certain ~~Second~~Third Amended and Restated Security Agreement, dated as of the ~~Closing~~Amendment Effective Date, executed and delivered by Borrower and Guarantors to Agent~~, in form and substance reasonably satisfactory to Agent~~.

“Settlement” has the meaning specified therefor in Section 2.3(e)(i) of the Agreement.

“Settlement Date” has the meaning specified therefor in Section 2.3(e)(i) of the Agreement.

“Solvent” means, with respect to any Person as of any date of determination, that (a) at fair valuations, the sum of such Person’s debts (including contingent liabilities) is less than all of such Person’s assets, (b) such Person is not engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital, (c) such Person has not incurred and does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (d) such Person is “solvent” or not “insolvent”, as applicable within the meaning given those terms and similar terms under applicable laws relating to fraudulent transfers and conveyances.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Transaction” means, any Investment, Material Asset Sale, incurrence or prepayment of Indebtedness or Restricted Payment (or declaration of any prepayment or Restricted Payment).

~~“Solvent” means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person’s assets is greater than all of such Person’s debts.~~

~~“Specified Equity Contribution” has the meaning specified therefor in Section 9.3 of the Agreement.~~

“Sponsor” means Oaktree Capital Management L.P., together with investment entities controlled by or under common control with such entity and Affiliates thereof.

~~“Sponsor Guaranteed Bond” has the meaning provided therefor in clause (f) of the definition of Permitted Indebtedness.~~

~~“Sponsor Model” means the model prepared by Sponsor and delivered to Agent on or prior to August 13, 2012.~~

~~“S&P” has the meaning specified therefor in the definition of Cash Equivalents.~~

“Standard Letter of Credit Practice” means, for Issuing Lender, any domestic or foreign law or letter of credit practices applicable in the city in which Issuing Lender issued the applicable Letter of Credit or, for its branch or correspondent, such laws and practices applicable in the city in which it has advised, confirmed or negotiated such Letter of Credit, as the case may be, in each case, (a) which letter of credit practices are of banks that regularly issue letters of credit in the particular city, and (b) which laws or letter of credit practices are required or permitted under ISP or UCP, as chosen in the applicable Letter of Credit.

“Stock” means, with respect to a Person, all of the shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in ~~a~~such Person, whether voting or nonvoting, including ~~common~~capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the ~~shares of~~ Stock having ordinary voting power to elect a majority of the Board of Directors of such corporation, partnership, limited liability company, or other entity.

“Supermajority Lenders” means, at any time, Lenders having or holding more than 66 2/3% of the aggregate Revolving Loan Exposure of all Lenders; provided, that (i) the Revolving Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Supermajority Lenders, and (ii) at any time there are 2 or more Lenders (who are not Affiliates of one another or Defaulting Lenders), “Supermajority Lenders” must include at least 2 Lenders (who are not Affiliates of one another)~~, unless there are only 2 Lenders and one of such Lenders is a Defaulting Lender~~.

“Swing Lender” means WFCF or any other Lender that, at the request of Borrower and with the consent of Agent agrees, in such Lender’s sole discretion, to become the Swing Lender under Section 2.3(b) of the Agreement.

“Swing Loan” has the meaning specified therefor in Section 2.3(b) of the Agreement.

“Swing Loan Exposure” means, as of any date of determination with respect to any Lender, such Lender’s Pro Rata Share of the Swing Loans on such date.

“Tax Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.

“Tax Receivable Agreement” means an agreement to be dated on or about the date of an IPO between Parent (or its direct or indirect parent) and a representative of pre-initial public offering holders of Stock of Parent (or its direct or indirect parent), relating to payment by Parent to such holders of Stock of tax benefits relating to net operating losses, tax basis and other tax attributes attributable to periods prior to the IPO, and having terms and conditions that are either (i) not materially less favorable to the Loan Parties than those set forth in the draft tax receivable agreement disclosed to Agent prior to the Amendment Effective Date or (ii) not materially less favorable to the Loan Parties than those commonly found in tax receivable agreements for similarly-situated taxpayers that have been publicly filed with the SEC.

“Taxes” means any taxes, levies, imposts, duties, fees, assessments or other similar charges now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein and all interest, penalties or similar liabilities with respect thereto.

“Term Loan ~~Agents” means, collectively, the First Lien Term Loan Agent and the Second Lien Term Loan Agent, as applicable.~~Agent” means Morgan Stanley Senior Funding, Inc., in its capacity as administrative and security agent under the Term Loan Facility, and any successor agent under the Term Loan Credit Agreement or any other Term Loan Document.

“Term Loan Credit Agreement” means that certain Term Loan Credit Agreement, dated as of the Amendment Effective Date, by and among Parent, Holdings, Borrower, Term Loan Lenders, and Term Loan Agent, as amended, amended and restated, modified, supplemented, amended and extended, restructured, replaced, refinanced or restated from time to time, in each such case, in a manner not prohibited by the terms of the Intercreditor Agreement.

“Term Loan ~~Credit Agreements~~Debt Cap” means~~, collectively, the First Lien~~ “Term Loan ~~Credit~~Debt Cap” as such term is defined in the Intercreditor Agreement ~~and the Second Lien Term Loan Credit Agreement, as applicable~~(as in effect on the Amendment Effective Date).

“Term Loan Documents” means the Term Loan Credit Agreement and the other “Credit Documents” as such term is defined in the Term Loan Credit Agreement and any documents, instruments and agreements entered into in connection with any amendment, supplement, restatement, replacement or refinancing thereof, as amended, modified, supplemented or restated from time to time in accordance with the terms of the Term Loan Credit Agreement and the Intercreditor Agreement.

“Term Loan ~~Documents” means, collectively, the First Lien Term Loan Documents and the Second Lien~~Facility” means the Indebtedness incurred by Borrower under the Term Loan Documents.

“Term Loan ~~Facilities” means, collectively, the First Lien Term Loan Facility and the Second Lien Term Loan Facility~~Lenders” means the “Term Lenders” as such term is defined in the Term Loan Credit Agreement.

“Term Loan Permitted Indebtedness” means any Indebtedness permitted under Sections 9.04(~~j), 9.04(~~l), 9.04(p) or 9.04(t) of the ~~First Lien~~ Term Loan Credit Agreement (as in effect on the ~~Closing~~Amendment Effective Date), provided that (a) ~~no Default or Event of Default would result from the incurrence of any such Indebtedness both before and after giving effect thereto, (b) the Excess Availability Threshold~~the Payment Conditions shall be satisfied immediately before and after giving effect to any such Indebtedness, and (~~c~~b) such Indebtedness shall be subject to the Intercreditor Agreement (if applicable).

“Term Loan Priority Collateral” has the meaning specified therefor in the Intercreditor Agreement ~~(as in effect on the Closing Date)~~.

“Term Loan Refinancing” means each of (a) the consummation of the refinancing of the Indebtedness outstanding under the Existing First Lien Term Loan Facility, and (b) the consummation of the refinancing of the Indebtedness outstanding under the Existing Second Lien Term Loan Facility, in each case, by the incurrence of the loans under the Term Loan Facility on the Amendment Effective Date.

~~“Termination Event” means (a) a “Reportable Event” described in Section 4043 of ERISA for which the notice requirement has not been waived by the PBGC, (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (f) the imposition of a Lien pursuant to Section 412 or 430 of the IRC or Section 302 or 4068 of ERISA, (g) the partial or complete withdrawal of any Loan Party or any ERISA Affiliate from a Multiemployer Plan, (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to~~

~~terminate or to appoint a trustee to administer a Multiemployer Plan under Section 4042 of ERISA, (j) any Pension Plan being in “at risk status” within the meaning of IRC Section 430(i), (k) any Multiemployer Plan being in “endangered status” or “critical status” within the meaning of IRC Section 432(b), (l) with respect to any Pension Plan, any Loan Party or any ERISA Affiliate incurring a substantial cessation of operations within the meaning of ERISA Section 4062(e); or (m) any event that causes any Loan Party or any of their ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the IRC.~~

~~“Test Period” means each period of 4 consecutive fiscal quarters of Borrower most recently ended, in each case taken as one accounting period.~~

“Total Net Leverage Ratio” means “Total Net Leverage Ratio” as that term is defined in the ~~First Lien~~ Term Loan Credit Agreement (as in effect on the ~~date hereof~~Amendment Effective Date).

“Trademark Security Agreement” has the meaning specified therefor in the Security Agreement.

“Transaction” means, collectively, (a) the consummation of ~~the refinancing of the Indebtedness outstanding under the Existing Credit Facilities~~each Term Loan Refinancing, (b) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party, the incurrence of ~~loans~~Advances (if any) on the ~~Closing~~Amendment Effective Date and the use of proceeds thereof, (c) the execution, delivery and performance by each Loan Party of the ~~First~~ Term Loan ~~Credit Agreement and the Second Lien~~ Credit Agreement, the incurrence of the loans under the Term Loan ~~Facilities~~Facility on the ~~Closing~~Amendment Effective Date and the use of proceeds thereof, and (d~~) the making of the Closing Date Dividend Payments, and (e~~) the payment of all fees and expenses in connection with the foregoing.

“Transaction Documents” means, collectively, (a) the Loan Documents, (b) all pay-off letters, guaranty releases, Lien releases (including UCC termination statements) and other documents and agreements entered into in connection with ~~the refinancing of the Existing Credit Facilities, (c) the First Lien Term Loan Documents, and (d) the Second Lien~~each Term Loan Refinancing, and (c) the Term Loan Documents.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits 2007 Revision, International Chamber of Commerce Publication No. 600 and any subsequent revision thereof adopted by the International Chamber of Commerce on the date such Letter of Credit is issued.

“Underlying Issuer” means Wells Fargo or one of its Affiliates.

“Underlying Letter of Credit” means a Letter of Credit that has been issued by an Underlying Issuer.

“Unfunded Current Liability” of any Plan means the amount, if any, by which the value of the accumulated plan benefits under such Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

“United States” means the United States of America.

“Unrestricted Subsidiary” ~~shall mean~~means (a) any Subsidiary of Parent (other than Holdings and Borrower) (including any Subsidiary of ~~Borrower~~Parent that is formed or acquired after the

~~Closing~~Amendment Effective Date), provided that ~~Borrower~~Parent has designated such Subsidiary an Unrestricted Subsidiary in a written notice to Agent, and provided further that (i) such designation as an Unrestricted Subsidiary shall be deemed to be an Investment (or reduction in an outstanding Investment, in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary), on the date of such designation in an amount equal to the sum of (y) ~~Borrower’s~~Parent’s direct or indirect equity ownership percentage of the net worth of such designated Subsidiary immediately prior to such designation (such net worth to be calculated without regard to any guarantee of Indebtedness of ~~Borrower~~Parent and its Restricted Subsidiaries provided by such designated Subsidiary) and (z) without duplication, the aggregate principal amount of any Indebtedness owed by such designated Subsidiary to ~~Borrower~~Parent or any other Restricted Subsidiary immediately after such designation, all calculated, except as set forth in the parenthetical to clause (y), on a consolidated basis in accordance with GAAP, (ii) both immediately before and immediately after giving pro forma effect thereto, no ~~Default or~~ Event of Default is continuing or would result from such designation ~~both before and after giving effect thereto~~, (iii) no Subsidiary may be designated an Unrestricted Subsidiary to the extent (x) such Subsidiary or any of its Subsidiaries is a restricted subsidiary for purposes of the ~~First Lien Term Loan Credit Agreement or the Second Lien~~ Term Loan Credit Agreement, (y) such Subsidiary or any of its Subsidiaries owns any Stock or Indebtedness of, or owns or holds any Lien on any property of, Borrower or any Restricted Subsidiary of Borrower, or (z) such Subsidiary constitutes a Borrowing Base Party, (iv) Borrower shall be in compliance with the covenant set forth in Section 7 determined on a Pro Forma Basis both before and after giving effect to such designation (whether or not a Covenant Test ~~Date~~Period shall ~~have occurred~~be in effect), (v) no Overadvance shall exist immediately after giving effect to such designation, and (vi) ~~either (y)~~ the Total Net Leverage Ratio, calculated as of the date of designation on a Pro Forma Basis ~~after giving effect to such designation is not greater than 5.00:1.00 or (z) the Total Net Leverage Ratio calculated as of the date of designation on a Pro Forma Basis for any such designation is less than or equal to the Total Net Leverage Ratio calculated immediately prior to any such designation~~, does not exceed 4.70:1.00, and (b) each Subsidiary of an Unrestricted Subsidiary.  ~~Borrower~~Parent may, by written notice to Agent, re-designate any Unrestricted Subsidiary as a Restricted Subsidiary, and thereafter, such Subsidiary shall no longer constitute an Unrestricted Subsidiary, but only if ~~no Default or Event of Default would result from~~at the time of any such re-designation Parent is in compliance with clauses (i) and (ii) of the preceding sentence; provided that any Unrestricted Subsidiary that is designated as a Restricted Subsidiary may not thereafter be re-designated as an Unrestricted Subsidiary.  Notwithstanding anything to the contrary contained in the Agreement, any Unrestricted Subsidiary shall not be subject to any of the covenants, representations and warranties, or Events of Default contained in the Agreement or in any other Loan Document, for so long as such Person is an Unrestricted Subsidiary.

“Unused Line Fee” has the meaning specified therefor in Section 2.10(b) of the Agreement.

“U.S.D.A.” means the United States Department of Agriculture.

“Voidable Transfer” has the meaning specified therefor in Section 17.8 of the Agreement.

~~“WARN” has the meaning specified therefor in Section 4.11(g) of the Agreement.~~

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

“WFCF” means Wells Fargo Capital Finance, LLC, a Delaware limited liability company.

“Wholly-Owned Domestic Subsidiary” ~~shall mean~~means,, as to any Person, any Domestic Subsidiary of such Person that is a Wholly-Owned Subsidiary.

~~“Wholly-Owned Foreign Subsidiary” shall mean, as to any Person, any Foreign Subsidiary of such Person that is a Wholly-Owned Subsidiary.~~

“Wholly-Owned Subsidiary” ~~shall mean~~means, as to any Person, (a) any corporation 100% of whose Stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (b) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time (other than, in the case of a Foreign Subsidiary of ~~Borrower~~Parent with respect to the preceding clauses (a) and (b), directors’ qualifying shares and/or other nominal amounts of shares required to be held by Persons other than ~~Borrower~~Parent and its Subsidiaries under applicable law).

~~“Zartic” means Zartic, LLC, an Ohio limited liability company.~~

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

EXHIBIT D

CONDITIONS PRECEDENT TO AMENDMENT EFFECTIVE DATE

The satisfaction (or waiver in writing by Agent) of each of the following conditions precedent shall constitute conditions precedent to the effectiveness of the Amendment:

(a)                                 Agent shall have received evidence that appropriate financing statements have been, or will be delivered in form for filing for with respect to each Loan Party in such Loan Party’s jurisdiction of organization;

(b)                                 Agent shall have received each of the following documents duly executed by the parties thereto:

(i)                           the Amendment;

(ii)                        the Security Agreement, together with evidence that all Stock certificates, if any, and undated Stock powers executed in blank with respect to any Stock pledged thereunder have been delivered to the Security Agent (as defined in the Intercreditor Agreement) to be held in accordance with the terms of the Intercreditor Agreement,

(iii)                     a Trademark Security Agreement with respect to any Trademarks of any Loan Party that constitute Collateral and that are subject to a registration or pending application for registration in the United Stated Patent and Trademark Office, and as to which a Trademark Security Agreement has not previously been executed and delivered by such Loan Party,

(iv)                    an amendment to the Fee Letter, in form and substance reasonably satisfactory to Agent,

(v)                       the Guaranty referred to in clause (a) of the definition of “Guaranties” set forth in the Credit Agreement,

(vi)                    the Intercompany Subordination Agreement,

(vii)                 a letter, in form and substance reasonably satisfactory to Agent, respecting the amount necessary to repay in full all of the obligations of each Loan Party owing in respect of the Existing First Lien Term Loan Facility and obtain a release of all of the Liens existing in connection therewith in and to the assets of each Loan Party,

(viii)              a letter, in form and substance reasonably satisfactory to Agent, respecting the amount necessary to repay in full all of the obligations of each Loan Party owing in respect of the Existing Second Lien Term Loan Facility and obtain a release of all of the Liens existing in connection therewith in and to the assets of each Loan Party, and

(ix)                    the Intercreditor Agreement;

(c)                                  Agent shall have received (i) a certificate of each Loan Party, dated the Amendment Effective Date, signed by an Authorized Person of such Loan Party, and attested to by the secretary or any assistant secretary of such Loan Party, together with copies of the certificate or articles of incorporation and by-laws (or other equivalent Governing Documents), as applicable, of such Loan Party, as in effect on the Amendment Effective Date, and the resolutions of such Loan Party authorizing its

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execution, delivery, and performance of the Amendment and the other Loan Documents to which such Loan Party is a party and authorizing specific officers of such Loan Party to execute the same, which certificate shall also attest to the incumbency and signatures of such specific officers of such Loan Party, and each of the foregoing shall be in form and substance reasonably acceptable to Agent, and (ii) a good standing certificate (to the extent such concept exists and delivery is customary in the applicable jurisdiction), dated within 30 days of the Amendment Effective Date, from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation.

(d)                                 Agent shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Loan Parties, and opinions of local counsel to the Loan Parties in Maine, Ohio and Oklahoma, in each case in form and substance reasonably satisfactory to Agent and covering such customary matters incident to the transactions contemplated by the Amendment as Agent may reasonably request;

(e)                                  Agent shall have received updated certificates of insurance to the extent required by Section 5.8;

(f)                                   Agent shall have received a certificate executed by the chief financial officer of Borrower certifying that Parent, Holdings, Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent after giving effect to the consummation of the Transactions on the Amendment Effective Date;

(g)                                  Borrower shall have paid to Agent all Lender Group Expenses (including all attorneys’ fees constituting Lender Group Expenses) in connection with the preparation, negotiation, execution and delivery of the Amendment and any documents and instruments relating thereto, and invoiced prior to the date hereof;

(h)                                 Agent shall have received evidence, in form and substance satisfactory to Agent, that all of the conditions to funding set forth in the Term Loan Documents have been satisfied, and Agent shall have received true, correct and complete copies of the Term Loan Credit Agreement and each of the other material Term Loan Documents;

(i)                                     The representations and warranties of the Loan Parties and their Subsidiaries contained in the Amendment, in each case, shall be true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof); and

(j)                                    No Default or Event of Default shall have occurred and be continuing as of the Amendment Effective, nor shall either immediately result after giving effect to the Amendment or from the consummation of any of the Transactions.

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